Exhibit 10.38

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXECUTION VERSION

Shareholders’ Agreement

DATED 21 NOVEMBER 2016 (G)

Between SAUDI ARAMCO DEVELOPMENT COMPANY and ROWAN REX LIMITED relating to the OFFSHORE DRILLING JOINT VENTURE

Exhibit 10.38

CONTENTS
Clause Page

1.	Interpretation 4

2.	Effectiveness, Formation and Commencement 18

3.	Business of the Company 18

4.	Duration of the Company 19

5.	Capital Contributions and Financing 20

6.	The Board of Managers 26

7.	The General Assembly of the Company 32

8.	Creation of Committees, the Management Team 35

9.	Strategic and Annual Planning 39

10.	Deadlock 40

11.	Financial Reporting, Books and Records, Audit Rights, Taxes, External Auditor 42

12.	Policies of the Company 44

13.	Warranties 45

14.	Commercial Matters 46

15.	Events of Default 46

16.	Transfer and Exit Provisions 49

17.	Dissolution, Winding-Up, Termination and Survival 55

18.	Confidential Information 57

19.	Indemnification and Liability 58

20.	Covenants 59

21.	Insurance 60

22.	Dispute Resolution Procedures 61

23.	Assignment 61

24.	Force Majeure Events 61

25.	Miscellaneous 62
Signatories    69

Schedule
1.Assets                                         71
Part 1    Saudi Aramco Rig Contributions                     71
Part 2    Rowan Rig Contributions                         71
2.    Formation of the Company                             72
3.    Corporate Strategy                                 79
4.    Rig Categories and Engagement                         80
5.    IK Manufacturing JV                                 91
6.    Commitment Amounts                                 92
7.    Performance Measures                                 94
8.    Fair Price                                     98
9.    Dispute Resolution Procedures                            100
10.    Dividend Policy                                 102
11.    Maximization of Local Content Policy                         103

Exhibit 10.38

12.    Form of Agreement of SHA Adherence                         105
13.    Form of Funding Notice                             107
14.    Form of Rowan Guarantee                             109
15.    Form of Subordinated Shareholder Loan                     125

Exhibit 10.38

THIS SHAREHOLDERS’ AGREEMENT (the Agreement) is made on 21 November 2016 (G),
BETWEEN:

(1)
SAUDI ARAMCO DEVELOPMENT COMPANY, a limited liability company incorporated and registered in the Kingdom with commercial registration number 2052002216 and with its registered office at P.O. Box 500, Dhahran, 3131, the Kingdom (Saudi Aramco); and

(2)	ROWAN REX LIMITED, a limited company duly organised and existing under the laws of the British Overseas Territory of the Cayman Islands (Rowan).
WHEREAS:

(A)
Saudi Aramco is a wholly-owned Affiliate of Saudi Arabian Oil Company, a fully-integrated, global petroleum enterprise engaging in the exploration, production, refining, distribution, shipping and marketing of oil and gas.

(B)
Rowan is a wholly-owned Affiliate of Rowan Companies plc, a global provider of contract drilling services whose Class A ordinary shares are traded on the New York Stock Exchange under the symbol "RDC".

(C)
Saudi Arabian Oil Company and RDC Arabia Drilling, Inc. (a wholly-owned Affiliate of Rowan Companies plc) executed a Memorandum of Understanding on 1 December 2015 (G) (the MOU) with respect to the formation of a 50/50 joint venture company to provide best in class offshore drilling services to Saudi Arabian Oil Company (in its capacity as a customer for offshore drilling services, being the Saudi Aramco Customer), and to own, operate and manage offshore drilling rigs in the Kingdom.

(D)
This Agreement will serve to establish the rights and obligations of the Shareholders in connection with the formation and operation of the company to be incorporated for use by the Shareholders as the special purpose vehicle for the project contemplated herein (the Company).

(E)
Rowan Companies plc is the Ultimate Holding Company of Rowan and has provided the Rowan Guarantee to Saudi Aramco, effective as of the Effective Date, for the purposes of guaranteeing the performance by Rowan and/or its Affiliates of their obligations under the Transaction Agreements.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement:
Accounting Policy has the meaning set forth in clause 12.2;
Acquired Shareholder has the meaning set forth in clause 16.4;
Adjourned Meeting has the meaning set forth in clause 6.3(b);
Affected Party has the meaning set forth in clause 24.1;

Exhibit 10.38

Affiliate means, in relation to any Person, any Subsidiary or Ultimate Holding Company of that Person and any other Subsidiary of that Ultimate Holding Company, but in relation to Saudi Aramco shall exclude:

(a)
the Government and Government Entities, as well as companies owned by the Government (including The Industrialization and Energy Services Company (TAQA) and the Public Investment Fund (PIF)), provided that, subject to subparagraphs (b) and (c) below, Saudi Arabian Oil Company and companies controlled by Saudi Arabian Oil Company shall be Affiliates of Saudi Aramco;

(b)
the joint ventures (and each of their Subsidiaries) to be established by Saudi Aramco (or any of its Affiliates) which relate to onshore drilling services or the supply and/or customer chain of the IK Manufacturing JV, including offshore and subsea EPCI, casting and forging manufacturing services, engine manufacturing and energy industrial city; and

(c)	the IK Manufacturing JV and its Subsidiaries.
Agreed Form means, in relation to any document, the form of that document which is initialled by or on behalf of each of Saudi Aramco and Rowan as at the Effective Date as being the final agreed form of such document;
Agreement has the meaning set forth above the Preamble;
Agreement of SHA Adherence means an agreement substantially in the form attached hereto as Schedule 12;
Applicable Law means any decree, law (including Islamic Shari'a), regulation, ministerial resolution or order, implementing regulation, statute, act, ordinance, directive (to the extent having the force of law), order, treaty, code or rule (including the drilling activities), as enacted, issued or promulgated in the Kingdom, or any interpretation thereof, by a Governmental Entity having jurisdiction over the matter in question;
Articles of Association means the articles of association of the Company in the Agreed Form to be adopted by the Shareholders;
Asset Transfer and Contribution Agreement means each agreement in the Agreed Form between the Company, Saudi Aramco and Rowan pursuant to which Saudi Aramco or Rowan (as applicable) contribute, amongst other things, the Assets to the Company;
Assets means the assets set forth in Schedule 1;
Audit Committee has the meaning set forth in clause 8.3(a);
Authorized Capital means the authorized capital of the Company, as specified in the Articles of Association;
Available Cash means, at any given time, the cash resources available to the Company as determined by the Board of Managers, taking into account: (a) the Company’s on-going working capital requirements; (b) the Company’s anticipated expenditure as contemplated by the Business Plan; and (c) covenants restricting distributions from the Company or requiring the maintenance of specified financial ratios in any Third Party debt financing;

Exhibit 10.38

Bank has the meaning set forth in paragraph 1.2(g) of Schedule 2;
Benchmark has the meaning set forth in paragraph 2 of Schedule 4;
Board Manager has the meaning set forth in clause 6.1(b);
Board of Managers has the meaning set forth in clause 6.1(a);
Board Reserved Matters has the meaning set forth in clause 6.6(b), but shall not include any Services Decisions;
Business has the meaning set forth in clause 3.1;
Business Day means a day (other than Friday or Saturday) on which banks are generally open in the Kingdom for normal business;
Business Plan means the business plan for the Company as may be amended or replaced from time to time in accordance with clauses 9.2 and 9.3;
Call Instruments has the meaning set forth in clause 16.8(a);
Call Notice has the meaning set forth in clause 16.8(a);
Call Option has the meaning set forth in clause 16.8(a);
Capital Contribution means any contribution, including the Initial Capital Contribution, by a Shareholder to the Company of: (i) cash and/or (ii) any Assets transferred, in consideration for Shareholder Instruments to be issued by the Company to such Shareholder;
CEO means the chief executive officer of the Company;
CFO means the chief financial officer of the Company;
Chairman has the meaning set forth in clause 6.1(d);
Change of Control means:

(a)	in relation to Saudi Aramco, Saudi Arabian Oil Company ceasing to have the right, directly or indirectly, to direct or manage the affairs of Saudi Aramco; and

(b)	in relation to any other Shareholder which at the Relevant Date is:

(i)	not a Subsidiary of another company, it becoming a Subsidiary of another company; or

(ii)
a Subsidiary of another company, either a change such that it has a new Ultimate Holding Company or such Shareholder ceases to be a Subsidiary of any company, unless after the consummation of the transaction that would otherwise constitute a Change of Control, the shareholders of the Ultimate Holding Company immediately prior to such transaction continue to own at least a majority of the voting securities of the Ultimate Holding Company formed or resulting from such transaction and such Ultimate Holding Company is or remains listed on one or more of (i) the London Stock Exchange (premium listing); (ii) the New York Stock Exchange; or (iii) NASDAQ

Exhibit 10.38

(Global Select Market), including their respective successor exchanges and operators (if any);
CIT has the meaning set forth in clause 11.2(b);
Commercial Registration Certificate means the certificate of commercial registration issued by MOCI;
Commitment Amount means, in respect of a Shareholder, the amount set forth against that Shareholder’s name in Column (C) of Schedule 6;
Committee means the Audit Committee, the Compliance Committee and each other committee of the Board of Managers established in accordance with clause 8.1(b);
Companies Law means the Saudi Arabian Companies Regulations issued by Royal Decree No. (M/3) dated 28/01/1437 (H), as amended or replaced from time to time;
Company has the meaning set forth in the Preamble;
Company Under-Formation Bank Account has the meaning set forth in paragraph 1.2(g) of Schedule 2;
Competing Project means a business or venture that (i) develops, owns and/or operates offshore drilling rigs in the Kingdom and (ii) is or could reasonably be expected to be similar to or competitive with the Business (provided, that the provision of Managed Rigs and Leased Rigs shall not be considered a Competing Project);
Completion has the meaning set forth in paragraph 3.1 of Schedule 2;
Compliance Committee has the meaning set forth in clause 8.4(a);
Conditions Precedent means the conditions set forth in paragraph 2 of Schedule 2;
Confidential Information has the meaning set forth in clause 18.1;
Constitutional Documents means the documents required to incorporate the Company pursuant to paragraph 1.2 of Schedule 2;
Contributed Rig has the meaning set forth in paragraph 1.1(a) of Schedule 4;
Contributing Shareholder has the meaning set forth in clause 5.4(d);
Deadlock Committee has the meaning set forth in clause 10.2(a);
Deadlock Event has the meaning set forth in clause 10.1;
Decision has the meaning set forth in paragraph 8 of Schedule 8;
Default Notice has the meaning set forth in clause 15.2;
Default Price means [**];
Default Put Price means [**];

Exhibit 10.38

Defaulting Shareholder has the meaning set forth in clause 15.2;
Disclosing Party has the meaning set forth in clause 18.1;
Dispute has the meaning set forth in paragraph 1 of Schedule 9;
Dispute Resolution Procedures means the dispute resolution procedures set forth in Schedule 9;
Dissolution Event has the meaning set forth in clause 17.1;
Dividend Policy means the Dividend Policy of the Company set forth in Schedule 10;
Drilling Contract means a drilling contract between the Company and Saudi Aramco Customer, substantially in the form agreed by Saudi Aramco and Rowan prior to the Effective Date, provided that if the form of such drilling contract has not been agreed by the Effective Date, Drilling Contract shall mean a drilling contract substantially in the form of the latest executed drilling contract between Rowan (or any of its Affiliates) and Saudi Aramco Customer until such time as Saudi Aramco and Rowan agree another form in accordance with clause 7.3(l);
EBITDA means earnings before interest, Taxes, depreciation and amortization;
EBITDA Payback Model has the meaning set forth in paragraph 3.2(b) of Schedule 4;
Effective Date has the meaning set forth in clause 2.1;
Employee Matters Agreement means the employee matters agreement in the Agreed Form to be entered into among Saudi Aramco, Rowan and the Company;
Encumbrance means any mortgage, charge (fixed or floating), pledge, lien, option, restriction, right to acquire, right of pre-emption, right of first refusal, claim, interest, preference, assignment by way of security, trust arrangement for the purpose of providing security or any other security interest of any kind, including any agreement to create or grant any of the foregoing;
Event of Default has the meaning set forth in clause 15.1;
Executive Advisory Committee has the meaning set forth in clause 8.2(a);
External Auditor has the meaning set forth in clause 11.3;
Face Value means, in respect of any Subordinated Shareholder Loan, the aggregate amount of principal outstanding in respect of such Subordinated Shareholder Loan, together with any accrued but unpaid interest;
Fair Price means the price to be determined by the Independent Valuator in accordance with the valuation principles set forth in Schedule 8;
Financial Statements has the meaning set forth in clause 11.2(a);
Financial Year means a financial year of the Company ending on 31 December or any other financial year agreed by the Shareholders under this Agreement to be reflected in the Articles of Association;
Force Majeure Event has the meaning set forth in clause 24.2;

Exhibit 10.38

Formation Date has the meaning set forth in paragraph 1.3 of Schedule 2;
Formation Joint Costs and Expenses has the meaning set forth in paragraph 6.1(a) of Schedule 2;
Funding Notice means a Notice provided by or on behalf of the Company to the Shareholders pursuant to the terms of this Agreement requesting a Shareholder Injection, substantially in the form attached hereto as Schedule 13;
GAZT means the General Authority of Zakat and Tax at the Ministry of Finance in the Kingdom;
General Assembly has the meaning set forth in clause 7.1(a);
GOSI means the General Organization for Social Insurance in the Kingdom;
Governance Charter means the governance charter setting forth the corporate governance principles for the Company and the Business, particularly in relation to: (i) the roles and conduct of Senior Officers; (ii) the profile of the Company and its foreign investors incorporated outside the Kingdom as required by SAGIA; (iii) the Organizational Structure; and (iv) the development of local talent;
Government means the government of the Kingdom;
Governmental Entity means any ministry, agency, court, judicial committee, regulatory or other authority or institution of the Government;
Grantor has the meaning set forth in clause 16.8(a);
Gross Negligence means, in relation to a Person, a standard of conduct beyond negligence whereby that Person acts with reckless, willful and/or wanton disregard for the consequences of a breach of a duty of care owed to another;
Head Office has the meaning set forth in clause 2.4;
Holding Company has the meaning set forth in clause 1.2(a);
IFRS has the meaning set forth in clause 11.1(a)(i);
IK Manufactured Rig has the meaning set forth in paragraph 1.1(b) of Schedule 4;
IK Manufacturing JV has the meaning set forth in paragraph (d) of Schedule 3;
Independent Valuator means an independent third party, not affiliated or associated with, or routinely retained by, a Shareholder or any of its Affiliates, which is retained to establish the Fair Price or such other matter directed to an Independent Valuator for determination hereunder and which shall be an internationally recognized accounting firm or investment bank appointed in accordance with Schedule 8;
Information has the meaning set forth in clause 25.15(c)(i);
Initial Capital Contribution has the meaning set forth in paragraph 4 of Schedule 2;
Insolvency Event means, in respect of any Person, the bankruptcy or insolvency of such Person, including the occurrence of any of the following (or the occurrence of any equivalent processes to the following events) in respect of such Person:

Exhibit 10.38

(a)
being unable (or being deemed unable in accordance with the applicable law of its jurisdiction of incorporation) or admitting inability to pay its debts as they fall due or being liable to be wound up by a court of competent jurisdiction;

(b)
taking any action to appoint, request the appointment of, or suffering the appointment of, a receiver, administrative receiver, administrator, trustee or similar officer over all or a material part of its assets or undertaking; or

(c)
having a winding-up or administration petition presented in relation to it or having documents filed with a court for an administration in relation to it; provided that, in the case of a winding-up petition, if the relevant company is contesting the winding-up petition in good faith and with due diligence, it shall not be a Defaulting Shareholder until a period of fifteen (15) Business Days has expired since the presentation of the winding-up petition without it having been either discharged or struck out;

Intellectual Property means patents, rights to inventions, copyright and related rights, trade marks, business names and domain names, rights in get-up, goodwill and the right to sue for passing off, rights in designs, database rights, rights to use, and protect the confidentiality of, Confidential Information (including know-how), and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted renewals or extensions of, and rights to claim priority from, such rights, and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;
Interpolated Screen Rate means, in relation to LIBOR for any payment, the rate (rounded to the same number of decimal places as the two (2) relevant Screen Rates) which results from interpolating on a linear basis between: (i) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the default interest period; and (ii) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the default interest period, each as at 11:00 a.m. in London three (3) Business Days before the first day of the default interest period for USD;
IVSC has the meaning set forth in paragraph 1(a) of Schedule 8;
Kingdom means the Kingdom of Saudi Arabia including the continental shelf and the exclusive economic zone thereof;
Labor Office means the relevant local labor office of the Ministry of Labor in the Kingdom;
LCIA has the meaning set forth in paragraph 2 of Schedule 9;
Leased Rig has the meaning set forth in paragraph 1.1(c) of Schedule 4;
LIBOR means, in relation to any payment denominated in USD (including any conversion into that currency pursuant to this Agreement): (i) the applicable Screen Rate at 11:00 a.m. in London three (3) Business Days before the first day of the default interest period for USD for the period equal to the default interest period of that payment; or (ii) if no Screen Rate is available for LIBOR for the default interest period of a payment, the applicable LIBOR will be the Interpolated Screen Rate for a period equal in length to such period; and if in either case that rate is less than zero (0), LIBOR will be deemed to be zero (0);

Exhibit 10.38

License Agreements means each of the: (i) the SA Intellectual Property License Agreement; and (ii) the Rowan Intellectual Property License Agreement;
Liquidator has the meaning set forth in clause 17.3;
Long Range Plan means the long term strategic plan of the Company, initially in the Agreed Form for the first fifteen (15) Financial Years following the Project Operations Date and thereafter as may be amended from time to time in accordance with clause 7.3;
Losses means any damages, losses, liabilities, claims of any kind, demands, interest or expenses (including reasonable attorney's fees, legal costs and expenses in defending against such liabilities and claims) suffered, incurred or paid, directly or indirectly;
Maintenance Capex means expenditures that are capitalized in accordance with Accounting Policy that are essential to keep the rig in a safe, efficient operating condition, including repairs, maintenance, recertification, and replacement;
Managed Rig has the meaning set forth in paragraph 1.1(d) of Schedule 4;
Management Team has the meaning set forth in clause 8.6(c);
Managing Director, Operations has the meaning set forth in clause 8.6(d);
Materials means any materials and know-how in whatever form, including software materials, corporate policies, manuals, methodologies, reports, user guides, specifications, training materials and/or operating procedures;
Maximization of Local Content Policy means the guidelines set forth in Schedule 11;
MinPet has the meaning set forth in clause 18.6;
MOCI means the Ministry of Commerce and Investment in the Kingdom;
MOU has the meaning set forth in the Preamble;
Non-Contributing Shareholder has the meaning set forth in clause 5.4(d);
Non-Defaulting Shareholder has the meaning set forth in clause 15.2;
Notice has the meaning set forth in clause 25.4(a);
Option Holder has the meaning set forth in clause 16.8(a);
Organizational Structure has the meaning set forth in clause 8.6(a);
Ownership Interest means, subject to paragraph 5.3 of Schedule 2, in respect of a Shareholder at any time, the aggregate of the Shareholder Instruments extended by, or issued to, or transferred to such Shareholder at or prior to such time, expressed as a percentage of the aggregate of all the Shareholder Instruments extended by, or issued to, or transferred to each Shareholder at or prior to such time;
Party means a party to this Agreement;
Performance Measures has the meaning set forth in Schedule 7;

Exhibit 10.38

Person means any individual, firm, company, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Entity, state or agency of a state, or other entity, works council or employee representative body (whether or not having separate legal personality);
Pre-Emption Notice has the meaning set forth in clause 16.5(b)(iii);
Pre-Emption Ownership Interest has the meaning set forth in clause 16.5(b)(i);
Pre-Emption Period has the meaning set forth in clause 16.5(b)(iii);
Pre-Emption Price has the meaning set forth in clause 16.5(b)(ii);
Pre-Emption Sale Conditions has the meaning set forth in clause 16.5(b)(ii);
Pricing Discount has the meaning set forth in paragraph 2.3 of Schedule 4;
Pricing Mechanism has the meaning set forth in paragraph 2.1 of Schedule 4;
Project Documents means: (i) the Transaction Agreements; and (ii) each other contract necessary or advisable for the implementation of the Business, including construction contracts, civil works contracts, operating and services agreements, material supply contracts, etc.;
Project Operations Date means the date on which the Company commences its Business operations as evidenced by a certificate signed by Saudi Aramco and Rowan, being a date not earlier than the date the registrations referred to in paragraph 3.3 of Schedule 2 have been achieved;
Proxy has the meaning set forth in clause 6.2(d);
Purchase Price means in relation to an IK Manufactured Rig, the total aggregate amount payable by the Company to: (i) the IK Manufacturing JV under the relevant rig purchase agreement; and (ii) Persons (other than the IK Manufacturing JV) in connection with the manufacture, supply, delivery and/or installation of plant and equipment (including spares, handling tools, tubulars and Schedule G compliance items), but excluding any crew ramp up costs during the construction period and construction project management costs;
Purchaser has the meaning set forth in clause 16.5(b)(i);
Put Instruments has the meaning set forth in clause 16.9(a);
Put Notice has the meaning set forth in clause 16.9(a);
Put Option has the meaning set forth in clause 16.9(a);
Qualified has the meaning set forth in paragraph 3 of Schedule 11;
Qualifying Affiliate means a Saudi Aramco Qualifying Affiliate or a Rowan Qualifying Affiliate, as the context requires;
Receiving Party has the meaning set forth in clause 18.1;
Related Shareholder has the meaning set forth in clause 6.7(a);

Exhibit 10.38

Related Shareholder Transaction means any transaction or agreement entered into between: (i) the Company or any of its Affiliates; and (ii) any Shareholder or any of its Affiliates, including the Transaction Agreements. For the avoidance of doubt, any transaction that is performed pursuant to a tripartite agreement that includes both Shareholders as parties and which involves only one (1) of the Shareholders (or its Affiliate) shall constitute a Related Shareholder Transaction solely with respect to the affected Shareholder (or its Affiliate), but not to the other Shareholder that is not affected;
Relevant Date means the date on which any party becomes a Shareholder to this Agreement whether as an original Shareholder or by subsequently adhering to its terms in the manner described in this Agreement;
Relevant Transaction Agreements has the meaning set forth in clause 16.5(a)(ii);
Renewal Rate has the meaning set forth in paragraph 2.1 of Schedule 4;
Rig Cost means the Purchase Price plus crew ramp up costs during the construction period and construction project management costs;
Rig Lease Agreement means each rig lease agreement substantially in the Agreed Form to be entered into between the Company and Rowan (and/or one (1) of its Affiliates);
Rig Management Agreement means the rig management agreement in the Agreed Form to be entered into between the Company and Rowan (and/or one (1) of its Affiliates);
Rig Order Schedule means the “Rig Order Schedule” as set forth in Part 2 the Long Range Plan;
Rowan has the meaning set forth in the Preamble and/or any Qualifying Affiliate of Rowan which holds Shareholder Instruments from time to time (as appropriate);
Rowan Background Materials means all Materials that, as at Completion, are owned or controlled by Rowan (or any of its Affiliates) as may be useful in connection with the Business or otherwise to enable the provision of best-in-class drilling services by the Company on an independent, stand-alone basis;
Rowan Board Managers has the meaning set forth in clause 6.1(b);
Rowan Guarantee means the guarantee from Rowan Companies plc dated on or about the Effective Date in relation to Rowan’s and/or its Affiliates’ obligations under the Transaction Agreements and such term includes any replacement guarantee issued by Rowan Companies plc;
Rowan Intellectual Property License Agreement means the Intellectual Property license agreement in the Agreed Form to be entered into between Rowan (and/or one (1) of its Affiliates) and the Company pursuant to which Rowan grants a license to the Company to use certain Materials (including the Rowan Background Materials) under the Intellectual Property subsisting in those Materials;
Rowan Qualifying Affiliate means a legal entity in which Rowan Companies plc owns, directly or indirectly, one hundred percent (100%) of the equity interests and has the right (directly or indirectly) to direct and manage the affairs of such entity;
Rules has the meaning set forth in paragraph 2 of Schedule 9;
SAGIA means the Saudi Arabian General Investment Authority in the Kingdom;

Exhibit 10.38

SA Background Materials means all Materials that, as at Completion, are owned or controlled by Saudi Aramco (or any of its Affiliates) as may be useful in connection with the Business or otherwise to enable the provision of best-in-class drilling services by the Company on an independent, stand-alone basis;
SA Intellectual Property License Agreement means the Intellectual Property license agreement in the Agreed Form to be entered into between Saudi Aramco (and/or any of its Affiliates) and the Company pursuant to which Saudi Aramco (and/or any of its Affiliates) grant a license to the Company to use certain Materials (including the SA Background Materials) under the Intellectual Property subsisting in those Materials;
Saudi Arabian Oil Company means Saudi Arabian Oil Company, a company with limited liability duly organized and existing under the laws of the Kingdom and established by Royal Decree No. M/8 dated 4/4/1409 (H) (corresponding to 13 November 1988 (G));
Saudi Aramco has the meaning set forth in the Preamble and/or any Qualifying Affiliate of Saudi Aramco which holds Shareholder Instruments from time to time (as appropriate);
Saudi Aramco Board Managers has the meaning set forth in clause 6.1(b);
Saudi Aramco Customer has the meaning set forth in the Preamble;
Saudi Aramco Qualifying Affiliate means a legal entity in which Saudi Arabian Oil Company owns, directly or indirectly, one hundred percent (100%) of the equity interests and has the right (directly or indirectly) to direct and manage the affairs of such entity, provided that, following any listing on a recognized stock exchange of any or all of the shares of Saudi Aramco or any of its Qualifying Affiliates, or any of the shares of a Holding Company or the Ultimate Holding Company of Saudi Aramco or any of its Qualifying Affiliates, Saudi Aramco Qualifying Affiliate shall mean any legal entity in respect of which Saudi Arabian Oil Company has the right (directly or indirectly) to direct or manage its affairs;
Saudi Riyals (or SAR) means the official and lawful currency of the Kingdom from time to time;
Screen Rate means, in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for USD and the period displayed before any correction, recalculation or republication by the administrator on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Shareholders may agree another page or service displaying the relevant rate after consultation with the Company;
Secondees has the meaning set forth in clause 8.7(b);
Secondment Agreement means the secondment agreement substantially in the Agreed Form to be entered into between Saudi Aramco, Rowan and the Company pursuant to which each of Saudi Aramco and Rowan agrees to second personnel to the Company;
Secretary has the meaning set forth in clause 6.1(e);
Senior Officers has the meaning set forth in clause 8.6(b);

Exhibit 10.38

Services Agreements means the services agreement in the Agreed Form to be entered into among Rowan (and/or one (1) of its Affiliates), Saudi Aramco and the Company pursuant to which the Company and any Shareholder may agree statements of work under which that Shareholder provides certain services to the Company;
Services Decision means any decision that relates to: (a) any renewal, extension or termination of the Services Agreement (or in respect of any statement of work), whether in whole or in part; (b) the entry into any new or replacement agreement or arrangement for the provision of services to the Company by any Third Party or the Company (or any combination thereof) where such services were previously within the scope of the Services Agreement; (c) giving effect to paragraph (g) of Schedule 3; and/or (d) instructing the Management Team to plan for, make proposals to the Board of Managers in respect of or to implement any of the matters contemplated herein;
Shareholder means a shareholder of the Company being either: (i) Saudi Aramco and/or each of its Qualifying Affiliates which at any given time hold any Shareholder Instruments; or (ii) Rowan and/or each of its Qualifying Affiliates which at any given time hold any Shareholder Instrument, with Shareholders meaning both (i) and (ii);
Shareholder Injection means:

(a)
advancing cash to subscribe and pay for, or extending to the Company or causing the extension to the Company of, Shareholder Instruments in accordance with, or pursuant to, the terms of this Agreement; or

(b)	such other mechanism as the Shareholders may agree, consistent with Applicable Law;
Shareholder Instruments means (i) Shares; (ii) Subordinated Shareholder Loans; (iii) any other share capital of the Company; (iv) any loan stock, preferred equity certificates or any other equity-like instrument or interest in or issued by the Company; (v) any other instrument or interest evidencing indebtedness (whether or not interest bearing) in or issued by the Company in conjunction with any issued or to be issued share capital or other interest in the Company; and/or (vi) any interest in, or any instrument or document granting a right of subscription for, or conversion into, any of the items described in items (i) to (v) above or any analogous or equivalent interest in the Company;
Shareholders' Reserved Matters has the meaning set forth in clause 7.3;
Shares means the share capital of the Company;
Shortfall Amount has the meaning set forth in clause 5.4(d);
SOCPA has the meaning set forth in clause 11.1(a)(i);
SOX has the meaning set forth in clause 11.1(a)(i);
Steering Committee has the meaning set forth in paragraph 1.4 of Schedule 2;
Subordinated Shareholder Loans means subordinated loans provided by the Shareholders or their Affiliates or by banks (and which bank loan may be guaranteed by Shareholders or any of its Affiliates (in their absolute discretion)) to the Company, each evidenced by a promissory note substantially in the form attached hereto as Schedule 15;
Subsidiary has the meaning set forth in clause 1.2(a);

Exhibit 10.38

Substantial Project Impairment means a concrete and significant negative impairment of the Company's long-term commercial and financial objectives that will, if not remedied, materially and adversely impact the long-term full-cycle performance and competitiveness of the Company;
Support Obligation has the meaning set forth in clause 5.3(b)(iii);
Taxes means all Zakat, taxes (including income tax and any CIT), duties, levies and assessments, including withholding tax, customs duties, sales tax, consumption tax, value added tax (VAT) and stamp duty, together with any interest, surcharges, fines or penalties thereon, or in addition thereto and regardless of whether any of the same are chargeable directly or indirectly against or attributable directly or indirectly to any Person in any applicable jurisdiction;
Term has the meaning set forth in clause 4.1;
Third Party means any Person other than Saudi Aramco, Rowan (and any of their respective Affiliates) or the Company and its Subsidiaries (if any);
Transaction Agreements means: (i) this Agreement; (ii) the Articles of Association; (iii) each Asset Transfer and Contribution Agreement; (iv) the Services Agreement (v) the Employee Matters Agreement; (vi) the License Agreements; (vii) the Secondment Agreement; (viii) the Rig Lease Agreements; (ix) the Rig Management Agreement; (x) the Drilling Contract; (xi) the Subordinated Shareholder Loans; and (xii) any such other contracts or agreements between or among the Company and a Shareholder (or its Affiliates) relating to the Business and designated and agreed by the Shareholders as Transaction Agreements from time to time;
Transfer has the meaning set forth in clause 16.1(a);
Transfer Notice has the meaning set forth in clause 16.5(b)(i);
Transferee has the meaning set forth in clause 16.3(a);
Transferor has the meaning set forth in clause 16.3(a);
Transition Period means the period which is three (3) Years commencing on the Project Operations Date;
Tribunal has the meaning set forth in paragraph 3 of Schedule 9;
Ultimate Holding Company means a Holding Company which is not also a Subsidiary;
Unanimous Shareholders' Reserved Matters has the meaning set forth in clause 7.4;
U.S. Dollars, $ or USD means the lawful currency of the United States of America from time to time;
U.S. GAAP means the generally accepted accounting principles of the United States of America; and
Vendor has the meaning set forth in clause 16.5(b).

1.2	In this Agreement, except where the context otherwise requires:

(a)	a company is a Subsidiary of another company, its Holding Company, if:

(i)	that other company:

Exhibit 10.38

(A)	holds a majority of the voting rights in it;

(B)	is a member of it and has the right to appoint or remove a majority of its board of managers or directors; or

(C)	is a member of it and controls alone, or, pursuant to an agreement with other members, a majority of the voting rights in it; or

(ii)	it is a Subsidiary of a company that is itself a Subsidiary of that other company;

(b)
references to a company shall be construed so as to include any Person, company, corporation or other body corporate or other legal entity, wherever and however incorporated or established (as applicable);

(c)	references to a Person shall be construed in accordance with its definition in this Agreement;

(d)
references to equivalent in regards to currency means at a spot rate of exchange quoted on the relevant Bloomberg page in the normal course of business and to be settled in the London foreign exchange markets for delivery on the second (2nd) Business Day thereafter;

(e)
a reference to an enactment or regulation shall include a reference to any subordinate law, decree, resolution, order or the like made under the relevant enactment or regulation, and is a reference to that enactment, regulation or subordinate law, decree, resolution, order or the like as from time to time amended, consolidated, modified, re-enacted or replaced;

(f)	words in the singular shall include the plural and vice versa, and references to one (1) gender shall include other genders;

(g)
unless otherwise expressly stated, a reference to a Schedule, clause, section, subsection, or paragraph shall be a reference to a schedule, clause, section, subsection, or paragraph (as the case may be) of or to this Agreement;

(h)	if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated inclusive of that day;

(i)	references to Years, quarters, months, days and the passage of time shall be construed in accordance with the Gregorian (G) calendar;

(j)	where the day on which any act, matter or thing is to be done is a day other than a Business Day, then that act, matter or thing shall be done on or by the next Business Day;

(k)	references to writing shall not include e-mail except where expressly stated otherwise;

(l)	unless otherwise specified, a reference to includes or including shall mean includes without limitation or including without limitation, as applicable;

(m)	the Preamble and headings in this Agreement are for convenience only and shall not affect its interpretation;

(n)	the Schedules to this Agreement form part of this Agreement, and a reference to this Agreement shall include such Schedules;

Exhibit 10.38

(o)	the words best efforts shall mean the use of diligence, good faith, and every realistic effort to the extent such efforts do not materially prejudice the interests of the acting party;

(p)	the words commercially reasonable efforts shall mean the use of reasonable efforts conducted in good faith in a commercially reasonable and prudent manner;

(q)
references to any agreement or contract, including this Agreement, shall be interpreted to mean such agreement or contract as amended, modified or supplemented in accordance with its terms from time to time; and

(r)
references to any Governmental Entity or any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, in any jurisdiction, shall include any successor to such entity.

2.	EFFECTIVENESS, FORMATION AND COMMENCEMENT

2.1	Effectiveness
This Agreement shall become effective on the date hereof (the Effective Date).

2.2	Formation of the Company

(a)	The Company shall be formed in accordance with the provisions set forth in Schedule 2.

(b)	The Shareholders shall procure that, as soon as practicable after the Formation Date, the Company accedes to this Agreement by executing an agreement of adherence in the Agreed Form.

2.3	Name
The name of the Company shall be "Saudi Aramco Rowan Drilling Company".

2.4	Head Office
The head office of the Company (the Head Office) shall be located in Al-Khobar, in the Eastern Province of the Kingdom, or such other place within the Kingdom as the Shareholders may decide from time to time.

3.	BUSINESS OF THE COMPANY

3.1
The business of the Company shall be, and the objective for which the Company is formed is, the development and operation of an offshore drilling business in the Kingdom, which shall include developing, establishing, owning, operating, managing, leasing and maintaining offshore drilling rigs and supporting equipment in the Kingdom, and the provisions of technical and administrative support services and training in relation thereto. These objectives, along with the activities set forth in Schedule 3, as may be amended by the Shareholders from time to time, shall constitute the Business of the Company.

3.2
The Business shall be conducted: (i) in accordance with the Business strategy set forth in Schedule 3; (ii) in accordance with appropriate international best practices as adopted by international drilling services companies in mature markets in all aspects of health, safety, security and environment, engineering and overall drilling operations; and (iii) in a commercially prudent manner designed to

Exhibit 10.38

maximize the Company's value and achieve high levels of efficiency, safety, productivity and profitability.

3.3
To assist the Company to achieve its objectives and conduct itself in accordance with the international best practices outlined in clause 3.2, the Shareholders shall, and shall procure that their respective Affiliates shall, support the Company and its Subsidiaries (if any) by providing the Company with services and licensed know-how on an actual cost basis, without any mark up or margin.

3.4	The Shareholders shall not:

(a)	cause the Company to undertake any activities which are contrary to or outside the scope of its licensed objectives, as amended from time to time;

(b)
liquidate or terminate the Company before the end of its Term or the earlier achievement of its objectives unless so required under Applicable Law or permitted under this Agreement, provided that the Shareholders shall always act reasonably and in good faith with respect to any actual or proposed liquidation or termination of the Company;

(c)
extract any value from the Company without the Company receiving anything of equal or higher value in return, other than by way of dividends distributed in accordance with the Dividend Policy, the repayment of Subordinated Shareholder Loans or through transactions or agreements made on an arm’s length basis; or

(d)	co-mingle their monies, funds, and activities with those of the Company.

3.5
Subject to the terms of this Agreement, the management and control of the Company shall be exercised in the Kingdom and the Shareholders shall use all reasonable endeavors to ensure that the Company is treated for all purposes, including Zakat and taxation, as resident in the Kingdom in accordance with clause 11.6(a).

3.6
The Company will operate the categories of drilling rigs set forth in Schedule 4, including, in respect of Leased Rigs and Managed Rigs, in accordance with the Rig Lease Agreements and Rig Management Agreements (respectively).

3.7
The Company shall be authorized to create Subsidiaries, each set up to own and operate drilling rigs and in furtherance of the Business, in accordance with the structures approved by the Shareholders pursuant to clause 7.3(g) as it may consider most efficient to implement the Business.

4.	DURATION OF THE COMPANY

4.1	Duration of the Company
The initial duration of the Company shall be for a period of forty (40) Years (the Term), effective from and including the Formation Date.

4.2	Term and Extension

(a)
This Agreement shall become effective on the Effective Date and shall, pursuant to the terms and conditions hereof and subject to the clauses set forth in clause 17.6 which shall survive the termination of this Agreement, remain in effect for the duration of the Term.

Exhibit 10.38

(b)
The Term shall automatically renew for successive five (5) year periods, unless a Shareholder provides the other Shareholder at least twenty-four (24) months’ written notice of its intention not to renew.

(c)	If, following notice of an intention not to renew the Term being given under clause 4.2(b):

(i)
neither Saudi Aramco nor Rowan wish to continue the Business (whether alone or with the other), the Shareholders shall use commercially reasonable efforts to sell the Company or the Business as a going concern or, failing definitive documentation in respect of that sale process being entered into within a six-month period following notice of an intention not to renew the Term being given under clause 4.2(b), shall resolve to dissolve the Company, effective upon the conclusion of the Term;

(ii)
one of Saudi Aramco and Rowan wishes to continue the Business and the other does not wish to continue the Business, the Shareholder wishing to continue the Business shall have the right to purchase all (but not some only) of the Shareholder Instruments collectively held by the Shareholder who does not wish to continue in accordance with the provisions of clause 16.8; or

(iii)	both Saudi Aramco and Rowan wish to continue the Business, but not with the other:

(A)
Saudi Aramco shall have the right to purchase all (but not some only) of the Shareholder Instruments collectively held by Rowan in accordance with the provisions of clause 16.8, provided that Saudi Aramco may only issue a Call Notice under this clause 4.2(c)(iii)(A) and clause 16.8 if the Call Notice is issued at least one hundred and eighty (180) days before the end of the Term; and

(B)
if Saudi Aramco does not issue a Call Notice in accordance with clauses 4.2(c)(iii)(A) and 16.8 at least one hundred and eighty (180) days before the end of the Term, Rowan shall have the right to purchase all (but not some only) of the Shareholder Instruments collectively held by Saudi Aramco in accordance with the provisions of clause 16.8.

5.	CAPITAL CONTRIBUTIONS AND FINANCING

5.1	Shareholder Commitments

(a)	The Shareholders intend to establish and maintain a capital structure which will employ both debt and equity.

(b)
Each Shareholder shall, in accordance with the terms of this Agreement and the Rig Order Schedule, contribute, advance and/or pay (as applicable) to the Company its proportionate share of the amounts required to meet the Company’s funding requirements in respect of the Rig Cost of any IK Manufactured Rig, provided that:

(i)
it is the intention of the Parties that the acquisition of each individual IK Manufactured Rig shall be financed, to the extent possible and prudent, out of (x) Available Cash and/or (y) funds available from Third Party debt financing, which the Company shall diligently seek to obtain on commercially reasonable terms, in preference to Shareholder Injections. If the Board of Managers is unable to agree the amount of

Exhibit 10.38

Available Cash or the terms of any Third Party debt financing, such matter shall be referred to the General Assembly. To the extent (A) there is an inability or refusal of the Board of Managers or Shareholders to meet or to reach an agreement as to the amount of such Available Cash or the terms of Third Party debt financing, and/or (B) there is insufficient Available Cash and/or Third Party debt financing, or Third Party debt financing is not available, the Shareholders shall be required to make Shareholder Injections, as necessary, to fund the acquisition of the relevant IK Manufactured Rig and any such inability by the Board of Managers or Shareholder to meet or to agree the amount of Available Cash or the terms of any Third Party debt financing shall not constitute a Deadlock Event;

(ii)
the Board of Managers may, in accordance with clause 6.6(b) and at any time following consultation with the Management Team, resolve to defer the acquisition of any IK Manufactured Rigs, in which case each Shareholder’s corresponding funding obligations, and the Rig Order Schedule, shall be deemed to have been amended accordingly; provided that any such deferral shall apply equally to the Commitment Amount of each Shareholder; provided further that the inability of the Board of Managers or the General Assembly to reach an agreement with respect to any such deferral shall not constitute or result in a Deadlock Event; and

(iii)
subject to clause 5.2 and 5.5 and Schedule 6, a Shareholder shall not be required to make, in the aggregate, Shareholder Injections to fund Rig Costs in respect of the purchase of IK Manufactured Rigs in excess of the amount set forth against such Shareholder’s name in Column (B) of Schedule 6.

(c)
The Company shall, prior to each date Shareholder Injections are required in order to meet the Company’s capital requirements, deliver to the Shareholders a Funding Notice which specifies the class and ratio of Shareholder Instruments to be contributed, advanced and/or subscribed and paid for by each Shareholder (as applicable). In issuing any Funding Notice, the Company shall act on the instructions of the Board of Managers from time to time, but failing any such instructions, the Company shall issue Funding Notices in a manner which is consistent with the terms of this Agreement; provided that the class of Shareholder Instruments specified in a Funding Notice shall be the same in respect of each Shareholder and the ratio to be provided by each Shareholder shall, subject to clause 5.4(b)(i), correspond to such Shareholder’s Ownership Interest as of the date of such Funding Notice.

(d)	Each Shareholder shall deposit its Initial Capital Contribution in such amount, at such time and to such account as is specified in paragraphs 1.2(g) and 4 of Schedule 2.

5.2	Additional Shareholder funding
To the extent the Company requires Shareholder funding which is in excess of, or additional to, the amounts required to meet the Company’s capital requirements as contemplated under clause 5.1, and such additional Shareholder funding has been approved by a resolution of the General Assembly passed in accordance with the Articles of Association and clause 7.3(d), the Company shall deliver to the Shareholders a Funding Notice which specifies the class and ratio of Shareholder Instruments to be contributed, advanced and/or subscribed and paid for by each Shareholder (as applicable); provided that the class of Shareholder Instruments specified in such Funding Notice shall be the same in respect of each Shareholder and the ratio to be provided by each Shareholder shall correspond to such Shareholder’s Ownership Interest as of the date of such Funding Notice.

Exhibit 10.38

5.3	External Financing

(a)
Subject always to clause 6.6(b)(viii), the Shareholders anticipate that the Third Party debt (exclusive of Subordinated Shareholder Loans) employed by the Company will be composed of the following elements:

(i)
for Normal Operations (as defined herein), Third Party debt (exclusive of Subordinated Shareholder Loans) will be an amount up to the equivalent of the 12 month trailing multiple of [**] associated with such operations. For the avoidance of doubt, the anticipated debt threshold of [**] for Normal Operations set forth in this clause 5.3(a)(i) is not intended as a maintenance threshold that could increase or accelerate the Shareholders' Commitment Amounts should the leverage ratio increase beyond [**] during cyclical downturns; and is intended to act as a guide upon the incurrence of Third Party debt unrelated to the acquisition or refinancing of IK Manufactured Rigs. For the purpose of this clause 5.3(a)(i), Normal Operations means the business segment of the Company other than that associated with an IK Manufactured Rig during its initial contract; and

(ii)
for the purpose of acquiring or refinancing one or more IK Manufactured Rigs, Third Party debt (exclusive of Subordinated Shareholder Loans) will be an amount up to [**] of the total cost, inclusive of all capitalized costs prior to being placed into service, of the rigs financed by such debt.

(b)	If the Board of Managers determines that the Company shall raise additional funding by way of loans from Third Parties, the Shareholders agree that:

(i)	without waiving their rights under clause 7, they shall each use their reasonable endeavors to assist the Company in obtaining such loans;

(ii)
in the event the Shareholders agree to the use of funding from any Government lenders or funding providers, the Shareholders acknowledge that they may need to agree to allow such Government lender or funding provider to participate in the Authorized Capital of the Company, if such participation is a condition for the provision of funding by such Government lender or funding provider and the Shareholders have determined pursuant to clause 7.3 that the benefits of obtaining funding from such Government lender or funding provider justify the terms of the proposed participation in the Authorized Capital of the Company; and

(iii)
to the extent that any undertakings, completion support, indemnities, warranties, securities or guarantees (Support Obligation) are required to be given by the Shareholders (or their Affiliates) as a condition to any such Third Party debt financing, the provision of any such Support Obligation shall be subject to approval of the Shareholders in accordance with clause 7.3(a).

5.4	Funding Calls
If a Funding Notice is issued to the Shareholders pursuant to clause 5.1(c) or clause 5.2:

(a)
each Shareholder undertakes that it shall exercise its rights as a Shareholder and take such steps (including the execution and delivery of documents) as are necessary or desirable to approve such issue of new Shareholder Instruments and to give effect to the issue of such new

Exhibit 10.38

Shareholder Instruments, including by signing all amendments before a notary public in the Kingdom;

(b)	each Shareholder shall within forty (40) Business Days of the issuance of a Funding Notice, contribute, advance and/or pay an amount which:

(i)
in respect of any Shareholder Injections required to be contributed by Shareholders under clause 5.1 to fund the acquisition of an IK Manufactured Rig, is equal to fifty percent (50%) of the aggregate amount required to be funded by all Shareholders; or

(ii)	otherwise, when expressed as a percentage of the aggregate amount required to be funded by all Shareholders, is equal to its Ownership Interest, and each Shareholder shall accordingly contribute, advance and/or subscribe and pay for a corresponding number of new Shareholder Instruments; provided that a Shareholder must contribute, advance, and/or subscribe and pay for each class of Shareholder Instrument in the ratio specified in the Funding Notice (which ratio shall be the same for each Shareholder unless otherwise mutually agreed);

(c)
to the extent any new Shareholder Instruments comprise Subordinated Shareholder Loans, all such Subordinated Shareholder Loans shall be on arm's length terms and conditions, or on terms and conditions that are not less beneficial to the Company than arm’s length terms and conditions, which terms shall be identical for all Shareholders (other than in respect of the lender thereunder and the principal amount thereof but including a requirement that such Subordinated Shareholder Loans be drawn and repaid on a pro rata basis);

(d)
if there is a shortfall in the amount to be provided to the Company because a Shareholder (a Non-Contributing Shareholder) does not fund all of its portion of Shareholder Injections when required to do so in accordance with this Agreement (Shortfall Amount), then:

(i)
to the extent such Funding Notice related to part of the Non-Contributing Shareholder’s Commitment Amount or such Non-Contributing Shareholder voted in favor of the resolution the subject of the Funding Notice (as contemplated in clause 5.2), such Non-Contributing Shareholder shall be considered a Defaulting Shareholder and shall be subject to an Event of Default under clause 15.1(b);

(ii)
the other Shareholder (the Contributing Shareholder) may at any time following such failure to fund elect to, and the Non-Contributing Shareholder shall take such steps (including the execution and delivery of documents) to allow the Contributing Shareholder to, fund the entirety of such resulting deficiency by way of Shareholder Injections;

(iii)
the class and ratio of Shareholder Instruments to be contributed, advanced, and/or subscribed for by the Contributing Shareholder to fund such Shortfall Amount shall be determined in such a way so that, following the funding of the Shortfall Amount by the Contributing Shareholder, the Authorized Capital to be held by the Contributing Shareholder when expressed as a percentage of the aggregate Authorized Capital following such funding shall be equal to that Contributing Shareholder’s Ownership Interest (taking into account the aggregate amount funded by all Shareholders, including the Shortfall Amount to be funded by such Contributing Shareholder); and

Exhibit 10.38

(iv)	if the Contributing Shareholder funds the Shortfall Amount by way of Shareholder Injections in accordance with clause 5.4(d)(ii), the Non-Contributing Shareholder shall be entitled at any time within:

(A)	ninety (90) days of the date of the relevant Default Notice where the failure to fund gives rise to an Event of Default; or

(B)	otherwise, thirty (30) days of the due date for such Shareholder Injections, to pay to the Contributing Shareholder an amount equal to the Shortfall Amount funded by the Contributing Shareholder and, subject to such payment by the Non-Contributing Shareholder, the Contributing Shareholder shall take such steps (including the execution and delivery of documents) to transfer the relevant Shareholder Instruments to the Non-Contributing Shareholder such that the Shareholders’ Ownership Interest and Authorized Capital shall be the same as if the Non-Contributing Shareholder had made such payment in accordance with the relevant Funding Notice; and

(e)	following the making of any Shareholder Injections by Shareholders other than on a pro rata basis to their Ownership Interests:

(i)	each of the Shareholders' Ownership Interests shall be adjusted upwards or downwards, as applicable and to such extent as reflects the relevant Shareholder Injections made by a Shareholder; and

(ii)
to the extent that the relevant Shareholder Injections constituted Subordinated Shareholder Loans made by a Contributing Shareholder pursuant to clause 5.4(d) and the Non-Contributing Shareholder has not cured the funding shortfall in accordance with clause 5.4(d)(iv), such additional Subordinated Shareholder Loans shall: (x) accrue interest at a rate equal to the interest rate which would have been applicable on the Subordinated Shareholder Loan to be advanced by the Non-Contributing Shareholder, plus a margin of two hundred (200) basis points and (y) be senior to all amounts owed, and dividend payments to be made, by the Company to such Non-Contributing Shareholder until such Subordinated Shareholder Loans have been fully repaid through such amounts and dividend payments which would otherwise have been paid to the Non-Contributing Shareholder being paid to the Contributing Shareholder.

5.5	Article 181

(a)
If at any time the Company's accumulated losses, as determined by the Board of Managers in consultation with the Company’s External Auditor, are equal to or greater than forty-five percent (45%) of its Authorized Capital, then:

(i)
the Shareholders shall procure that all, or a portion of all, outstanding Subordinated Shareholder Loans are converted into Authorized Capital so as to avoid the Company's accumulated losses reaching or exceeding fifty percent (50%) of its Authorized Capital; and

(ii)
the Board of Managers shall invite the General Assembly to meet within ninety (90) days from such time (provided that if the Company’s accumulated losses reach or exceed fifty percent (50%) of its Authorized Capital, the Shareholders shall use best efforts to convene such meeting within twenty-five (25) days of such occurrence) to

Exhibit 10.38

consider what further action is to be taken in order to avoid the Company's accumulated losses reaching or exceeding fifty percent (50%) of its Authorized Capital. If, however, at the time of the General Assembly meeting, the Company's accumulated losses have already reached or exceeded fifty percent (50%) of its Authorized Capital, then:

(A)	the Board of Managers shall record this event in the commercial register records of the Company; and

(B)	the General Assembly shall consider and determine whether to continue or dissolve the Company.

(b)
If the Face Value of the Subordinated Shareholder Loans to be converted into Authorized Capital in accordance with clause 5.5(a)(i) are insufficient to reduce the Company's accumulated losses to less than fifty percent (50%) of its Authorized Capital, and the General Assembly does not, or is unable to, resolve whether to continue or dissolve the Company in accordance with clause 5.5(a)(ii) within the earlier of: (i) ninety (90) days from the date of the meeting referred to in clause 5.5(a)(ii); and (ii) twenty-five (25) days from the Company's accumulated losses reaching fifty percent (50%) of the Authorized Capital, then, if the amount required to reduce the Company’s accumulated losses to less than fifty percent (50%) of its Authorized Capital is:

(i)
less than or equal to fifty million U.S. Dollars (USD 50,000,000) in the aggregate during the Term, each Shareholder shall be required to make a Shareholder Injection for an amount which, when expressed as a percentage of the minimum amount required to reduce the Company’s accumulated losses to less than fifty percent (50%) of its Authorized Capital, is equal to its Ownership Interest; or

(ii)
greater than fifty million U.S. Dollars (USD 50,000,000) in the aggregate during the Term, and any Shareholder undertakes to increase the Authorized Capital and make a Shareholder Injection in excess of its Ownership Interest share of the amount required to reduce the Company’s accumulated losses to less than fifty percent (50%) of its Authorized Capital:

(A)
each Shareholder shall be required to make a Shareholder Injection for an amount which is equal to its Ownership Interest multiplied by fifty million U.S. Dollars (USD 50,000,000), provided that no Shareholder shall be required to make Shareholder Injections under this clause 5.5, in the aggregate, in excess of an amount equal to its Ownership Interest multiplied by fifty million U.S. Dollars (USD 50,000,000) during the Term; and

(B)
the Shareholder who has undertaken to make a Shareholder Injection in excess of its Ownership Interest share shall be required to make an additional Shareholder Injection equal to the amount it has undertaken to make so as to reduce the Company’s accumulated losses to less than fifty percent (50%) of its Authorized Capital, first taking into account the Shareholder Injections to be made pursuant to clause 5.5(b)(ii)(A) and any additional contributions undertaken to be made by another Shareholder under clause 5.5(b)(ii).

(c)	Any Shareholder Injections made pursuant to clause 5.5(b) shall be in addition to, and not form part of, the Shareholders’ respective Commitment Amounts.

Exhibit 10.38

(d)
If a Shareholder: (i) causes the General Assembly to not, or to be unable to, resolve to increase the Authorized Capital where either or both Shareholders are required or elect to make Shareholder Injections under clause 5.5(b); or (ii) fails to comply with its obligations under clause 5.5(b), that Shareholder shall be a Defaulting Shareholder.

6.	THE BOARD OF MANAGERS

6.1	The Board of Managers

(a)	Except as otherwise required by Applicable Law and clause 7.3, the Business of the Company shall be managed by a board of managers (the Board of Managers).

(b)
The Board of Managers will consist of six (6) members (each a Board Manager). Except as provided in clause 6.1(c), Saudi Aramco shall have the right to appoint, replace and remove three (3) Board Managers (the Saudi Aramco Board Managers), and Rowan shall have the right to appoint, replace and remove three (3) Board Managers (the Rowan Board Managers).

(c)	From the date of any dilution of the aggregate Ownership Interest of a Shareholder below:

(i)
[**], such Shareholder shall have the right to appoint, replace and remove only two (2) Board Managers and the Shareholder that holds the remaining Ownership Interests shall have the right to appoint, replace and remove four (4) Board Managers;

(ii)
[**], such Shareholder shall have the right to appoint, replace and remove only one (1) Board Manager and the Shareholder that holds the remaining Ownership Interests shall have the right to appoint, replace and remove five (5) Board Managers; or

(iii)
[**], such Shareholder shall not have the right to appoint, replace or remove any Board Managers and the Shareholder that holds the remaining Ownership Interests shall have the right to appoint, replace and remove six (6) Board Managers.

(d)
The meetings of the Board of Managers shall be presided over by a chairman selected from the members of the Board of Managers (the Chairman), who shall be appointed by Saudi Aramco by way of written notice to the Company, and who shall not be a member of the Management Team. The Chairman shall have the power to:

(i)	issue Funding Notices and any other Notice requiring a Shareholder Injection on behalf of the Company in accordance with clauses 5.1(c), 5.2 and 5.5 (as applicable);

(ii)
represent the Company in its relationship with other parties, to appear in the name of the Company before judicial bodies, Governmental Entities and departments, public notaries and courts, including the Committee for the Settlement of Negotiable Instruments Disputes, the Committee for the Settlement of Banking Disputes, the Committee for the Resolution of Securities Disputes, Boards of Arbitration, Civil Rights Divisions, police departments, Chambers of Commerce and Industry, private commissions, all companies and establishments;

(iii)
sign the articles of association of companies in which the Company shall participate, including any deeds, declarations, applications, and notices that may be necessary or required for opening and closing branches, incorporating such companies and any document required to amend such articles of association, including before public notaries or other official bodies, and to attend and, as authorized by the Board of

Exhibit 10.38

Managers, vote on behalf of the Company at any meetings of the shareholders of such companies, including the constituent, ordinary, and extra-ordinary general assembly meetings;

(iv)
raise, defend, plead, settle, acknowledge, attend hearings, arbitrate, accept and reject claims or judgments equal to or below Five Hundred Thousand U.S. Dollars (USD 500,000) on behalf of the Company; provided that the Chairman shall not exercise any power referred to in this clause 6.1(d)(iv) without prior authorization from the Board of Managers;

(v)	formally preside over, but not mandate the agenda of, Board of Managers' meetings and General Assemblies;

(vi)	certify resolutions of the Board of Managers and General Assembly; and

(vii)
authorize, grant, and revoke (in whole or in part) powers of attorney or delegations to any third party to do or cause to be done any act within the Chairman’s scope of authority and to re-delegate such act, subject to limitations on such action established by the Board of Managers or actions which are Board Reserved Matters, Shareholders’ Reserved Matters or Unanimous Shareholders’ Reserved Matters.

Subject to clauses 6.6(d) and 15.3(a)(iii), the Chairman shall not have a casting vote in the event of a tie in a Board of Managers’ vote.

(e)
The administrative affairs of the Board of Managers shall be managed by a secretary (the Secretary), who shall be appointed by Saudi Aramco and approved by the Board of Managers and shall serve for such period of time as the Board of Managers shall determine in accordance with clause 6.6(b)(v). The Secretary may not be a Board Manager.

(f)
Each Board Manager shall serve for a term of three (3) Years following his/her appointment to the Board of Managers, or such shorter term as the appointing Shareholder may decide, subject to the earliest to occur of the following: (i) a successor being appointed by the appointing Shareholder for such Board Manager; (ii) the date upon which the appointing Shareholder ceases to be a Shareholder; and (iii) the resignation or removal of such Board Manager.

(g)
A Board Manager may be removed and replaced by the Shareholder who appointed such Board Manager at any time, without prejudice to such Board Manager's right to compensation from the Shareholder who appointed that Board Manager if such removal is made at an improper time or without an acceptable justification, upon written Notice to the other Shareholder and the Secretary. Additionally, any Board Manager may resign at any time upon written Notice to the Shareholder who appointed such Board Manager and to the Secretary.

(h)
Any Shareholder which removes a Board Manager shall be responsible for, and shall indemnify the other Shareholder and the Company against, any claim by such Board Manager of whatever nature arising out of such removal. If the aggregate Ownership Interest of a Shareholder falls below a threshold set forth in clause 6.1(c), such Shareholder shall procure the resignation of (or otherwise remove) the relevant number of Board Managers appointed by it such that, following such resignation or removal, the number of Board Managers appointed by it are within the limits set forth in this Agreement and shall indemnify the other Shareholder and the Company against any claims which may be brought by such resigning or removed Board Manager.

Exhibit 10.38

(i)	The Shareholders shall ensure that at least one (1) member of the Board of Managers shall be a Saudi Arabian national or resident in the Kingdom.

(j)
The Shareholders shall cause each of the Board Managers they respectively appoint to the Board of Managers, in the discharge of their Board Manager's duties: (i) to be committed to the goals, objectives and interests of the Company; (ii) to act in the best interests of the Company, notwithstanding the interests of the Shareholder that appointed the Board Manager; and (iii) to actively support the policies and interests of the Company.

(k)
The Shareholders shall use best efforts to ensure that the Board Managers appointed by them shall, when appointed to the Board of Managers, discharge their duties in good faith and with due diligence and in accordance with this Agreement.

6.2	Meetings; Notice; Proxy

(a)
The Board of Managers shall meet at least four (4) times a Year and the meetings shall, subject to the provisions of this Agreement (including clauses 6.3(a) and 6.3(c)), be held in the Kingdom unless otherwise agreed by a resolution of the Board of Managers, provided that at least one (1) meeting of the Board of Managers shall be within three (3) months from the end of each Financial Year in order for the Board of Managers to endorse the financial statements of the Company, prepare the Board of Managers’ report, and prepare the Board of Managers' recommendations in relation to the distribution of dividends. The Shareholders shall procure that the Board of Managers file copies of these documents with MOCI within one (1) month from the date of their preparation.

(b)
A special Board of Managers’ meeting may be convened by Notice given by at least one (1) Saudi Aramco Board Manager or one (1) Rowan Board Manager in writing to the Chairman and the Secretary, for good cause or a substantial reason related to the Business or the Company, the consideration of which cannot be reasonably deferred to a scheduled meeting of the Board of Managers.

(c)
At least fourteen (14) days' Notice of any Board of Managers’ meeting (scheduled or special but excluding an Adjourned Meeting) shall be given and such Notice shall include the agenda (save in the case of an emergency where a Board of Managers’ meeting may be convened on not less than 48 hours’ Notice, in which case the Notice must indicate the nature of, and reasons for, the emergency). A Board Manager may waive (with respect to that Board Manager), in writing, any requirement for advance Notice of any meeting on behalf of such Board Manager. A written retrospective waiver of Notice, signed by a Board Manager, shall be deemed equivalent to a Notice to that Board Manager. A Board Manager's attendance at a Board of Managers meeting shall constitute a waiver of Notice (with respect to that Board Manager) of that meeting.

(d)
A Board Manager may be represented at any Board of Managers’ meeting by another Board Manager or Senior Officer of the Shareholder appointing such Board Manager, provided that such person has been duly appointed as a proxy (Proxy) by the former in writing and Notice of such appointment is sent to the Secretary prior to such Board of Managers meeting.

(e)
Minutes of the Board of Managers’ meeting shall be taken by the Secretary, recorded in the English language or, for third party facing resolutions, in the English and Arabic languages, circulated to the Board Managers after the meeting and, if agreed, signed by the Chairman.

Exhibit 10.38

The documents evidencing the adoption of resolutions shall be filed by the Secretary in the minute book which shall be kept at the Head Office.

6.3	Quorum; Telephonic Meetings

(a)
The quorum for any duly convened Board of Managers’ meeting (including an Adjourned Meeting) shall be at least one (1) Board Manager appointed by each Shareholder which holds an Ownership Interest of at least twenty percent (20%), in each case attending in person or by Proxy, as permitted in clause 6.3(c) .

(b)
If a quorum is not present for a Board of Managers’ meeting within thirty (30) minutes of the time appointed for the start of the meeting, or if during the meeting a quorum ceases to be present, the meeting shall be adjourned to the same time and place on the same day in the following week (an Adjourned Meeting) and the agenda for the Adjourned Meeting shall be those matters on the agenda of the original meeting which were not disposed of at the original meeting (unless all Board Managers agree otherwise). If a quorum is not present for an Adjourned Meeting within thirty (30) minutes of the time appointed for the start of the Adjourned Meeting, or if during the Adjourned Meeting a quorum ceases to be present, the meeting will be dissolved and the matters on the agenda for the Adjourned Meeting which were not disposed of at the Adjourned Meeting shall be referred to a meeting of the General Assembly to be held within fourteen (14) days of such Adjourned Meeting (unless all Board Managers agree otherwise). Notice of an Adjourned Meeting shall be given to all Board Managers.

(c)
A Board Manager (or his or her Proxy) may participate in any Board of Managers’ meeting in person, by telephone, by video conference or by any other similar electronic means through which all Board Managers may communicate simultaneously. Such participation shall constitute presence at such meeting to the extent that each Board Manager gets a full opportunity to deliberate, pose and answer questions and hear all other participants on a real-time basis, and is able to identify which Board Manager is talking.

6.4	Written Consent
Any action to be taken by the Board of Managers may be taken without a meeting of the Board of Managers if the Board Managers entitled to vote on such action unanimously approve the taking of such action in writing. The written consents can be signed in a number of counterparts each signed by one (1) or more Board Managers, and all counterparts taken together shall be constituted as evidence of the resolution of the same action. The written consents to the taking of such action without a meeting and the record of the approved action shall be forwarded to the Secretary for inclusion in the minute book of the Company.

6.5	Reimbursement of Expenses of Board Managers
Board Managers shall not receive any remuneration from the Company. However, the Company shall reimburse Board Managers for reasonable out-of-pocket and travel-related expenses payable in connection with the duties performed by such Board Manager (and their Proxies) as a member of the Board of Managers in accordance with any guidelines set forth in the Governance Charter.

Exhibit 10.38

6.6	Resolutions of the Board of Managers

(a)
Except as otherwise expressly provided in this Agreement and as set forth in clause 6.6(b), the Board of Managers will adopt resolutions with respect to matters within its purview by the approval of a simple majority.

(b)
The Company and any Subsidiary of it (from time to time) shall not, and the Shareholders shall procure that the Company and any Subsidiary of it (from time to time) shall not, take any of the following actions (or anything which is analogous to or has a substantially similar effect to any of the following actions, whether undertaken as a single transaction or a series of connected or related transactions), other than by a resolution adopted by the Board of Managers with the affirmative vote of a simple majority that includes at least one (1) Saudi Aramco Board Manager (provided that Saudi Aramco holds an Ownership Interest of at least twenty percent (20%)) and one (1) Rowan Board Manager (provided that Rowan holds an Ownership Interest of at least twenty percent (20%)):

(i)	incur any capital expenditure in excess of Five Million U.S. Dollars (USD 5,000,000) in any Financial Year, save in respect of the acquisition of any IK Manufactured Rigs;

(ii)
acquire or dispose of assets of the Company in excess of the greater of (A) the book value of such asset and (B) Five Million U.S. Dollars (USD 5,000,000), save in each case, in respect of the acquisition of any IK Manufactured Rigs;

(iii)
enter into, amend or terminate any contract which involves payments in excess of Two Million Five Hundred Thousand U.S. Dollars (USD 2,500,000), or with a term of more than one year, save in respect of the acquisition of any IK Manufactured Rigs or the entry into, amendment or termination of any Drilling Contract;

(iv)	acquire, relinquish, renew or vary a material term of a license, consent or approval (other than in the ordinary course of business);

(v)	create, designate, change or eliminate positions of the Secretary, Senior Officers and the Management Team, other than the CEO, the CFO and the Managing Director, Operations;

(vi)	create, establish, or dissolve Board of Managers' committees and approve or amend such committee's scope of delegation and responsibility;

(vii)	approve or amend the Company's policies (other than the Dividend Policy);

(viii)
enter into or amend the terms of any loans or borrowings or become liable under any guarantee or indemnity in excess of Two Million Five Hundred Thousand U.S. Dollars (USD 2,500,000) other than by way of Subordinated Shareholder Loans;

(ix)	grant any Encumbrance over the Company's assets;

(x)	provide or vary the terms of any credit or make any loan to, or guarantee the obligations of, any entity other than a Subsidiary;

(xi)	prepay any loan;

(xii)	factor or assign any book-debts;

Exhibit 10.38

(xiii)	change or modify the delegation of authority guidelines set forth in the Governance Charter;

(xiv)	change or determine the compensation and salary of the Senior Officers;

(xv)	endorse the financial statements and annual report, and recommend the same for approval by the Shareholders;

(xvi)	recommend the draft Business Plan (and any amendments thereto) for approval by the Shareholders;

(xvii)	defer the acquisition of any IK Manufactured Rigs, in accordance with clause 5.1(b)(ii);

(xviii)	make any significant change to the Accounting Policy, other than as required by Applicable Law or accounting standards;

(xix)	commence or settle any claim, lawsuit or litigation in excess of One Million U.S. Dollars (USD 1,000,000), including the settlement, write off or reduction of a receivable;

(xx)	decommission or make significant upgrades to a Company drilling rig;

(xxi)	open branches, offices or agencies for the Company in such other places, inside or outside the Kingdom, to carry out the Business and operations of the Company;

(xxii)	determine the grade code and payscale levels and attributes for any class of employees; or

(xxiii)
save as provided in the first sentence of clause 6.7(b) and clause 6.7(c), approve the entry into any Related Shareholder Transaction, the material amendment or waiver of any material rights under a Related Shareholder Transaction and/or the renewal or termination of any Related Shareholder Transaction,

(the Board Reserved Matters).

(c)
Where a Board Reserved Matter which would otherwise require approval under clause 6.6(b) has been expressly included in a Business Plan approved by the Shareholders for the Financial Year in which such Board Reserved Matter is proposed, is expressly contemplated in a Transaction Agreement or is otherwise approved by the Shareholders in accordance with clause 7.3 or 7.4, no further Board of Managers approval shall be required.

(d)	Notwithstanding any other provision of this Agreement:

(i)
the Company and any Subsidiary of it (from time to time) shall not, and the Shareholders shall procure that the Company and any Subsidiary of it (from time to time) shall not, take any Services Decision other than by a resolution adopted by the Board of Managers with the affirmative vote of a simple majority that includes at least one (1) Saudi Aramco Board Manager;

Exhibit 10.38

(ii)	the quorum for any Adjourned Meeting where a Services Decision is on the agenda shall be any two (2) Board Managers, provided it includes at least one (1) Saudi Aramco Board Manager; and
in the event of a tie in a Board of Managers’ vote in respect of any Services Decision, the Chairman shall have a casting vote or if the Chairman is not present any one (1) Saudi Aramco Board Manager participating shall have a casting vote.

6.7	Related Shareholder Transactions

(a)
With an exception to the Transaction Agreements and to the terms of any agreements with Shareholders or their Affiliates referred to in clause 14.1, all transactions and agreements of the Company for the benefit of or with any Shareholder or any of its Affiliates (such Shareholder being a Related Shareholder) shall be negotiated in good faith on terms that are no less favorable to the Company than those that could have been obtained in a comparable arm's length transaction by the Company with an unrelated Third Party.

(b)
The provisions of clause 6.6(b)(xxiii) shall not apply to the entry into, or a renewal or extension of, Drilling Contracts which are, or are to be, entered into, renewed or extended in the ordinary course of business.

(c)
In respect of any Asset Transfer and Contribution Agreement, the Shareholder who is not, or whose Affiliate is not, contributing Assets (as defined in such Asset Transfer and Contribution Agreement) shall be exclusively entitled to, on behalf of the Company, enforce any rights of the Company or take any action against the relevant Shareholder or its Affiliate, and without prejudice to the generality of the foregoing, shall be entitled to issue any notices, waivers, consents and other communication on behalf of the Company in respect of the enforcement or such rights or taking of such actions.

7.	THE GENERAL ASSEMBLY OF THE COMPANY

7.1	The General Assembly

(a)
Meetings of the general assembly of Shareholders (the General Assembly) shall be held annually (within four (4) months following the end of each Financial Year) or more frequently as the Shareholders desire or upon the unanimous written request of the Board of Managers, the Company's External Auditor's written request or a Shareholder's written request. Meetings of the General Assembly shall be chaired by the Chairman. The Secretary shall be in charge of sending Notice of meetings, recording all minutes, deliberations and resolutions, and distributing copies of the same to all Shareholders. The Chairman shall certify resolutions of the General Assembly.

(b)	Except as otherwise provided herein, each Shareholder shall have voting rights commensurate with and proportionate to its Ownership Interest.

(c)	All meetings of the General Assembly shall be held in the Kingdom or such other place as shall be agreed by the Shareholders.

(d)	The quorum for any meeting of the General Assembly shall consist of Shareholders holding an aggregate Ownership Interest of at least sixty-six and two-thirds percent (66.67%).

Exhibit 10.38

(e)
Except as otherwise specifically provided in this clause 7, all conditions and procedures for Proxy, voting by written consent and telephonic, video or electronic meetings of the Board of Managers shall apply, mutatis mutandis, to the General Assembly, and clause 7.3 shall be applied accordingly. It is expressly agreed that a Proxy of a Shareholder may not be a Board Manager.

7.2	Notice; Conduct of Meetings

(a)
In the case of an ordinary meeting of the General Assembly, Notice thereof must be delivered at least thirty (30) days prior to such ordinary meeting, and in the case of a special meeting, Notice thereof must be delivered at least fourteen (14) days prior to the date of such special meeting. The Notice shall contain a reasonably detailed agenda setting forth, among other things, those subjects which any of the Shareholders or the Board of Managers may have proposed to be discussed or voted on at the said meeting.

(b)
A written retrospective waiver of Notice, signed by an authorized signatory of the Shareholder, shall be deemed equivalent to a Notice to that Shareholder. A Shareholder's attendance at a General Assembly meeting shall constitute a waiver of Notice to that Shareholder of that meeting.

(c)
Minutes of meetings of the General Assembly shall be taken by the Secretary, recorded in the English language or, for third party facing resolutions, in the English and Arabic languages, circulated to the Board Managers during or after the meeting and, if agreed, signed by the Chairman at the closing of the meeting. The documents evidencing the adoption of resolutions shall be filed by the Secretary in the minute book, which shall be kept at the Head Office.

7.3	Supermajority Powers of the General Assembly
The Company and any Subsidiary of it (from time to time) shall not, and the Shareholders shall procure that the Company and any Subsidiary of it (from time to time) shall not, take any of the following actions or anything which is analogous to or has a substantially similar effect to any of the following actions, whether undertaken as a single transaction or a series of connected or related transactions (including decisions of the General Assembly made at a meeting reconvened due to a lack of quorum), other than by a resolution adopted at a duly constituted meeting of the General Assembly with the affirmative vote of one or more Shareholders holding at least eighty percent (80%) of the Ownership Interests held by the Shareholders present in person or by Proxy as permitted hereunder and entitled to vote at such meeting:

(a)
approval of the provision of any Support Obligation in connection with any Third Party debt financing or the terms of any Third Party debt financing which imposes any restrictions on distributions by the Company to the Shareholders;

(b)	approval of the Company's financial statements;

(c)	approval of the Business Plan or any Long Range Plan and any amendments thereto;

(d)
any issue of or entry into Shareholder Instruments (other than pursuant to: (i) a Funding Notice in respect of a Commitment Amount; (ii) in accordance with clause 5.5; (iii) in accordance with the terms of an Asset Transfer and Contribution Agreement; or (iv) otherwise approved under this clause 7.3);

Exhibit 10.38

(e)	creating, designating, changing or eliminating the positions of CEO, CFO or Managing Director, Operations;

(f)	appointment, re-appointment or removal of the External Auditors of the Company;

(g)	forming any Subsidiary, branch or representative office;

(h)
incurring capital expenditure above Five Million U.S. Dollars (USD 5,000,000), and any capital expenditures outside the Business Plan other than a pre-agreed emergency and hazard contingency amount, save in respect of the acquisition of any IK Manufactured Rigs or a replacement rig as contemplated by clauses 5.8 to 5.10 of the Saudi Aramco Asset Transfer and Contribution Agreement and clauses 5.10 to 5.12 of the Rowan Asset Transfer and Contribution Agreement;

(i)	any decision or action that would have the effect of amending the Pricing Discount or the Pricing Mechanism;

(j)	any decision or action that would have the effect of increasing or decreasing the retention of earnings;

(k)
during Normal Operations, increasing the expected debt threshold above two and a half (2.5) times EBITDA as provided in clause 5.3(a) or the determination of any other leverage or financing restrictions applicable to the Board of Managers and the Company;

(l)	material modification or amendment to the form of the Drilling Contract;

(m)	listing of the Shares or any other Shareholder Instruments of the Company or any Subsidiary on any regulated investment exchange; and

(n)	deciding on any Board Reserved Matter to be considered by the General Assembly,
(the Shareholders' Reserved Matters).

7.4	Unanimous Powers of the General Assembly
The Company and any Subsidiary of it (from time to time) shall not, and the Shareholders shall procure that the Company and any Subsidiary of it (from time to time) shall not, take any of the following actions or anything which is analogous to or has a substantially similar effect to any of the following actions, whether undertaken as a single transaction or a series of connected or related transactions (including decisions of the General Assembly made at a meeting reconvened due to a lack of quorum), other than by a resolution adopted at a duly constituted meeting of the General Assembly with the unanimous affirmative vote of the Shareholders present in person or by Proxy as permitted hereunder and entitled to vote at such meeting:

(a)	changing the nationality or form of entity of the Company;

(b)	entry by the Company into any merger, consolidation, amalgamation, restructuring or reconstitution;

(c)	increasing the Commitment Amount of the Shareholders or accelerating the acquisition of any IK Manufactured Rigs by reference to the Rig Order Schedule;

Exhibit 10.38

(d)	disposal of all or substantially all of the Company's undertaking or assets;

(e)	the acquisition by the Company of any IK Manufactured Rig from any proposed partner of the IK Manufacturing JV;

(f)
any amendment to, or repeal of, the Articles of Association or any other constitutive documents (excluding the commercial register records at MOCI and the Commercial Registration Certificate), including any change to the name, Authorized Capital, Dividend Policy or Financial Year of the Company;

(g)	varying the rights attached to any Shareholder Instruments of the Company;

(h)	the actual or proposed dissolution, liquidation or winding-up of the Company, or the appointment of a liquidator;

(i)	the Company entering into or conducting a business significantly different from the Business contemplated in this Agreement; and

(j)	matters that would involve the Company losing its limited liability status,
(the Unanimous Shareholders' Reserved Matters).

7.5	Ordinary Shareholder Matters
Any matter to be approved or decided upon by the Shareholders that is not to be decided as a Unanimous Shareholders’ Reserved Matter or a Shareholders’ Reserved Matter shall require the approval of one or more Shareholders holding an aggregate Ownership Interest of more than fifty percent (50%).

8.	CREATION OF COMMITTEES, THE MANAGEMENT TEAM

8.1	Creation of Committees

(a)
Promptly after the Formation Date and pursuant to its powers under clause 6.6(b)(vi), the Board of Managers shall establish and create the Executive Advisory Committee, the Audit Committee and the Compliance Committee.

(b)
The Shareholders shall cause the Articles of Association to specify that, in addition to the Committees set forth in clause 8.1(a), the Board of Managers may create one (1) or more Committees to consider any matters that the Board of Managers shall, from time to time, assign to each such Committee. Unless otherwise expressly provided, the Board of Managers may appoint individuals who are not Board Managers to serve on each such Committee. The individuals appointed to each such Committee shall serve at the direction of the Board of Managers and perform only such tasks and duties as the Board of Managers shall delegate to each such Committee from time to time.

8.2	The Executive Advisory Committee

(a)
Promptly after the Formation Date, the Shareholders shall cause the Board of Managers to establish an executive advisory committee (the Executive Advisory Committee) comprising one (1) Board Manager appointed by each of Saudi Aramco and Rowan.

Exhibit 10.38

(b)
The Executive Advisory Committee will be responsible to: (i) advise and support the CEO and the rest of the Management Team with regards to the implementation of the Business; (ii) identify and explore potential synergies between the Company and Saudi Aramco Customer; (iii) subject always to clauses 6.1(d)(iv) and 6.6(b)(xix), manage any disputes or potential disputes between the Company and Saudi Aramco Customer; and (iv) perform such duties and have such responsibilities as are delegated to it from time to time by the Board of Managers.

(c)	All decisions of the Executive Advisory Committee shall be taken by a unanimous vote of the members thereof.

8.3	The Audit Committee

(a)
Promptly after the Formation Date, the Shareholders shall cause the Board of Managers to establish an audit committee (the Audit Committee) comprising Board Managers who are not members of the Management Team. The Board of Managers shall determine, by way of a resolution, the term and the number of, and the Board Managers who shall comprise, members of the Audit Committee, provided that these include at least one (1) representative appointed by each Shareholder which holds an Ownership Interest of at least twenty percent (20%).

(b)
The Audit Committee will perform such duties and have such responsibilities as are delegated to it from time to time by the Board of Managers, including reviewing and ensuring the adequacy and effectiveness of the Company's system of internal controls, approving and directing internal audit plans, supervising the preparation of the Company's Financial Statements, recommending the appointment of the External Auditor and ensuring that the required access to the Company's books, records and personnel is provided to the External Auditor as well as any auditors appointed by individual Shareholders, whether jointly or severally, to conduct audits on their behalf.

(c)	All decisions of the Audit Committee shall be taken by an affirmative vote of the majority of the members thereof.

8.4	The Compliance Committee

(a)
Promptly after the Formation Date, the Shareholders shall cause the Board of Managers to establish a compliance committee (the Compliance Committee) to comprise suitably experienced individuals, none of whom are members of the Management Team, for the purpose of establishing, ensuring and overseeing the implementation of a compliance policy for the Company. The compliance policy for the Company shall be fully developed and applied in a manner that aims to be consistent with Applicable Law.

(b)
The Board of Managers shall determine, by way of a resolution, the term and the number of, and the Board Managers who shall comprise, members of the Compliance Committee, provided that these include at least one (1) representative appointed by each Shareholder which holds an Ownership Interest of at least twenty percent (20%).

(c)	All decisions of the Compliance Committee shall be taken by an affirmative vote of the majority of the members thereof.

Exhibit 10.38

8.5	Meetings of Committees

(a)	The quorum for any meeting of a Committee shall be met when at least one (1) individual designated by each of the Shareholders is present.

(b)	Each Committee shall meet as regularly as each shall determine, but not less than twice a Year and whenever so requested by not less than fourteen (14) days' Notice from any of its members.

(c)
Meetings of Committees may be conducted by telephone, by video conference or by any other similar electronic means through which all members of the Committee may communicate simultaneously. The members of each such Committee may record the proceedings of meetings of such Committee in such manner as they deem appropriate.

8.6	The Management Team and Senior Officers

(a)
The Shareholders shall cause the Board of Managers to adopt the organizational structure set forth in the Governance Charter (the Organizational Structure) from the Project Operations Date or at such other time as agreed between the Shareholders.

(b)
The Shareholders shall cause the Board of Managers to, subject to the nomination and approval rights of the Shareholders in this clause 8.6 and the Governance Charter, from time to time appoint those positions that are to be known as senior officers of the Company (the Senior Officers), who shall be appointed with regard to the competencies, qualifications and experience appropriate and suitable to perform the role in the best interests of the Company and the objectives of the Business, and otherwise as set forth in the Governance Charter. Persons nominated by the Shareholders in accordance with this clause 8.6 for appointment by the Board of Managers as Senior Officers shall be appointed by the Board of Managers to such positions (provided such Person meets the relevant criteria set forth in this clause 8.6).

(c)
The CEO and the CFO, as well as the other Senior Officers who report directly to them, shall constitute the management team (the Management Team). The Management Team shall conduct the Business and operations of the Company in accordance with the terms and conditions of the Business Plan then in effect and the Articles of Association. The Management Team shall be led by the CEO and the CFO.

(d)
Senior Officers, other than the CEO and the CFO, shall consist of such positions that the Board of Managers from time to time deem necessary and desirable to manage the Company and may at the establishment of the Company include head of operations of the Company (the Managing Director, Operations), a human resources manager and such other Senior Officers as the Board of Managers may determine.

(e)
Unless otherwise stated in the Governance Charter, the terms of office for the CEO, the CFO, the Managing Director, Operations and all other Senior Officers shall be three (3) Years, unless: (i) otherwise decided by the Shareholders in accordance with clause 7.3(e) in the case of the Managing Director, Operations, the CEO or the CFO; (ii) otherwise decided by the Board of Managers in accordance with clause 6.6(b)(v) in the case of all other Senior Officers; or (iii) a Senior Officer resigns from such office. Removal of a Senior Officer prior to the expiration of their term of office shall require a Shareholders’ resolution in accordance with clause 7.3(e) in the case of the Managing Director, Operations, the CEO or the CFO or a Board of Managers' resolution in accordance with clause 6.6(b)(v) in the case of all other Senior Officers.

Exhibit 10.38

(f)
Subsequent to the initial appointment of the CEO, CFO and Senior Officers, and unless a suitably qualified candidate directly hired by the Company can be appointed by the Board of Managers, the positions of CEO, CFO and any other Senior Officer positions shall be filled by nominees of Saudi Aramco and Rowan as provided below.

(g)
The positions of the Senior Officers shall be filled on the basis of the principles of equality between the Shareholders, subject to each Shareholder's actual Ownership Interest, and in accordance with the Governance Charter. Nominations of potential Senior Officers shall be based on merit and performance and approval of the preferred candidate for each position shall be subject to the approval of each of Saudi Aramco and Rowan pursuant to clause 7.3(e).

(h)
Rowan shall, provided that it holds an Ownership Interest of at least twenty percent (20%), have the right to nominate a person who meets the criteria set forth in the Governance Charter as the CEO of the Company, as and when required from time to time throughout the existence of the Company. The CEO shall be subject to approval of the Shareholders in accordance with clause 7.3(e) and, if so approved, appointed by the Board of Managers, and shall be the primary executive officer of the Company who, subject to the terms and conditions hereof, shall be responsible for the general and executive day-to-day management and daily administration of the Business and operations of the Company. The CEO shall also implement decisions of the Board of Managers and shall report directly to the Board of Managers. The duties and powers of the CEO shall be determined, and may be amended from time to time, by the Board of Managers in accordance with clause 6.6(b)(v). If Rowan loses the right to nominate the CEO by virtue of holding an Ownership Interest of less than twenty percent (20%), the CEO shall be nominated and appointed by the Board of Managers.

(i)
Saudi Aramco shall, provided that it holds an Ownership Interest of at least twenty percent (20%), have the right to nominate a person who meets the criteria set forth in the Governance Charter as the CFO of the Company, as and when required from time to time throughout the existence of the Company. The CFO shall be subject to approval of the Shareholders in accordance with clause 7.3(e) and, if so approved, appointed by the Board of Managers and shall oversee and be responsible for all financial and accounting matters pertaining to the Business. The CFO shall further discharge any other duties as shall be determined by the Board of Managers or as may from time to time be delegated to him by the CEO or the Board of Managers. The CFO shall report directly to the CEO. The CFO shall present reports on the financial and accounting matters of the Business from time to time to the CEO and, upon request of any Board Manager, at a specified meeting of the Board of Managers. If Saudi Aramco loses the right to nominate the CFO by virtue of holding an Ownership Interest of less than twenty percent (20%), the CFO shall be nominated and appointed by the Board of Managers.

(j)
The Management Team shall implement management policies and programs established and authorized by the Board of Managers, including those policies of the Company as set forth in clause 12. The Shareholders shall cause the Management Team to be committed to the goals, objectives and interests of the Company and to actively support the policies and interests of the Company. For the avoidance of doubt, nothing in this Agreement shall prohibit any Senior Officer or other member of the Management Team from serving concurrently as a Board Manager.

8.7	Employees of the Company and Secondees

(a)	The Company will employ such employees as are required for the conduct of the Company's activities, as determined by the Management Team, and in conformance with this Agreement

Exhibit 10.38

(including the provisions of Schedule 11), Applicable Law and manpower plans set forth in the Business Plan.

(b)
In order to make available certain specific expertise which will provide a technological or commercial benefit to the Company as it commences operations, the Shareholders (or their Affiliates) shall second employees (Secondees) to the Company in accordance with, and subject to the terms of, the Secondment Agreements.

8.8	Information Requests
Each Shareholder, acting through a designated Person, shall have the right to request in writing information relating to the Business from the CEO or his designee (appointed with Notice to the Shareholders) from time to time. To the extent any such information request from a Shareholder is commercially reasonable and does not contravene Applicable Law with respect to the Company then, subject to this clause 8.8 and any confidentiality obligations owed to third parties, the CEO or his designee, as the case may be, shall provide such information to the relevant Shareholder as soon as reasonably practicable after receipt of such request, with a copy thereof to the other Shareholder. Notwithstanding the foregoing, the CEO or his designee shall at no time during or following termination of this Agreement disclose any Confidential Information other than in accordance with clause 18.

9.	STRATEGIC AND ANNUAL PLANNING

9.1	Long Range Plan

(a)	The long term strategic plan of the Company sets forth anticipated activities of the Company over an extended time horizon.

(b)	At the first Board of Managers meeting following the Formation Date, the Board of Managers shall review and adopt the initial Long Range Plan in the Agreed Form.

(c)	With the exception of the Rig Order Schedule, the Shareholders agree that all figures referred to in the Agreed Form of the Long Range Plan are aspirational only and non-binding.

(d)	The Long Range Plan shall be subject to review by the Board of Managers every three (3) Financial Years or as business conditions or changes in strategy dictate.

9.2	Business Plan

(a)
At the first Board of Managers meeting following the Formation Date, the Board of Managers shall consider and, if approved by Shareholders in accordance with clause 7.3(c), adopt an initial Business Plan setting forth the activities and operating and capital annual budgets for the Company until the end of the first Financial Year following the Project Operations Date (on a binding basis) and for the two (2) Financial Years thereafter (on a projected basis). The Parties acknowledge and agree that such initial Business Plan will be prepared on a basis which is consistent with the principles set forth for the first three (3) Financial Years of the Long Range Plan.

(b)
No later than forty-five (45) days prior to the beginning of each Financial Year, the Management Team, in accordance with guidelines and instructions issued from time to time by the CEO, shall submit a draft Business Plan for the Company with respect to its activities for the next three (3) Financial Years to the Board of Managers for their consideration and approval, which shall include a preliminary forecast of operating expenses, income, capital expenditures, cash-

Exhibit 10.38

flows, headcount, operational activities and sources of funding proposed to meet the Company's anticipated operational and capital requirements during such period. The draft Business Plan shall also include the anticipated IK Manufactured Rig purchases for such period, together with estimates of any Commitment Amounts which may be required to be drawn down by the Company in the first Financial Year of the draft Business Plan, in accordance with clause 5.1.

9.3	Default Business Plan

(a)
If, as a result of any circumstance (including a Deadlock Event), the preparation, submission and eventual approval and adoption by the Shareholders of the Company's Business Plan does not occur before the start of the relevant Financial Year, the Company shall continue to be operated on the basis set forth in the Business Plan (or, in the event of the third Financial Year of the Business Plan, for the previous Financial Year); provided that, other than with respect to the acquisition of IK Manufactured Rigs which shall continue to be acquired in accordance with the provisions of clause 5.1 and Schedule 5, any capital expenditures that are not Maintenance Capex shall be reduced to [**].

(b)
For the avoidance of doubt, the inability of the Shareholders to reach an agreement with respect to the approval or modification of a proposed Business Plan shall not constitute or result in a Deadlock Event, and the Company shall operate, subject to clause 9.3(a), on the basis of the Business Plan (or, in the event of the third Financial Year of the Business Plan, for the previous Financial Year) until the approval of a proposed Business Plan by the Shareholders. Once a proposed Business Plan is approved and adopted by the Shareholders, following the resolution of the impeding circumstances referred to in clause 9.3(a), the Business Plan in respect of the previous Financial Year shall cease to have any effect and shall no longer be implemented.

10.	DEADLOCK

10.1	Deadlock
Subject to clauses 5.1 and 9.3(b), a Deadlock Event occurs if:

(a)
(i) there is an inability or refusal of the Board of Managers to reach an agreement with respect to any Board Reserved Matters confided to it for decision at a duly convened Board of Managers’ meeting; (ii) upon referral to a further Board of Managers’ meeting (which must be called within twenty-one (21) days of the initial failure to agree) the Board of Managers fails to meet or again is unable or refuses to reach an agreement upon the relevant matter; and (iii) upon referral of such matter to a meeting of the General Assembly (to be held within fourteen (14) days of the later of the date of such second meeting of the Board of Managers or the expiration of such twenty-one (21) day period), the General Assembly fails to meet or is unable or fails to reach agreement with respect to such matter;

(b)
following the referral of any Board Reserved Matter to the General Assembly in accordance with clause 6.3(b), the General Assembly fails to meet or is unable or fails to reach agreement with respect to such matter;

(c)
a duly constituted General Assembly is unable or fails to reach agreement with respect to any Shareholders’ Reserved Matter specified in clause 7.3, such matter having been referred to the General Assembly on at least two (2) occasions in any two (2) month period; or

(d)	there is no quorum at three (3) consecutive meetings of the General Assembly.

Exhibit 10.38

10.2	Effect of Deadlock

(a)
If a Deadlock Event occurs and is not resolved by the Shareholders despite best efforts to reach agreement within one hundred and twenty (120) days after the date on which the Deadlock Event occurs, then each Shareholder or the Board of Managers may request that such matter be immediately submitted to the chief executive officers or equivalent senior officers of each Shareholder or the Shareholders' representatives (including any representatives from their respective Affiliates) specifically designated for the purpose of resolving the Deadlock Event (the Deadlock Committee). Such request shall be in writing and shall be accompanied by the requesting Shareholder's or Board of Managers' statement of the matter and its position with respect thereto, including, if applicable, reasons and analytical support as to why the Deadlock Event has or will have a Substantial Project Impairment. The other Shareholder (or in the case that the Board of Managers is the requesting party, each of the Shareholders) shall have the right to submit to such Deadlock Committee its own written statement on the matter and its position with respect thereto, and shall do the same within thirty (30) days of such request. Each such request or statement shall be contemporaneously copied to the other Shareholder (or in the case of a request or statement submitted by the Board of Managers, each of the Shareholders) and/or the Company (as applicable).

(b)
If a Deadlock Event is not resolved by the Deadlock Committee within one hundred twenty (120) days of the submission of such matter to the Deadlock Committee and such matter is having, or is reasonably expected to have within the following one hundred eighty (180) days, a Substantial Project Impairment, then at any time thereafter, and provided such Deadlock Event is continuing:

(i)
Saudi Aramco, provided that it is not a Defaulting Shareholder, shall have an option to purchase all (but not some only) of the Shareholder Instruments held by Rowan in accordance with the provisions of clause 16.8; and

(ii)
Rowan, provided that it is not a Defaulting Shareholder, shall have an option to sell and/or cause the sale of all (but not some only) of the Shareholder Instruments held by Rowan to Saudi Aramco (or its nominee) in accordance with the provisions of clause 16.9.

(c)
If a Deadlock Event is resolved by the Shareholders or the Deadlock Committee in accordance with clause 10.2(a), the Shareholders and the Company shall be bound to give effect to the agreement reached between the Shareholders or the Deadlock Committee (as applicable), in respect of such matter.

(d)
If a Deadlock Event continues to exist: (i) without any Shareholder referring the matter to the Deadlock Committee; (ii) without any resolution of such Deadlock Event by the Shareholders or the Deadlock Committee; or (iii) without any Shareholder issuing a Call Notice or Put Notice in accordance with this clause 10.2 and clauses 16.8 and 16.9 (as applicable), in each case by the date which is one hundred and fifty (150) days after the submission of the relevant matter to the Deadlock Committee (or, in the case of (i), one hundred and fifty (150) days after the after the date on which the Deadlock Event occurs), the Deadlock Event and any Call Options or Put Options (as applicable) shall be deemed to have lapsed, no action will be taken with respect to such matter and the status quo shall be maintained in respect of the operations of the Company affected thereby.

Exhibit 10.38

11.	FINANCIAL REPORTING, BOOKS AND RECORDS, AUDIT RIGHTS, TAXES, EXTERNAL AUDITOR

11.1	Books and Records

(a)	The Shareholders shall cause the Company to maintain, or cause to be maintained, books and records in accordance with Applicable Law at its Head Office including, without limitation, the following:

(i)
books of account of the Company, which shall be prepared and maintained in accordance with international financial reporting standards (IFRS) as adopted by the European Union, U.S. GAAP and applicable requirements of the Sarbanes-Oxley Act of 2002 (SOX) and the standards of the Saudi Organization for Certified Public Accountants (SOCPA), and applicable Saudi legal and regulatory requirements and the Accounting Policy;

(ii)	unaudited Financial Statements, prepared in the Arabic and English languages, with figures expressed in U.S. Dollars and Saudi Riyals on a quarterly basis;

(iii)
audited annual Financial Statements, prepared in the Arabic and English languages, with figures expressed in U.S. Dollars and Saudi Riyals in accordance with IFRS, the standards of SOCPA, applicable Saudi legal and regulatory requirements and the Accounting Policy, and certified by a recognized licensed accountancy firm that shall be appointed annually by the General Assembly upon the recommendation of the Audit Committee and the Board of Managers; and

(iv)	a copy of this Agreement, together with all other records necessary, convenient or incidental to the Business.

(b)
To facilitate the timely preparation of audited and unaudited Financial Statements, all books of account and records of the Company shall be closed as promptly as possible after 31 December of each Financial Year.

(c)	The Company shall also issue Financial Statements prepared in accordance with U.S. GAAP on a monthly, quarterly and annual basis.

11.2	Reports; Zakat and Tax Returns

(a)
The Shareholders shall cause the Company to perform, or cause to be performed: (i) a quarterly review of the books and accounts of the Company; and (ii) an annual review of the books and accounts of the Company at the end of each Financial Year, in each case in accordance with the Accounting Policy. Not later than thirty (30) days after the end of each quarter and forty-five (45) days after the end of each Financial Year, the Company shall prepare and distribute to each Shareholder an unaudited balance sheet, an unaudited income statement and a statement of changes in financial position showing the results of operations for such relevant quarter or Financial Year (collectively, the Financial Statements) prepared in accordance with the Accounting Policy.

(b)
The Shareholders shall cause the Company to prepare, or cause to be prepared, in accordance with Applicable Law and the Accounting Policy, all income, Zakat and other tax returns of the Company, and shall cause the same to be filed with the GAZT in a timely manner. In addition,

Exhibit 10.38

the Company shall take or cause to be taken any other action required to cause the Company to be in compliance with Applicable Law in relation to tax and accounting matters. The Company shall provide the Shareholders with copies of the draft annual tax returns with respect to the corporate income tax of the Kingdom payable by non-Saudi Shareholders (the CIT), translated into English, for review and comment at least thirty (30) days prior to the scheduled filing thereof. Within fourteen (14) days after the filing thereof, the Company shall provide the Shareholders with a copy of all the appropriate annual Zakat and tax returns filed with the GAZT and, promptly after receipt thereof, the relevant tax receipts.

(c)
The Shareholders shall cause the Company to furnish the Shareholders with quarterly reports concerning the Business and activities of the Company to advise the Shareholders of the operational and financial performance of the Company.

11.3	External Auditor
The Board of Managers shall select and the Shareholders shall approve and appoint an internationally recognized accounting firm as the Company’s independent external auditor (the External Auditor) in accordance with the Articles of Association and based on arm's length competitive and commercial considerations and clause 7.3(f). The External Auditor shall be independent of each Shareholder; provided that, for the avoidance of doubt, no auditor appointed in a non-audit capacity by a Shareholder shall be deemed to be not independent for the purposes of this clause 11.3 as a result of such appointment. The External Auditor shall perform such functions as it is required to perform by Applicable Law or directed to perform by the General Assembly. The Senior Officers shall cooperate with the External Auditor and facilitate the External Auditor's performance of its duties. The Senior Officers and the Board of Managers shall allow the External Auditor to perform its duties without trying to influence the manner of such performance.

11.4	Inspection of the Company's Records
Each Shareholder shall have the right, at all reasonable times during usual business hours, to audit, examine and make or request and obtain copies of, or extracts from, the books of account and other financial records of the Company at its Head Office; provided that all information obtained from such examination shall be deemed to be Confidential Information subject to the provisions of clause 18. Such right may be exercised through any employee of a Shareholder or its Affiliate designated by such Shareholder or by an independent certified public accountant that is licensed in the Kingdom or other representative designated by such Shareholder. Each Shareholder shall bear all expenses incurred in any examination made for such Shareholder's account. In the exercise of their rights under this clause 11.4, the Shareholders agree that they shall not cause any unreasonable interference with or disruption of the Company's Business or operations and that any such audit shall be commenced within five (5) Years of the close of the Year to which such inspection relates; provided, however, that such time limit shall not prejudice the right of a Shareholder to conduct an audit after such five (5) Year period if such audit is required to finally resolve a Dispute pursuant to the Dispute Resolution Procedures. To the extent possible, the Shareholders shall endeavor to coordinate among themselves and to conduct joint reviews and audits in order to avoid any unreasonable interruption of the Company's Business and operations. The expenses of such joint audits shall be allocated between the Shareholders according to their respective Ownership Interests.

11.5	Adjustment of the Company's Records
The Shareholders shall cause the Company to promptly rectify any errors or omissions in the Company's records that are discovered by the Shareholders.

Exhibit 10.38

11.6	Taxes

(a)
The Shareholders shall ensure that all necessary steps will be taken to cause the Company to be regarded as a tax resident in the Kingdom. This will include the location and exercise of central control or management of the Company from within the Kingdom.

(b)
Notwithstanding any other provision of this Agreement, the Company shall withhold and pay, and each Shareholder hereby authorizes the Company to withhold and pay, all withholding or other Taxes required under Applicable Law to be withheld and paid, whether arising from an obligation of the Company or of each of the Shareholders, unless otherwise agreed in writing by the Company and the Shareholders.

(c)	The tax liabilities of each Shareholder in respect of its Ownership Interest in the Company shall be borne by such Shareholder and not by the Company.

12.	POLICIES OF THE COMPANY

12.1	General Policies
To ensure that the Company is conducting its Business and operations in a manner that, among other things: (a) is consistent with the Shareholders' objectives of the Company and the highest ethical standards; (b) ensures the maintenance of best practices that create a safe environment; (c) complies with international industry standards and all Applicable Law; and (d) implements good corporate governance and sound corporate social responsibility, it is hereby specifically agreed that the Shareholders shall cause the Board of Managers, from time to time, to design, adopt and implement such comprehensive and robust compliance and internal policies, controls and procedures meeting, at a minimum, all relevant regulations and international standards for the mitigation of compliance risks, including the policies described in this clause 12. From time to time, and as may be necessary, the Board of Managers may amend, alter or add to such policies.

12.2	Accounting and Internal Control Policy
The Board of Managers shall, from time to time, ensure promulgation of the following, in each case in accordance with Applicable Law, including IFRS, SOX and the standards of SOCPA, as applicable:

(a)	accounting and document retention policy of the Company which shall govern the maintenance of books and records;

(b)
preparation of Financial Statements policy so that accounting and financial records and reports are prepared in the Arabic and English languages, with figures expressed in U.S. Dollars and Saudi Riyals in accordance with IFRS, the standards of SOCPA, applicable Saudi legal and regulatory requirements, and certified by a recognized licensed accountancy firm that shall be appointed annually by the General Assembly upon the recommendation of the Audit Committee and the Board of Managers and any other reporting commitments to external parties;

(c)	accounts receivable write-off policy;

(d)	internal control system ensuring that all transactions are complete, accurate, timely, in compliance with the Company's policies and authorized by the Board of Managers;

Exhibit 10.38

(e)	additional written policies and procedures reflecting the latest thinking and best practices in governing finance, contracting, purchasing and other primary operational and administrative functions;

(f)	the establishment of an internal audit function reporting directly to the Board of Managers for the purpose of reporting audit findings; and

(g)	any other related matters,
(the Accounting Policy).

12.3	Dividend Policy
The Company (and the Shareholders) shall, to the extent permitted by Applicable Law and subject to the Company's cash requirements, distribute dividends to the Shareholders in a manner that is consistent with the Dividend Policy of the Company, attached hereto as Schedule 10.

12.4	Local Content
The Shareholders shall cause the Company to aim to maximize the engagement and utilization of Saudi contractors, material suppliers and employees in a manner that is consistent with the Maximization of Local Content Policy of the Company as set forth in Schedule 11.

13.	WARRANTIES
On the Effective Date, each of the Shareholders hereby warrants to the other Shareholder as follows:

(a)
it is duly organized, validly existing and in good standing under the respective laws of the jurisdiction in which it is organized and that it is not confronting any current or threatened bankruptcy, insolvency, guardianship or like process;

(b)
it has all requisite power and authority to enter into this Agreement and the Transaction Agreements to which it is a party and to perform the obligations contemplated thereby, and the execution and delivery of this Agreement and the Transaction Agreements to which it is a party and the performance thereof have been duly authorized by all necessary action on the part of such Shareholder;

(c)
neither the execution and delivery of this Agreement and the Transaction Agreements to which it is a party nor the performance thereof will violate, conflict with or result in a breach of any law or provision of such Shareholder's constitutional or organizational documents or any agreement, document or instrument to which it is subject or by which it or its assets are bound or require the consent or approval (if not already obtained) of any shareholder, partner, equity holder, holder of indebtedness or other Person or entity, or contravene or result in a breach of or default under, or the creation of, any Encumbrance upon any property under any constitutive document, indenture, mortgage, loan agreement, lease or other agreement, document or instrument to which that Shareholder is a party; and

(d)
any required authorizations of and exemptions, actions or approvals by, and any required notices to or filings with, any Governmental Entity that are required to have been obtained or made by such Shareholder in connection with the execution and delivery of this Agreement and the Transaction Agreements to which it is a party or the performance by it of its obligations

Exhibit 10.38

thereunder will have been obtained or made and will be in full force and effect, and all conditions of any such authorizations, exemptions, actions or approvals will have been satisfied.

14.	COMMERCIAL MATTERS

14.1	Services and secondments

(a)
Each Shareholder shall, or shall procure that its Affiliates shall, provide to the Company any, or any combination, of the transitional, technical and/or other services agreed pursuant to the Services Agreement, or otherwise as agreed in writing from time to time to enable the provision of best-in-class offshore drilling services by the Company on an independent, stand-alone basis.

(b)
Rowan represents, warrants and undertakes that it has disclosed and shall provide pursuant to the Services Agreement, all types of substantial services that, as at Completion, are provided to any of Rowan’s operating Affiliates in the Kingdom.

(c)
Rowan shall procure that its Affiliates provide the Company, on an employment or secondment basis, with such of their key employees as are needed for the Company to provide best-in-class drilling services on an independent, stand-alone basis, in accordance with the Secondment Agreements or otherwise as agreed in writing from time to time.

(d)	The Shareholders will cause the Company to enter into the Services Agreement in accordance with paragraph 3.2 of Schedule 2.

(e)
Subject to appropriate confidentiality restrictions, Rowan shall, or shall procure that one (1) or more of its Affiliates shall, provide support to the IK Manufacturing JV using Rowan’s experience with rig construction sites in an effort to increase the functionality and efficiency of the manufacturing facility, the construction processes and the rig design (such services to be provided at cost under the Services Agreement and in accordance with an agreed statement of work).

14.2	Materials and Intellectual Property

(a)
Each Shareholder shall, or shall procure that its Affiliates shall, grant rights under Intellectual Property to the Company to use certain Materials (including, in the case of the Rowan Intellectual Property License, the Rowan Background Materials and, in the case of the SA Intellectual Property License, the SA Background Materials) on the terms and conditions as set forth in their respective License Agreements and as otherwise agreed from time to time.

(b)
The Shareholders will cause the Company to enter into the License Agreements in accordance with paragraph 3.2 of Schedule 2, or otherwise as agreed in writing from time to time in relation to any Shareholder’s Intellectual Property rights needed by the Company.

14.3	IK Manufacturing JV
The provisions of Schedule 5 shall apply.

15.	EVENTS OF DEFAULT

15.1	Events of Default
The following shall constitute events of default (each an Event of Default) under this Agreement:

Exhibit 10.38

(a)	failure of a Shareholder to comply with its obligations under paragraph 4.1 of Schedule 2;

(b)
failure of a Shareholder to contribute, advance and/or subscribe and pay for (as applicable) any Shareholder Injections in accordance with a Funding Notice, to the extent: (i) such Funding Notice related to part of that Shareholder’s Commitment Amount; or (ii) the Shareholder voted in favor of a resolution in respect of the funding the subject of that Funding Notice in accordance with clause 7.3(d);

(c)
a Shareholder causing the General Assembly to not, or to be unable to, resolve to increase the Authorized Capital, or failing to make any Shareholder Injections, in circumstances set forth in clause 5.5;

(d)	a purported Transfer by a Shareholder made in violation of the terms and conditions set forth herein or a failure by a Shareholder to comply with its obligations under clause 16.1(f);

(e)	an Insolvency Event occurs in respect of the Shareholder;

(f)
failure of all Rowan Board Managers or all Saudi Aramco Board Managers to attend two (2) consecutive meetings of the Board of Managers or three (3) meetings of the Board of Managers during any twelve-month period;

(g)	a Shareholder being subject to a Change of Control without giving notice under clause 16.4;

(h)
a material breach by Rowan Companies plc under the Rowan Guarantee prior to the date on which Rowan’s Commitment Amount has been reduced to zero, the Rowan Guarantee is not or ceases to be in full force and effect or any Insolvency Event occurs in relation to Rowan Companies plc;

(i)
failure of a Shareholder to provide any Support Obligation in connection with any Third Party debt financing which has been approved by a resolution of the General Assembly passed in accordance with the Articles of Association and clause 7.3;

(j)	material failure of a Shareholder or any of its Affiliates to comply with its obligations under Schedule 5;

(k)
failure of a Shareholder or any of its Affiliates to: (i) contribute Rigs to the Company or pay to the Company their respective value; (ii) issue any promissory note; or (iii) pay any liquidated damages, in each case in accordance with the relevant Asset Transfer and Contribution Agreement; and

(l)
a material failure of a Shareholder to comply with the requirements of SAGIA, MOCI, the Bank or the notary public in connection with any increase of the Authorized Capital and amendment of the Articles of Associations to reflect any Capital Contributions made by one or more Shareholders in accordance with, or pursuant to, the terms of this Agreement, provided that an Event of Default described in clauses 15.1(a), 15.1(b), 15.1(c), 15.1(j) or 15.1(k) shall, to the extent such Event of Default relates to a failure to make a Capital Contribution or any other payment, be deemed to have been remedied if (i) the relevant payment is subsequently made or the relevant assets are subsequently contributed (as applicable) by or on behalf of the relevant Shareholder (including, in the case of Rowan, by Rowan Companies plc in accordance with the Rowan Guarantee) within ninety (90) days of the date of the Default Notice; or (ii) the relevant Shareholder

Exhibit 10.38

pays an amount equal to the Shortfall Amount to the Contributing Shareholder in accordance with clause 5.4(d)(iv).

15.2	Notice of Events of Default
If an Event of Default occurs in respect of a Shareholder (the Defaulting Shareholder), the Defaulting Shareholder shall immediately notify the other Shareholder (the Non-Defaulting Shareholder) and the Company by delivery of a Notice (a Default Notice) of the occurrence of such Event of Default, setting forth a description of such Event of Default and any action it proposes to take in response to the Event of Default, provided that, if the Defaulting Shareholder has not issued a Default Notice as soon as reasonably practicable after an Event of Default has occurred and become known to it, the Company or the Non-Defaulting Shareholder (if it is aware of such Event of Default) shall issue a Default Notice. Following the issue of a Default Notice, the Shareholders shall immediately commence good faith discussions to seek to remedy (if remediable) such Event of Default.

15.3	Consequences of Events of Default

(a)	Notwithstanding any other provision of this Agreement, if a Default Notice is issued, then, for so long as such Event of Default is continuing in respect of a Defaulting Shareholder:

(i)
the Defaulting Shareholder shall not be required, notwithstanding any other provision of this Agreement, for the quorum at any General Assembly (other than a General Assembly that will vote on matters set forth in clause 7.4), and the approval requirements of clause 7.3 shall not apply to any Shareholders’ Reserved Matter to be considered by the General Assembly;

(ii)
any members of the Board of Managers nominated by that Defaulting Shareholder shall not be required, notwithstanding any other provision of this Agreement, for the quorum at any meeting of the Board of Managers and the approval requirements of clause 6.6(b) shall not apply to any Board Reserved Matter to be considered by the Board of Managers, and such matters shall be adopted by the Board of Managers by the approval of a simple majority;

(iii)
at any Board of Managers’ meeting, if the Defaulting Shareholder is Saudi Aramco, the CEO (or, if the CEO is not appointed by Rowan at the time of such meeting, a Rowan appointee) shall have a casting vote, or if the Defaulting Shareholder is Rowan, the Chairman shall have a casting vote, in each case in addition to any vote the CEO (or such appointee) or Chairman, as applicable, may have in his or her capacity as a Board Manager; and

(iv)
the Defaulting Shareholder shall not be entitled to payment of any dividends approved by the General Assembly. The Defaulting Shareholder’s share of any dividends declared after the issue of a Default Notice, and for so long as such Event of Default is continuing, shall be retained by the Company and released:

(A)
to the Defaulting Shareholder, if the applicable Event of Default has been remedied within ninety (90) days of the date of the relevant Default Notice, and such Shareholder has ceased being a Defaulting Shareholder; or

Exhibit 10.38

(B)	to the Non-Defaulting Shareholder, if such Non-Defaulting Shareholder has exercised its Call Option or Put Option, as applicable, as set forth in clauses 15.3(c), 16.8 and 16.9 (as applicable).

(b)
Notwithstanding any other provision of this Agreement, following the issue of a Default Notice and for so long as an Event of Default is continuing in respect of a Defaulting Shareholder, no Transfer of the Defaulting Shareholder’s Shareholder Instruments may take place other than in accordance with clauses 15.3(c), 16.8 and 16.9 (as applicable).

(c)
If, following the issue of a Default Notice, there is a continuing Event of Default which is not remediable or, if remediable, has not been remedied within ninety (90) days of the date of the Default Notice (provided that an Insolvency Event in respect of any Shareholder or Rowan Companies plc shall be deemed incapable of remedy), then, for so long as the applicable Event of Default is continuing:

(i)
in the case of an Event of Default in respect of Rowan, Saudi Aramco shall have an option to purchase all (but not some only) of the Shareholder Instruments held by Rowan in accordance with the provisions of clause 16.8; and

(ii)
if the case of an Event of Default in respect of Saudi Aramco, Rowan shall have an option to sell all (but not some only) of the Shareholder Instruments held by Rowan to Saudi Aramco in accordance with the provisions of clause 16.9, provided that if a Call Notice or Put Notice (as applicable) is not issued in accordance with this clause 15.3(c) and clause 16.8 or 16.9 (as applicable) within one hundred and fifty (150) days of the Default Notice being given or received (as applicable), the Event of Default shall be deemed to have been remedied.

16.	TRANSFER AND EXIT PROVISIONS

16.1	Restrictions on Transfer

(a)
Except as otherwise permitted in this Agreement, a Shareholder may not effect a transfer, assignment or other disposal (a Transfer) of all or any portion of its Shareholder Instruments or any direct or indirect rights or interests therein.

(b)
Notwithstanding anything contained in this Agreement or the Articles of Association but subject to clause 16.2, each Shareholder agrees that it will not, without the prior written consent of the other Shareholder, Transfer all or any portion of its Shareholder Instruments or any direct or indirect rights or interests therein within a period of ten (10) Years from the Project Operations Date.

(c)
No Transfer of any class of Shareholder Instruments shall be permitted unless the transferring Shareholder also Transfers a commensurate portion of each other class of Shareholder Instruments held by it to the same transferee at the same time.

(d)
The price payable for the Transfer of any Subordinated Shareholder Loans to another Shareholder pursuant to or as required under this Agreement shall be the Face Value, except where such Transfer arises from the exercise of an option under clause 15.3, in which case the price payable for the Subordinated Shareholder Loans shall be equal to the Default Price or Default Put Price, as applicable. [**]

Exhibit 10.38

(e)
Except as otherwise permitted in this Agreement, any Transfer or purported Transfer of all or any portion of any Shareholder Instruments or any direct or indirect rights or interests therein in violation of the restrictions set forth in this clause 16.1 or any other restriction on Transfers contained in this Agreement shall constitute a violation of this Agreement. In addition to any remedy that is available under this Agreement or Applicable Law, each Shareholder will have the right to force a Shareholder who violates this clause 16 to rescind the transaction, including by repurchasing the Transferred Shareholder Instruments.

(f)
A Shareholder may not create or permit to subsist any Encumbrance on or affecting any of its Shareholder Instruments except with the consent of the other Shareholder. Any purported creation or granting of an Encumbrance on or affecting a Shareholder’s Shareholder Instruments in contravention of this clause 16.1 shall constitute an Event of Default and in any event shall be of no effect and accordingly the Company and the other Shareholder(s) shall not be bound to recognize or give effect to any such purported Encumbrance.

16.2	Permitted Transfers
The restrictions on Transfers set forth in clause 16.1(b) shall not apply to a Transfer of all or any portion of the Shareholder Instruments of a Shareholder:

(a)	to a Qualifying Affiliate in accordance with clause 16.3; or

(b)	made in accordance with the provisions of clause 4.2(c)(ii), 4.2(c)(iii), 5.4(d)(iv), 10.2, 15.3, 16.4, 16.8 and/or 16.9.

16.3	Qualifying Affiliates

(a)
A Shareholder (a Transferor) may, at any time, transfer or assign all or a portion of its Shareholder Instruments to a Qualifying Affiliate thereof (a Transferee), provided that such Transferee shall first adhere to this Agreement by executing an Agreement of SHA Adherence, and such Transferor shall be fully liable for the payment and performance obligations of such Transferee under this Agreement pursuant to a guarantee, indemnity and/or undertaking in respect of the same to be provided by such Transferor in a form acceptable to the other Shareholder (acting reasonably).

(b)
In the event that any such Transferee will cease or ceases to be a Qualifying Affiliate of the Transferor, the Transferor shall promptly inform the other Shareholder and shall take all necessary measures to ensure that the Shareholder Instruments vested in such Transferee are immediately transferred back to such Transferor or to a Qualifying Affiliate thereof (in the latter case, on the same terms as described in this clause 16.3).

16.4	Change of Control
Notwithstanding any provisions of this Agreement to the contrary, should a Shareholder become aware that there has been or may be a sale or transfer of its Ultimate Holding Company or another event that would result in a Change of Control in respect of it, such Shareholder (the Acquired Shareholder) shall promptly notify the other Shareholder of the Change of Control or possible Change of Control, specifying, to the extent possible, the identity of the party causing such Change of Control. Following the receipt of such Notice:

Exhibit 10.38

(a)
the other Shareholder may consent to such Change of Control or possible Change of Control (and if such other Shareholder does not exercise its rights in accordance with clause 16.4(b) or 16.4(c), as applicable, within the time period specified in that clause, such other Shareholder shall be deemed to have consented to such Change of Control);

(b)
if Rowan is the Acquired Shareholder, Saudi Aramco may, at any time during the sixty (60) day period following Notice of such Change of Control, notify Rowan that it is electing to exercise an option to purchase all (but not some only) of the Shareholder Instruments held by Rowan in accordance with the provisions of clause 16.8, provided that if the Notice is in respect of a possible Change of Control, the Shareholders shall initiate determination of Fair Price following Notice of such election, but Saudi Aramco shall not have the right to effect the purchase unless and until such Change of Control has occurred; or

(c)
if Saudi Aramco is the Acquired Shareholder, Rowan may, at any time during the sixty (60) day period following Notice of such Change of Control, exercise an option to sell all (but not some only) of the Shareholder Instruments held by Rowan to Saudi Aramco in accordance with the provisions of clause 16.9, provided that if the Notice is in respect of a possible Change of Control, the Shareholders shall initiate determination of Fair Price following Notice of such election, but Rowan shall not have the right to effect the sale unless and until such Change of Control has occurred.

16.5	Third Party Transfers

(a)
A Shareholder may Transfer all (but not part only) of its Shareholder Instruments to a Third Party that is licensed to operate in the Kingdom, provided that clause 16.5(b) shall first apply, and provided further that:

(i)
such Third Party shall adhere to this Agreement as a Shareholder by executing an Agreement of SHA Adherence and this Agreement shall be amended to the extent necessary to reflect the admission of such Third Party in place of the transferring Shareholder;

(ii)
the transferring Shareholder shall notify the other Shareholder in writing of the Transaction Agreements (other than this Agreement), if any, under which such Third Party shall assume rights, powers, benefits and/or obligations as a result of such sale (the Relevant Transaction Agreements) and, subject to clause 16.7, to the extent applicable, the relevant share of rights and obligations to be transferred to such Third Party under the Relevant Transaction Agreements; provided, that the transferring Shareholder may elect to renegotiate the terms of the Relevant Transaction Agreements on an arm's length basis; and

(iii)
as a condition to such sale, such Third Party has complied with clause 16.7 (if applicable) and delivered such other documents and agreements as shall be reasonably requested by each of the Shareholders and the Company to confirm such transferee's admission as a Shareholder and its agreement to be bound by and to assume the obligations of a Shareholder, consistent with the terms of this Agreement, the Transaction Agreements and any current financing agreement and any other relevant agreements in connection with the Business.

Exhibit 10.38

Notwithstanding any other provision of this Agreement, a Shareholder that wishes to Transfer its Shareholder Instruments in accordance with this clause 16.5 must Transfer all of its Shareholder Instruments to a single Third Party.

(b)
A Shareholder (a Vendor) who wishes to Transfer and/or cause the Transfer of all (but not part only) of the Shareholder Instruments held by it to a Third Party licensed to operate in the Kingdom shall first comply with the provisions of this clause 16.5(b):

(i)
the Vendor shall deliver a Notice (the Transfer Notice) to the other Shareholder (the Purchaser) of its desire to Transfer, and/or cause the Transfer of, all of the Shareholder Instruments held by it (the Pre-Emption Ownership Interest);

(ii)
the Transfer Notice shall specify: (A) the identity of the proposed Third Party transferee; (B) the price (which must be cash) offered or proposed for the Pre-Emption Ownership Interest and the associated rights, powers, benefits and/or obligations under the Relevant Transaction Agreements to be transferred by the Vendor to such proposed Third Party or the other Shareholder (the Pre-Emption Price); (C) the terms and conditions of such proposed sale and transfer (the Pre-Emption Sale Conditions); and (D) that, subject to the provisions of this Agreement, the Transfer Notice constitutes an offer by the Vendor to sell to the Purchaser the Pre-Emption Ownership Interest at the Pre-Emption Price and on the Pre-Emption Sale Conditions;

(iii)
if, within sixty (60) days of receipt of the Transfer Notice (the Pre-Emption Period), the Purchaser delivers a Notice to the Vendor (a Pre-Emption Notice) that it intends to exercise its pre-emption right under this clause 16.5(b) and purchase the Pre-Emption Ownership Interest and the associated rights, powers, benefits and/or obligations under the Transaction Agreements to be transferred at the Pre-Emption Price, the Vendor shall enter into such documentation as the Purchaser may reasonably require in order to effect such sale and purchase at the Pre-Emption Price on substantially the same terms and conditions as the Pre-Emption Sale Conditions within sixty (60) days;

(iv)
if the Purchaser does not deliver a Pre-Emption Notice to the Vendor within sixty (60) days of receipt of the Transfer Notice or delivers a Notice to the Vendor that it does not intend to exercise its pre-emption right under this clause 16.5(b), the Vendor may sell, and/or cause the sale of, the Pre-Emption Ownership Interest to the proposed Third Party at a price no less than the Pre-Emption Price on substantially the same terms and conditions as the Pre-Emption Sale Conditions, provided that if the Vendor has not completed the sale of the Pre-Emption Ownership Interest to such proposed Third Party within one hundred and eighty (180) days (as extended to reflect any regulatory approval or tolling periods) of the end of the Pre-Emption Period, such sale shall again be subject to the pre-emption procedure set forth in this clause 16.5(b); and

(v)
notwithstanding clauses 16.5(b)(iii) and 16.5(b)(iv), if the Vendor is Rowan: (A) the Shareholders must, following the issue by Rowan of a Pre-Emption Notice, procure the determination of the Fair Price; (B) the Pre-Emption Period shall be extended and shall continue until ninety (90) days after the determination of the Fair Price; and (C) if the Pre-Emption Price is greater than the Fair Price, Saudi Aramco may exercise the pre-emption right and purchase the Pre-Emption Ownership Interest and the associated rights, powers, benefits and/or obligations at a price equal to the Fair Price.

Exhibit 10.38

16.6	Transfer of Rights and Obligations under this Agreement
In the event of a sale, transfer or assignment by a Shareholder in accordance with clause 16.2, the other Shareholder shall, and shall cause the Company to, use best efforts to promptly (and at their own respective cost) take all such actions as are necessary to be taken by them to effect such sale, transfer or assignment, including all acts required to render such transfer legally valid and enforceable under Applicable Law.

16.7	Transfer of Rights and Obligations under Other Agreements
In the event of a Transfer by Rowan to Saudi Aramco or a Third Party of Rowan's Shareholder Instruments, Rowan undertakes to assist the Company by providing transition services for a reasonable period to be agreed at full market value while providing the Company with reasonable assistance and cooperation in putting in place alternative arrangements for the services Rowan has been providing to the Company, and Saudi Aramco and its Affiliates shall, and shall use their best efforts to cause the Company to, promptly put such alternative arrangements in place (including by amending the Transaction Agreements to provide for Rowan to continue providing services at full market value) and take all other steps necessary to ensure that the Business and the Company can continue uninterrupted upon Rowan's exit.

16.8	Terms of Call Option

(a)
Where a Shareholder (the Option Holder) has an option under clause 4.2(c)(iii), 10.2(b)(i), 15.3(c)(i), or 16.4(b) (Call Option) to purchase all (and not some only) of the Shareholder Instruments (Call Instruments) held by the other Shareholder (the Grantor), the Option Holder may exercise the Call Option by issuing a Notice (a Call Notice) to the Grantor and the Company.

(b)	Following the issue of a Call Notice, the Shareholders must procure the determination of the Fair Price.

(c)	On the date which is thirty (30) days after the date the Fair Price is determined (or such other date as Saudi Aramco and Rowan may agree):

(i)
the Grantor must sell free from all Encumbrances and with all rights attached to such Call Instruments as at the date of the Call Notice (including all rights to any interest payments, dividends or other distributions in each case declared, paid or made after the date of any such Call Notice), and the Option Holder (or its nominee) must purchase, the Call Instruments; and

(ii)	the Option Holder must pay to the Grantor the aggregate price payable for the Call Instruments, being an amount equal to:

(A)	if the Call Option is granted under clause 4.2(c)(ii), 4.2(c)(iii), 10.2(b)(i) or 16.4(b), the Fair Price in respect of the Call Instruments; or

(B)	if the Call Option is granted under clause 15.3(c)(i), the Default Price in respect of the Call Instruments in each case less any interest payments, dividends or other distributions declared and actually paid or made to, the Grantor after the date of the Call Notice.

Exhibit 10.38

(d)	Each Shareholder shall enter into such documentation as the other Shareholder may reasonably require in order to effect such Call Option (to the extent not already entered into prior to such date).

16.9	Terms of Put Option

(a)
Where Rowan has an option under clause 10.2(b)(ii), 15.3(c)(ii), 16.4(c) or paragraph 3.3(b) of Schedule 4 (Put Option) to sell and/or cause the sale of all (and not some only) of the Shareholder Instruments held by Rowan (Put Instruments), Rowan may exercise the Put Option by issuing a Notice (a Put Notice) to Saudi Aramco and the Company.

(b)	Following the issue of a Put Notice, the Shareholders must procure the determination of the Fair Price.

(c)	On the date which thirty (30) days after the date the Fair Price is determined (or such other date as Saudi Aramco and Rowan may agree):

(i)
Rowan must sell free from all Encumbrances and with all rights attached to such Put Instruments as at the date of the Put Notice (including all rights to any interest payments, dividends or other distributions in each case declared, paid or made after the date of any such Put Notice), and Saudi Aramco (or its nominee) must purchase, the Put Instruments; and

(ii)	Saudi Aramco must pay to Rowan the aggregate price payable for the Put Instruments, being an amount equal to:

(A)	the Fair Price in respect of the Put Instruments if the Put Option is granted under clause 10.2(b)(ii), 16.4(c) or paragraph 3.3(b) of Schedule 4; or

(B)	the Default Put Price if the Put Option is granted under clause 15.3(c)(ii), in each case less any interest payments, dividends or other distributions declared and actually paid or made to, Rowan after the date of the Put Notice.

(d)	Each Shareholder shall enter into such documentation as the other Shareholder may reasonably require in order to effect such Put Option (to the extent not already entered into prior to such date).

16.10	Listing
If the Shareholders agree in accordance with clause 7.3 to a proposal to seek the listing of the Shares in the Company on any regulated investment exchange, each Shareholder shall:

(a)	pass all resolutions necessary to convert the Company to a joint stock company with a minimum of five (5) shareholders;

(b)	give such co-operation and assistance; and

(c)	exercise all such rights and powers in relation to the Company, so as to ensure that the listing is achieved in a timely manner and in accordance with the agreed proposal and the then prevailing market conditions.

Exhibit 10.38

17.	DISSOLUTION, WINDING-UP, TERMINATION AND SURVIVAL

17.1	Dissolution
The Shareholders shall dissolve and commence winding up the Company upon the first to occur of any of the following events (each a Dissolution Event):

(a)
on expiration of the Term of the Company as provided in clause 4.1, including any extension thereof, or, if earlier, upon expiration of the duration of the Term set forth in the Articles of Association, including any extension thereof;

(b)	as determined by the General Assembly in accordance with clause 5.4(a) or upon failure of the General Assembly to elect whether to continue or dissolve the Company in accordance with clause 5.4(b); or

(c)	as otherwise agreed by the Shareholders pursuant to clause 7.4(h).

17.2	Winding Up
Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying or making reasonable provision for the satisfaction of the claims of its creditors and the Shareholders, and no Shareholder shall take any action that is inconsistent with, unnecessary to or inappropriate for, the winding up of the Company's Business and affairs, provided that all covenants and obligations contained in this Agreement shall continue to be fully binding upon the Shareholders (unless otherwise specifically provided for in any of the other Transaction Agreements and subject to Applicable Law) until such time as the assets or property or the proceeds from the sale thereof have been distributed pursuant to the terms of this clause 17 and Applicable Law.

17.3	Liquidator
To enable the proper sale and distribution of the property and assets and the proceeds from any sale thereof, the General Assembly shall appoint any Person as liquidator of the Company (such Person, the Liquidator), subject to the following conditions and upon any other terms and further conditions as the General Assembly shall deem appropriate, including the powers and remuneration of such Liquidator. Subject to Applicable Law, the Liquidator shall:

(a)
prepare a statement setting forth the assets and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to all of the Shareholders no later than nine (9) months prior to the allocation, sale, distribution or payment of such assets or liabilities;

(b)
allocate property and assets of the Company in-kind to Saudi Aramco and cause an Independent Valuator to determine the Fair Price of such property and assets, for the purpose of determining Rowan’s Ownership Interest share of such property and assets, Rowan’s Ownership Interest share of such amount to be paid as compensation, in cash, to Rowan, as applicable, within one-hundred and eighty (180) days of such determination, in an orderly, business-like and commercially reasonable manner;

(c)	undertake the liquidation in the manner most likely to continue the Business after the liquidation and achieve the Shareholders' objectives;

Exhibit 10.38

(d)
to the extent consistent with clauses 17.3(b) and 17.3(c), apply and distribute the proceeds of any sale and all other assets owned by the Company as follows and in the following order of priority, subject to Applicable Law:

(i)
to the payment of the debts and liabilities of the Company and the expenses of liquidation or distribution, other than Subordinated Shareholder Loans or trade payables to the Shareholders or their Affiliates, unless any such debts and liabilities would be retained in connection with the continuation of the Business as a going concern;

(ii)
to the payment of Subordinated Shareholder Loans and trade payables to the Shareholders or their Affiliates, provided that such debts and liabilities will be discharged on a pro rata basis based on the total amounts owed to the Shareholders (including their Affiliates);

(iii)
to the setting up of any reserves which the Liquidator shall determine to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company. Such reserves may, in the discretion of the Liquidator, be held by the Liquidator or paid over to a bank or trust company selected by it, in either case to be held by the Liquidator or such bank or trust company as escrow holder or liquidating trustee for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above. Such reserves shall be held for such period as the Liquidator shall deem advisable and, upon the expiration of such period, any remaining balance shall be distributed as provided in clause 17.4; and

(iv)	subject to clause 17.3(b), the balance, if any, to the Shareholders, in accordance with their proportionate Ownership Interests.

17.4	Distribution Upon Dissolution of the Company
Subject to clause 17.3(b), the Company's assets or the proceeds from the sale thereof shall be applied and distributed by the Liquidator to the Shareholders, in accordance with their proportionate Ownership Interests, to the maximum extent permitted by, but subject to, Applicable Law.

17.5	Duration and Termination of this Agreement

(a)
This Agreement shall commence on the Effective Date and, unless terminated by the written agreement of the Shareholders, shall, following the Formation Date, continue for so long as two (2) or more Shareholders continue to hold Shares in the Company, but a Shareholder will cease to have any further rights or obligations under this Agreement on ceasing to hold any Shares, except in relation to those provisions which are expressed to continue in force and provided that this clause 17.5 shall not affect any of the rights or liabilities of any Shareholders in connection with any breach of this Agreement which may have occurred before that Shareholder ceased to hold any Shares.

(b)
This Agreement shall terminate: (i) upon completion of the dissolution, liquidation or winding-up of the Company pursuant to the provisions of this clause 17 or otherwise; or (ii) by unanimous written agreement of the Shareholders.

Exhibit 10.38

17.6	Survival

(a)
The termination of this Agreement for any reason shall not prejudice the rights or remedies which any Shareholder may have in respect of any breach of the terms of this Agreement prior to the date of termination.

(b)	Clauses 1, 17.6, 18, 19, 20, 22, 23, 24, 25.3, 25.12 and Schedule 9 shall continue in force after such termination.

18.	CONFIDENTIAL INFORMATION

18.1
For the purposes of this clause 18, Confidential Information means all information of a confidential nature disclosed by whatever means by the Company or a Shareholder (the Disclosing Party) to the Company or the other Shareholder (in both cases the recipient of the information shall be the Receiving Party), whether prior to or following the Effective Date, and includes the provisions and subject matter of this Agreement as well as the other Transaction Agreements.

18.2
Each Shareholder undertakes to keep, and shall use best efforts to procure that each of its Affiliates and each Board Manager appointed by it shall keep, the Confidential Information confidential and not disclose it to any Person, other than as permitted under this clause 18 or use such Confidential Information other than for purposes contemplated by this Agreement.

18.3	Clause 18.2 shall not apply to the disclosure of Confidential Information if and to the extent:

(a)	required by Applicable Law or by any law or regulation of any country with jurisdiction over the affairs of the Receiving Party (or any Subsidiary of it);

(b)	required by the rules of any securities exchange on which securities of the Receiving Party or any of its Affiliates are listed;

(c)	required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body;

(d)	that such information is in the public domain other than through breach of this clause 18; or

(e)
the Receiving Party can demonstrate to have already known the Confidential Information as of the date of disclosure by the Disclosing Party or to have subsequently and lawfully acquired it from a Third Party that has the right to disseminate such information, provided that, in the case of clauses 18.3(a), 18.3(b) and 18.3(c), the Receiving Party will promptly notify the Disclosing Party and the Company and co-operate with the Disclosing Party or the Company (as appropriate) regarding the timing and content of such disclosure and any action which the Disclosing Party or the Company (as appropriate) may reasonably wish to take to challenge the validity of such requirement.

18.4
The Receiving Party may disclose Confidential Information to its employees and advisers, provided that it makes each such recipient aware of the obligations of confidentiality assumed by it under this Agreement and provided that it procures that such recipient complies with those obligations as if it were a party to this Agreement.

18.5
A Shareholder may disclose Confidential Information relating to the Company and any Subsidiary of it (but not the other Shareholder(s)) to a potential purchaser to whom it is or may, subject to compliance

Exhibit 10.38

with the transfer provisions in this Agreement, become entitled to sell its Shareholder Instruments, provided that before any Confidential Information is disclosed, the potential purchaser shall have entered into appropriate confidentiality undertakings no less protective and favorable to the Company than the terms of this Agreement.

18.6
Notwithstanding any other term of this Agreement, Saudi Aramco may, if and to the extent necessary in connection with the exercise of its rights and obligations hereunder, disclose Confidential Information to the Ministry of Energy, Industry and Mineral Resources of the Kingdom of Saudi Arabia (MinPet), its Affiliates and members of Saudi Aramco's board of directors or managers, provided that Saudi Aramco shall (i) use all reasonable efforts to provide that MinPet does not further disclose such Confidential Information and (ii) ensure its Affiliates and board of directors or managers treat the Confidential Information no less protectively than the obligations incumbent upon Saudi Aramco in this clause 18 (other than this clause 18.6).

18.7	In respect of any item of Confidential Information, this clause 18 shall continue to bind the Shareholders notwithstanding termination or expiration of this Agreement:

(a)	for so long as the Confidential Information in question has not become part of the public knowledge or literature without breach of these undertakings; and

(b)
until a Third Party consultant, agent or other contractual party (other than any such Person acting on behalf of the Disclosing Party) having the right to disseminate such Confidential Information lawfully discloses the Confidential Information to the Receiving Party.

18.8
Promptly upon termination or expiration of this Agreement, and unless specifically provided otherwise in this Agreement, each Shareholder shall deliver to the other Shareholder (without retaining any copies), or at the option of the other Shareholder, destroy, at its own expense, the other Shareholder's Confidential Information. Each Shareholder shall, immediately on the written request of the other Shareholder, confirm in writing that it has returned, destroyed or permanently erased all such Confidential Information or all copies of such Confidential Information supplied to it or made by it, or by the Persons to whom it has supplied copies in accordance with the terms of this Agreement.

19.	INDEMNIFICATION AND LIABILITY

19.1
Neither the Board Managers nor the officers of the Company shall be liable to the Company or the Shareholders for mistakes of judgment or for any act or omission suffered or taken by them, or for Losses due to any such mistakes, action or inaction, except to the extent that the mistake, action or inaction was caused by the willful misconduct, fraud, forgery, bad faith or Gross Negligence of the relevant Board Manager(s) or officer(s) of the Company.

19.2
To the maximum extent permitted by Applicable Law, and except as provided in clause 19.1, neither the Board Managers nor officers of the Company shall be liable for, and the Company shall indemnify the Board Managers and officers of the Company against and agrees to hold the Board Managers and officers of the Company harmless from, all Losses incurred by the Board Managers and officers of the Company arising from the performance by the Board Managers or officers of the Company of their respective duties in relation to the Company and its Business.

19.3
The Board of Managers may consult with legal counsel, accountants, investment bankers or other experts selected by the Board of Managers, and any action or omission suffered or taken in good faith in reliance on, and in accordance with, the written opinion or advice of any such counsel, accountants,

Exhibit 10.38

investment bankers or other experts (provided such have been selected with reasonable care) shall be fully protected and justified with respect to the action or omission so suffered or taken.

19.4
In the event that any Shareholder or any of its Affiliates is alleged to be or shall become liable for any Loss of whatever nature of the Company, then the Company shall indemnify such Shareholder or its Affiliate (each on an after-tax basis) and hold such Shareholder or its Affiliate harmless from and against any such Losses of such Shareholder or its Affiliate to the extent that such Losses relate to or arose out of any action taken or any transaction effected by the Board of Managers under this Agreement or any action which the Board of Managers failed to take or any transaction which the Board of Managers failed to effect and which the Board of Managers was obligated to take or effect under this Agreement.

19.5
In the event that the Company's limitation of liability is lost as a result of the act or omission of any Shareholder and such loss of limitation of liability further results in the liability of the Shareholders in connection with this Agreement, each other Transaction Agreement and any other agreements in connection hereunder and thereunder, as well as the consummation of the transactions contemplated hereunder and thereunder, then the Shareholder whose act or omission resulted in such loss of the limitation of liability shall indemnify and hold harmless the other Shareholder, as applicable, for any direct Losses resulting therefrom, excluding any indirect, incidental or consequential Losses.

20.	COVENANTS

20.1	Non-Solicitation
Each Shareholder covenants with the others that it will not (and will procure that its Affiliates, including its employees, agents, advisers and any Person acting on its behalf will not), from the Project Operations Date and for a period of two (2) Years after the earlier of: (a) ceasing to be a Shareholder and a party to this Agreement; and (b) the termination or expiration of this Agreement (howsoever terminated or expired), encourage or seek to encourage any Person who is a manager, employee, consultant or Secondee or other individual seconded to work within another Shareholder or its Affiliates, to leave his current employment or to breach the terms of such employment, consultancy or secondment. The restrictions in this clause 20.1 shall not apply to the employment of any person following an unsolicited approach by that person at his own instigation or in response to an advertisement placed in the national, local or trade press or in response to an approach made by a headhunter without the person having first been identified to the headhunter by or on behalf of the Shareholder in question.

20.2	Exclusivity

(a)
Rowan warrants that, at Completion, neither it nor any of its Affiliates will be engaged in any negotiations in respect of any Competing Project and that it will have dissolved or terminated any existing Competing Projects.

(b)
Rowan shall notify Saudi Aramco, to the extent permitted by Applicable Law and applicable confidentiality or similar obligations (provided that Rowan shall, to the extent practicable and subject to its confidentiality obligations hereunder, seek to obtain a waiver of any such obligations with respect to Notice to Saudi Aramco), as promptly as practicable if any communication, invitation, approach, enquiry or request for information is received by it or any of its Affiliates or any representative of it or any of its Affiliates that could reasonably be understood as a solicitation to engage in negotiations or substantive discussions in respect of a Competing Project.

Exhibit 10.38

(c)	Rowan covenants with Saudi Aramco (and each of its Affiliates) that, for so long as Rowan is a Shareholder:

(i)
Rowan shall not, and Rowan shall procure that none of its Affiliates will, enter into or hold any interest in any Competing Project or subject to clause 20.2(d), acquire any drilling rigs which are located in the Kingdom or invest in any Person or hold any form of interest in any Person who at the time of such investment is engaged in a Competing Project, in all cases whether directly or indirectly; and

(ii)
Rowan shall procure that none of its Affiliates, directors, managers, officers, employees, agents or advisers shall use any Confidential Information during or following termination of this Agreement for the purposes of promoting, facilitating or granting competitive advantage to any Competing Project.

(d)
Notwithstanding the foregoing, nothing in this clause 20.2 shall limit Rowan or any of its Affiliates from acquiring or investing in (or attempting, soliciting or entering into discussions with respect to the acquisition of or investment in):

(i)	any Person or any equity interest in any Person if the interests and assets of such Person are engaged in a Competing Project; or

(ii)	any drilling rigs which are located in the Kingdom,
provided, that any such drilling rigs or drilling rigs owned by such Person and engaged in a Competing Project shall, from the time of completion of such acquisition or investment and unless otherwise mutually agreed between the Shareholders, be Managed Rigs until expiration of their associated drilling contracts and, at contract expiration, if Saudi Aramco Customer offers a Drilling Contract, the Company will elect to categorize such rigs as either Contributed Rigs or Leased Rigs and Rowan will then elect whether to accept such Drilling Contract. If Saudi Aramco Customer does not offer a Drilling Contract or Rowan elects not to accept such Drilling Contract as categorized by the Company, such rigs shall be removed from the Kingdom.

21.	INSURANCE

21.1
The Shareholders shall cause the Company and its Subsidiaries (if any) to effect, or cause the arrangement of, and maintain, or cause the maintenance of, insurance policies as shall be commercially available at reasonable commercial rates, as may be required by any Applicable Law or regulation, together with any other insurance as shall be prudent in the judgment of the Board of Managers, including:

(a)
for each drilling rig and its assets against such risks and in the manner and to the extent as shall be in accordance with good commercial practice with regard to assets of the same kind in comparable circumstances; and

(b)
for the Company and its Subsidiaries (if any) in respect of any accident, damage, injury, third party loss, loss of profits and other risks and in the manner and to an extent as shall be in accordance with good commercial practice with regard to a business of the same kind as that of the Company or, as appropriate, the relevant Subsidiary concerned.

21.2	The Shareholders shall cause the Company to obtain and subscribe for customary directors' and officers' liability insurance covering each Board Manager.

Exhibit 10.38

21.3	All insurance policies shall be arranged with reputable insurers and/or reinsurers of a standing acceptable to the Board of Managers.

22.	DISPUTE RESOLUTION PROCEDURES
All Disputes arising out of or in connection with this Agreement shall be settled in accordance with the Dispute Resolution Procedures set forth in Schedule 9.

23.	ASSIGNMENT
Except as expressly provided in this Agreement, no rights or obligations under this Agreement or in relation to: (i) any Shareholder's Shareholder Instruments; and/or (ii) such Shareholder's corresponding rights and/or obligations associated with such Shareholder Instruments, may be assigned, transferred or otherwise disposed of (including held or declared into trust) by a Shareholder without first seeking and obtaining the prior written consent of the other Shareholder.

24.	FORCE MAJEURE EVENTS

24.1	Effect of Force Majeure Event
If a Party (the Affected Party) is directly prevented or delayed from performing any of its obligations under this Agreement (other than an obligation to pay money, absent any contrary action of the Government or Applicable Law) by reason of a Force Majeure Event, such obligations of the Affected Party which are affected by the Force Majeure Event shall be suspended without liability for a period equal to the period during which the performance of such obligations is prevented or delayed.

24.2	Definition of Force Majeure Event
For purposes of this Agreement, Force Majeure Event shall mean any circumstances beyond the reasonable control or ability to avoid, acting prudently and reasonably, of, and without the fault or negligence of, the Affected Party that directly prevents or delays the performance of such Affected Party's obligations under this Agreement, including the following only to the extent that the foregoing requirements are satisfied in respect thereof: (i) natural disasters or acts of God, such as flood, fire, storm, cyclone, earthquake or freezing temperatures; (ii) acts of war or insurrection such as declared or undeclared war, civil war, uprising, guerrilla activity, riot, acts of terrorism or any other hostile act; (iii) shortage or non-availability of fuel, materials, parts, labor or transportation generally; (iv) labor disputes or any other labor conflict (not involving solely the employees of that Party); (v) Government action, such as laws, rules, regulations, directives or orders promulgated by any Governmental Entity or body having, or claiming to have, jurisdiction over the Parties or the operations hereunder; (vi) Government inaction, such as failure or delay in granting import licenses or other Government permits or authorizations required to perform the activities contemplated hereby; and (vii) any other cause beyond the reasonable control of the Party claiming that its performance obligations have been affected by a Force Majeure Event similar to, or different from, those already mentioned above, provided, always, that lack of funds shall not be interpreted as a cause which is not of a Party's making nor within a Party’s reasonable control. The Parties specifically agree that Saudi Aramco's inability to perform all or any part of this Agreement due to Government action, inaction or directive as set forth in (v) and (vi) above shall constitute a Force Majeure Event.

Exhibit 10.38

24.3	Notice of Force Majeure Event
As soon as reasonably practicable after the start of the Force Majeure Event, the Affected Party shall notify the other Parties in writing of the act, event, or circumstance which constitutes a Force Majeure Event, the date on which such Force Majeure Event commenced, its estimated duration and the effect of the Force Majeure Event on the Affected Party's ability to perform its obligations under this Agreement.

24.4	Mitigation
The Affected Party and each of the other Parties shall use their respective best efforts to mitigate the effects of the Force Majeure Event on the performance of its obligations under this Agreement, provided that, in each case, the actual and verifiable costs and expenses incurred by the other Parties shall be borne by the Affected Party. However, a Party shall not be obliged to settle a labor conflict in order to comply with such obligation to mitigate the effects of a Force Majeure Event.

24.5	Events Not Constituting Force Majeure Events
Force Majeure Events shall not include any failure by a Third Party to make payments when due, any failure of performance by any contractor or subcontractor which failure is not caused by an event that would qualify hereunder as a Force Majeure Event, or the acts or omissions of any Affiliate of a Party which are not caused by an event that would qualify hereunder as a Force Majeure Event.

24.6	Reporting
As soon as reasonably practicable after the end of the Force Majeure Event, the Affected Party shall notify the other Parties in writing that the Force Majeure Event has ended and such Affected Party shall resume performance of its obligations under this Agreement.

24.7	Consequence of Force Majeure Events
No Party shall be released from any of its obligations under this Agreement as a result of a Force Majeure Event. This Agreement shall remain in effect for the duration of a Force Majeure Event.

24.8	Accrued Obligations
The Parties further agree that, except as provided under clause 24.4, at the conclusion of any Force Majeure Event, no Party shall have any obligation to the other Parties with respect to its failure to perform any obligations required hereunder as a consequence of such Force Majeure Event. No Force Majeure Event shall operate to extend the Term of this Agreement.

25.	MISCELLANEOUS

25.1	Binding Effect
Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall, in accordance with its terms, be binding upon and inure to the benefit of the Parties and their respective heirs, legatees, legal representatives, successors, transferees and permitted assigns.

Exhibit 10.38

25.2	Further Covenants

(a)
The Parties undertake to each other to execute and perform all such deeds, documents, assurances, acts and things and to exercise all powers and rights available to them, including the convening of all meetings and the giving of all waivers and consents and passing of all resolutions reasonably required to ensure that the Shareholders, the Board Managers appointed by them (and any alternate Board Manager) and, so far as any obligations are expressed to be imposed upon them, the Company and any Subsidiaries of it:

(i)	give effect to the terms of this Agreement; and

(ii)	give effect to the terms of the Project Documents.

(b)
Without prejudice to the generality of clause 25.2(a), the Shareholders agree, as between themselves, that, if any provisions of the Constitutional Documents at any time conflict with any provisions of this Agreement, the provisions of this Agreement shall prevail and the Shareholders shall exercise all powers and rights available to them to procure the amendment of the Constitutional Documents to the extent necessary to permit the Company and its affairs to be regulated as provided in this Agreement.

25.3	Announcements
No Party shall make or permit any Person connected with it to make any announcement concerning this Agreement, any of the other Transaction Agreements or Project Documents or any ancillary matter before, on or after the Effective Date, except as required by Applicable Law or any competent regulatory body or with the prior written approval of all Shareholders, such approval not to be unreasonably withheld or delayed.

25.4	Notices

(a)
Any notice or other communication to be given under this Agreement shall be given in writing in English and may be delivered in person (to the person designated to act and/or receive notice on behalf of the relevant Party) or sent by prepaid trackable courier service, or email to the relevant Party at the following addresses, or such other address or email addresses as the relevant Party may notify the other Parties in writing from time to time (a Notice):

(i)	If to Saudi Aramco:
Saudi Aramco Al Midra Building, RM E-907A
Dhahran, 31311
Kingdom of Saudi Arabia
Attn: VP New Business Development
Email: yasser.mufti@aramco.com
with a copy to:
Saudi Aramco Main Administration Building; RM 335
PO Box 5000
Dhahran, 31311
Kingdom of Saudi Arabia
Attn: General Counsel

Exhibit 10.38

Email: nabeel.mansour@aramco.com

(ii)	If to Rowan:

2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
Attn: General Counsel
Email: meltre@rowancompanies.com

with a copy to:

2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
Attn: Rowan Legal
Email: legal@rowancompanies.com

(b)
Any such Notice sent as aforesaid shall, if sent by email, be deemed delivered on the date of sending, if transmitted before 5.00 pm (local time at the country of destination) on any Business Day, and in any other case on the Business Day following the date of sending. In proving service of a Notice by email, it is sufficient to prove that the email was properly addressed and transmitted by the sender's server into the network and there was no apparent error in the operation of the sender's email system.

(c)
Unless otherwise specified: (i) any Notice to be made to the Company, the Chairman, the Secretary and any Senior Officers shall be deemed validly made if addressed to such person and delivered to the Head Office unless another address is specified by any such person for such purpose, in which case it shall be deemed to be validly made if addressed to such person and delivered to such address; and (ii) any Notice to be made to a Board Manager of the Company shall be deemed validly made if addressed to such Board Manager and delivered to the Shareholder who appointed such Board Manager; provided, however, that the rules with respect to delivery as stipulated in clauses 25.4(a) and 25.4(b) shall continue to apply.

25.5	Entire Agreement; Compliance with and Precedence of this Agreement

(a)
Each of the Parties confirms that this Agreement and the other Transaction Agreements represent the entire understanding, and constitute the whole agreement, in relation to their subject matter and supersede any previous agreements, arrangements or understandings between the Parties with respect thereto (including, subject to clause 25.5(b), the MOU).

(b)
Upon entry into this Agreement, the Shareholders shall sign a written notice, and procure that the parties to the MOU counter-sign such notice in acknowledgement thereof, to confirm the termination of the MOU and agree that, in addition to the surviving provisions under clause 10.2 of the MOU, clauses 4 and 8 of the MOU shall survive the entry into this Agreement. Clauses 4 and 8 of the MOU shall, however, terminate upon the earlier of the Formation Date and termination of this Agreement in accordance with paragraph 2.5 of Schedule 2.

(c)	Except as required by Applicable Law, no terms shall be implied (whether by custom, usage or otherwise) into this Agreement.

(d)	Each Shareholder must exercise all powers and rights available to that Shareholder as a holder of Shares in order to give effect to the provisions of this Agreement and to ensure the Company

Exhibit 10.38

complies with its obligations under this Agreement. References in this Agreement to the Shareholders procuring that the Company performs its obligations are to be interpreted accordingly.

(e)
In the event of any inconsistency between the Articles of Association and the provisions of this Agreement, the Parties hereby agree that, to the extent possible under Applicable Law, the provisions of this Agreement shall prevail over the corresponding provisions of the Articles of Association regardless of whether the Articles of Association (and any subsequent amendments thereto) were entered into before or after the Effective Date.

(f)
Each Shareholder must exercise all powers and rights available to that Shareholder to procure, to the extent possible under Applicable Law, the amendment of the Articles of Association to the extent necessary to give effect to the provisions of this Agreement.

25.6	Amendments
This Agreement may be amended by the unanimous written agreement of the Shareholders.

25.7	Waivers

(a)	Any term of this Agreement may be waived by the unanimous written agreement of the Shareholders.

(b)
The rights and remedies of the Parties under or in connection with this Agreement shall not be affected by the giving of any indulgence by the other Parties or by anything whatsoever, except a specific waiver or release in writing, and any such waiver or release shall not prejudice or affect any other rights or remedies of such Parties.

25.8	Counterparts
This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts together constitute one (1) instrument.

25.9	English Language

(a)
This Agreement and all related documents, instruments and other materials relating hereto (including Notices, demands, requests, statements, certificates or other documents or communications) shall be in the English language, unless agreed otherwise by the Parties.

(b)	The Parties each acknowledge that:

(i)	the Constitutional Documents will be issued in Arabic (of the type used as the official language of the Kingdom) and, to the extent permissible under Applicable Law, English; and

(ii)	any Constitutional Document in the Arabic language shall prevail over the English language version of the same document.

Exhibit 10.38

25.10	Remedies Cumulative
The rights and remedies provided to the Parties under this Agreement are cumulative and are in addition to, and not in limitation of, other rights and remedies that may be available to any Party under this Agreement or Applicable Law, provided that the Parties agree to exclude, to the extent permissible, any right of termination of this Agreement arising under Applicable Law.

25.11	Severability
If any part (including any clause or part thereof) of this Agreement shall be void or unenforceable by reason of any Applicable Law, it shall be deleted and the remaining parts of this Agreement shall continue in full force and effect and, if necessary, the Parties shall use their best efforts to agree upon any amendments to this Agreement necessary to give effect to the spirit of this Agreement with due consideration to the economic interests pursued by each Shareholder and guided by the principles of reason and fairness.

25.12	Governing Law
This Agreement shall be construed in accordance with the plain meaning of its terms and shall be interpreted in all respects in accordance with and governed by the laws of the Kingdom, without regard to any conflicts of law provisions.

25.13	Further Assurances
The Parties hereby agree to cooperate and use their best efforts to take, or cause to be taken, all appropriate action necessary, proper or advisable and to obtain all permits, consents, approvals, authorizations, qualifications and orders as are necessary under the laws of the Kingdom to consummate and make effective the transactions contemplated by this Agreement.

25.14	Costs

(a)
Save as otherwise provided in this Agreement or as otherwise specifically agreed in writing by the Parties, each Party shall pay the costs and expenses incurred by it and each of its Affiliates in connection with the preparation, negotiation, entering into and execution of this Agreement, including in respect of its obligations in satisfying the Conditions Precedent set forth in paragraph 2 of Schedule 2 and the other requirements for subscribing the Shares.

(b)
The Parties shall identify and agree upon other pre-formation and post-formation costs to be incurred by each Party related to the development of the Company, including negotiation of arrangements with third parties, that shall be expenses of and properly charged to the Company. In that regard, the Parties intend to incur all costs in a manner that will enable them to be invoiced in U.S. Dollars. To the extent that it is not possible, costs that are incurred in a currency other than U.S. Dollars shall be the lower of the U.S. Dollar equivalent for such amount:

(i)	converted into U.S. Dollars at the exchange rate published on the relevant Bloomberg page for the date of receipt of the relevant invoice; or

(ii)	such other currency in accordance with the relevant contract or in accordance with separate arrangements with the relevant Third Party.

Exhibit 10.38

25.15	Reliance

(a)	Each Shareholder:

(i)
confirms on behalf of itself and its Affiliates that, in entering into this Agreement, it has not relied on any express or implied representation, warranty, assurance, collateral contract, covenant, indemnity, undertaking or commitment which is not expressly set forth or referred to in this Agreement; and

(ii)
waives all rights and remedies which, but for this clause 25.15, might otherwise be available to it in respect of any such express or implied representation, warranty, collateral contract or other assurance.

(b)	Nothing in this clause 25.15 limits or excludes any liability for fraud.

(c)	Each Shareholder acknowledges and agrees on behalf of itself and its Affiliates that:

(i)
any information provided to it by the other Shareholder or its Affiliates in connection with this Agreement (the Information) does not purport to be all inclusive and that no representation or warranty, express or implied, has been or will be made by the Shareholder providing the Information or any of its Affiliates, directors, managers, officers, employees, agents or advisers as to the accuracy, reliability or completeness of any of the Information; and

(ii)	the Shareholder providing the Information shall not:

(A)	have any liability to the Shareholder receiving the Information or to any other Person resulting from the use of such Information by the receiving Shareholder or its Affiliates; or

(B)	be under any obligation to provide further Information, update Information or correct any inaccuracies in Information; and

(iii)	each Shareholder is responsible for making its own evaluation of the Information.

25.16	Prohibited Payments
No Party or any of its Affiliates, employees, agents, or subcontractors, or their employees or agents, shall make payment or give or take anything of value to or from any official (including any officer or employee of any department, agency, or instrumentality) or other Person to influence his or its decision, or to gain any other advantage for itself, the Company or any of its Affiliates. A Party becoming aware of a violation of this clause 25.16 by one (1) of its Affiliates, employees, agents or subcontractors, or their employees or agents, shall immediately notify the other Party of the potential violation of this clause 25.16 and hold the other Party harmless for all Losses and expenses arising out of such violation.

25.17	No Partnership
It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create:

(a)	a partnership, association or trust, or to authorize a Party to act as an agent, servant, or employee for another Party; or

Exhibit 10.38

(b)	any fiduciary relationship between the Parties as co-ventures or otherwise.

25.18	No Deductions
All sums payable by a Shareholder under this Agreement shall be paid without deduction or withholding of any bank or transfer charges, Taxes, duties, fees, assessments or otherwise; provided that if a Shareholder is required by Applicable Law to make any deduction or withholding from any sum paid or payable to the other Shareholder, the paying Shareholder shall make such deduction or withholding and pay the relevant amount to the relevant entity.

25.19	No Set-Off
Unless otherwise expressly allowed under this Agreement, every payment payable under this Agreement shall be made in full without any set-off or counterclaim howsoever arising and shall be free and clear of, and without deduction of, or withholding for or on account of, any amount which is due and payable to any Shareholder under this Agreement or any other Transaction Agreement.

25.20	Beneficiary
This Agreement shall inure to the benefit of, and shall be enforceable by, the relevant Party and its respective successors and permitted assigns. Nothing contained herein shall be deemed to confer upon any Third Party any right or remedy under or by reason hereof.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed, in duplicate originals, by its duly authorized representatives as of the date first written above.

Exhibit 10.38

SIGNATORIES

SAUDI ARAMCO DEVELOPMENT COMPANY
By:	/s/ Yasser M. Mufti
Name:	Yasser M. Mufti
Title:	Chairman of the Board of Directors

In the presence of:
Signature of witness	/s/ Majid A. Mufti
Name of witness	Majid A. Mufti
Address of witness	Dhahran
Occupation of witness	Head of Upstream Transactions

Exhibit 10.38

ROWAN REX LIMITED
By:	/s/ Thomas P. Burke
Name:	Thomas Burke
Title:	Director and President

In the presence of:
Signature of witness	/s/ Hisham Al-Shehri
Name of witness	Hisham Al-Shehri
Address of witness	Dhahran
Occupation of witness	Drilling Eng.

Exhibit 10.38

SCHEDULE 1
ASSETS
PART 1
SAUDI ARAMCO RIG CONTRIBUTIONS

Saudi Aramco shall contribute, transfer and deliver to the Company the rigs listed in the below table, together with the related assets for each rig and all non-rig inventory, in accordance with the relevant Asset Transfer and Contribution Agreement.

Jack-up	Year In Service	Asset Contribution Date	Max water depth (feet)	Max drilling depth (feet)	Flag	Classification Society
SAR-201	1982	the Project Operations Date	200	20,000	Saudi Arabia	ABS
SAR-202	2012	the Project Operations Date	300	30,000	Saudi Arabia	ABS

PART 2
ROWAN RIG CONTRIBUTIONS

Rowan shall contribute, transfer and deliver to the Company the rigs listed in the below table, together with the related assets for each rig and all non-rig inventory, in accordance with the relevant Asset Transfer and Contribution Agreement.

Jack-up	Year In Service	Asset Contribution Date	Max water depth (feet)	Max drilling depth (feet)	Flag	Classification Society
JB58	2008	the Project Operations Date	300	35,000	Marshall Islands	ABS
BK56	2005	the Project Operations Date	300	35,000	Marshall Islands	ABS
GR38	1981	the Project Operations Date	300	30,000	Marshall Islands	ABS
SY55	2004	October 2018	300	35,000	Marshall Islands	ABS
HB57	2006	October 2018	300	35,000	Marshall Islands	ABS

Exhibit 10.38

SCHEDULE 2
FORMATION OF THE COMPANY

1.	Formation of the Company

1.1
As soon as reasonably practicable following the Effective Date, unless required in connection with Managed Rigs or Leased Rigs, Rowan shall terminate all of its existing joint venture, agency, or similar relationships in the Kingdom.

1.2
As soon as reasonably practicable following the Effective Date, each of the Shareholders shall use its best efforts to cause and shall apply for (and pursue such application for and provide all required documentation and information for) the Company to be established as a limited liability company duly organized and existing under the laws of the Kingdom and pursuant to the Articles of Association, which shall include:

(a)	each Shareholder having delivered to the other Shareholder the following documents:

(i)	an investment resolution issued by the governing body of such Shareholder's corporate organization setting forth:

(A)	the Company's name, corporate objectives and Authorized Capital and Initial Capital Contributions to be made by each Shareholder pursuant to paragraph 1.2(d) of this Schedule 2;

(B)	the capital split between the Shareholders as agreed in this Agreement; and

(C)	the names of its nominees to be appointed as members of the initial Board of Managers;

(ii)
evidence of issuing a power of attorney authorizing a lawyer licensed to practice in the Kingdom to submit documents, appear before authorities in the Kingdom and execute documents before the notary public on behalf of such Shareholder in connection with the formation of the Company;

(iii)
such Shareholder's corporate documents, including its articles of association/incorporation and commercial registration certificate, or their equivalent in the Shareholder's jurisdiction of incorporation, in each case where a Shareholder is not a company incorporated in the Kingdom, as notarized and legalized by the Kingdom's embassy in the Shareholder's jurisdiction of incorporation, and any other documents required by any Governmental Entity for the purposes of licensing the Company and the investment of, and Capital Contributions made by, the Shareholders, including all certified and authenticated translations thereof;

(iv)	in respect of Rowan, a completed and executed company/investor profile; and

(v)	all other documents as may be required by the authorities or any Governmental Entity for the purposes of the formation of, or procurement of requisite licenses for, the Company;

(b)	the Shareholders having applied to MOCI to reserve the proposed commercial name of the Company, and having obtained a valid name reservation receipt;

Exhibit 10.38

(c)
the Shareholders having obtained any preliminary approvals required from any relevant Governmental Entity to incorporate the Company and allow it to conduct the Business, or otherwise confirming with the relevant Governmental Entities that no license or approval is required;

(d)
the application to SAGIA (and to the extent permissible by SAGIA, under the fast track process) to issue the necessary foreign investment license(s) for the Company that names Saudi Aramco and Rowan as shareholders and lists the Company's Business as the licensed activities;

(e)	the Shareholders having executed the Articles of Association before a notary public in the Kingdom and having the notary public in the Kingdom notarize the Articles of Association;

(f)	the Shareholders having published the Articles of Association on MOCI's website within thirty (30) days from the date of notarization of the Articles of Association;

(g)
the Shareholders having opened a company under-formation bank account in respect of the Company (the Company Under-Formation Bank Account) with a bank licensed in the Kingdom to receive funds and hold corporate bank accounts (the Bank), and each Shareholder, subject to paragraph 4.2 of this Schedule 2, having deposited its Initial Capital Contribution to subscribe for its respective Shares in the Company in accordance with paragraph 4.1 of this Schedule 2;

(h)
the Shareholders having filed an application with MOCI for the registration of the Company in MOCI's Commercial Register within thirty (30) days from the date of notarization of the Articles of Association, and having obtained the Commercial Registration Certificate of the Company, which contains the accurate information of the Company and which names the initial members of the Board of Managers;

(i)
the Shareholders having delivered a notice to the Bank confirming and providing evidence of the issuance of the Commercial Registration Certificate and requesting the release of the Initial Capital Contributions made in accordance with paragraph 4.1 of this Schedule 2 to the Company; and

(j)
the Shareholders having satisfied any notification obligation and having received any required consents from the relevant Governmental Entities, whether such notification obligation or consent is required by law or as a matter of policy or practice.

1.3	The Company shall be formed on the date of its registration in the Commercial Register at MOCI (the Formation Date).

1.4
From and including the Formation Date, decisions taken by the steering committee established pursuant to the MOU (having authority to direct and supervise on behalf of the Shareholders certain aspects of the Business prior to the Formation Date of the Company) (the Steering Committee) shall be ratified and assumed by the Board of Managers.

1.5
The Shareholders shall each use commercially reasonable efforts to agree on and settle the terms of the Governance Charter as soon as reasonably practicable following the Formation Date. The Shareholders agree that the terms of the Governance Charter shall be consistent with the terms of this Agreement (as applicable).

Exhibit 10.38

2.	Conditions Precedent

2.1	The Shareholders shall cause the Company to commence the Business after the following conditions have been satisfied or waived in accordance with paragraph 2.4 of this Schedule 2:

(a)	the steps and actions set forth in paragraph 1 of this Schedule 2 having been performed in full;

(b)	the Company having been formed and registered in the Commercial Register at MOCI; and

(c)	unless required in connection with Managed Rigs or Leased Rigs, Rowan having terminated all of its existing joint venture, agency, or similar relationships within the Kingdom.

2.2
Each Shareholder shall provide such information and documents and such other assistance as may be reasonably required by the other Shareholder in order to be able to fulfil its obligations under this paragraph 2 of this Schedule 2.

2.3
The Shareholders shall use all reasonable endeavors to procure that the conditions of this paragraph 2 of this Schedule 2 are fulfilled as soon as possible and in any event on or before the date that is nine months from the Effective Date, including each Shareholder using all reasonable endeavors to cause the Company to issue all the required approvals and authorizations to enter into the Transaction Agreements to which the Company is a party promptly following the Formation Date.

2.4
The Shareholders may waive all or any of the conditions in paragraphs 2.1(a) and (b) of this Schedule 2 in whole or in part at any time by mutual agreement in writing. Saudi Aramco may waive the condition in paragraph 2.1(c) of this Schedule 2 in whole or in part at any time by notice to Rowan.

2.5
If the Conditions Precedent in this paragraph 2 of this Schedule 2 are not fulfilled or, where applicable, waived on or before the date specified in paragraph 2.3 of this Schedule 2 (or such later date as the Shareholders may agree in writing), either Shareholder may, by notice in writing to the other Shareholder, terminate this Agreement, in which case neither of the Shareholders shall have any rights or obligations under this Agreement (so that neither Shareholder shall have any claim against the other for costs, damages, compensation or otherwise), except:

(a)	in respect of any previous breach of this Agreement (including the terms of paragraph 2.3 of this Schedule 2); and

(b)	the provisions of clauses 1, 15 (so far as it relates to an obligation under this Agreement arising prior to such release), 17.6, 18, 19, 20, 22, 23, 24, and 25 and Schedule 9 shall continue to apply.

2.6
A Shareholder may not exercise a right of termination under paragraph 2.5 of this Schedule 2 if that Shareholder’s breach of this Agreement (including its obligations under paragraph 2.3 of this Schedule 2) is a material cause of, or resulted in, any Condition Precedent not being fulfilled by the date specified in paragraph 2.3 of this Schedule 2.

3.	Completion and Pre-Completion Formalities

3.1
The Shareholders shall promptly notify each other upon the satisfaction of the matters set forth in paragraph 2 of this Schedule 2, and Completion shall be deemed to have occurred upon the date of the latter notification.

Exhibit 10.38

3.2
On or before Completion (to the extent not already done on the Effective Date) the Shareholders shall execute and deliver, and shall procure that each of their relevant respective Affiliates and, following the Formation Date, the Company executes and delivers, each of the Transaction Agreements to which they are party.

3.3
Promptly following Completion, each Shareholder shall cause the Company to make the registrations required for the Company, including filing with the GAZT, GOSI, the Ministry of Labor and the Labor Office.

3.4	The Shareholders shall use best efforts to procure that the registrations referred to in paragraph 3.3 of this Schedule 2 are achieved as soon as possible.

4.	Initial Capital Contributions and Initial Ownership Interests

4.1	As at the Formation Date, the Authorized Capital shall be the Saudi Riyals (SAR) equivalent of fifty million U.S. Dollars (USD 50,000,000), whereby:

(a)
Saudi Aramco shall make an Initial Capital Contribution of the Saudi Riyals (SAR) equivalent of twenty-five million U.S. Dollars (USD 25,000,000), and shall have an initial Ownership Interest equal to fifty percent (50%); and

(b)
Rowan shall make an Initial Capital Contribution of the Saudi Riyals (SAR) equivalent of twenty-five million U.S. Dollars (USD 25,000,000), and shall have an initial Ownership Interest equal to fifty percent (50%), each such initial Capital Contribution being an Initial Capital Contribution.

4.2	The Initial Capital Contributions shall be deposited in the Company Under-Formation Bank Account on the condition that they will not be released until the earlier of:

(a)	the issuance of the Company's Commercial Registration Certificate, in which case they shall be released to the Company; or

(b)
the receipt by the Bank of a written notice signed by each Shareholder confirming the desire not to continue with the incorporation, in which case the Bank shall, and the Shareholders shall cause the Bank to, return to each Shareholder an amount equal to such Shareholder's Initial Capital Contribution.

5.	Asset Contributions

5.1
In addition to the Initial Capital Contributions set forth in paragraph 4.1 of this Schedule 2, each Shareholder shall contribute the relevant rigs (as set forth in Schedule 1) to the Company (together with all related assets and all non-rig inventory as further described in the relevant Asset Transfer and Contribution Agreement), in consideration for the Company entering into Subordinated Shareholder Loans with the Shareholders, in accordance with the terms of, and the valuation principles set forth in, the Asset Transfer and Contribution Agreements.

5.2
If a Shareholder contributes immediately available funds to the Company as a Matching Contribution (as defined in an Asset Transfer and Contribution Agreement), or otherwise in replacement of or as a balancing payment in respect of the contribution of a Contributed Rig, in accordance with the provisions of any Asset Transfer and Contribution Agreement, the Board of Managers shall, to the extent such amounts are not required to be retained to meet the working capital and/or operational requirements of

Exhibit 10.38

the Company for the then current Financial Year (as determined by the Board of Managers, acting reasonably taking into account the Business Plan for that Financial Year), apply such amounts as a mandatory prepayment of the Subordinated Shareholder Loans then outstanding to each Shareholder in proportion to the amount of Subordinated Shareholder Loans then held by each Shareholder relative to the aggregate then outstanding Subordinated Shareholder Loans.

5.3	If:

(a)
Saudi Aramco does not make a matching contribution required to be made in accordance with the terms of its Asset Transfer and Contribution Agreement on a Matching Contribution Date (as defined in such Asset Transfer and Contribution Agreement) in circumstances where it is permitted to withhold such payment due to a failure by Rowan to contribute or procure the contribution of a rig; or

(b)
Saudi Aramco contributes a Damaged Rig under the Saudi Aramco Asset Transfer and Contribution Agreement on a date which is not a ‘Matching Contribution Date’ (such terms as are defined in such Asset Transfer and Contribution Agreement), then if this results in the respective aggregate Shareholder Instruments (other than Authorized Capital) held by the Shareholders being unequal for a period of time, such inequality shall be ignored for the purposes of determining the Shareholders’ respective Ownership Interests, which in such circumstances shall be determined by the amount of Authorized Capital held by each Shareholder, unless and until all Assets (as defined in the relevant Asset Transfer and Contribution Agreements) and financial contributions have been made in accordance with the Asset Transfer and Contribution Agreements or an Asset Transfer and Contribution Agreement is terminated in accordance with its terms; at which point the determination of Ownership Interests shall be determined by reference to the aggregate of Shareholder Instruments extended by, or issued to or transferred to each Shareholder at or prior to the relevant time.

5.4
The Parties acknowledge that it is their intention that the Shareholders’ contributions under the Asset Transfer and Contribution Agreements, if made in accordance with the terms thereof, shall result in the issuance of Subordinated Shareholder Loans to the Shareholders in equal amounts on each Asset Contribution Closing Date (as defined in the Asset Transfer and Contribution Agreements).

6.	Invoicing of Formation Joint Costs and Expenses

6.1	On (or as soon as practicable after) the Formation Date and so far as is consistent with Applicable Law:

(a)
the costs and expenses incurred and paid by either of the Shareholders (or any of their Affiliates) in relation to the commencement or implementation of the Business and the formation of the Company prior to the Formation Date which were not borne in proportion to that Shareholder’s Ownership Interest and which have not been reimbursed to that Shareholder (or its Affiliate) shall be borne equally by the Shareholders up to an amount not exceeding five million U.S. Dollars (USD 5,000,000) in aggregate (the Formation Joint Costs and Expenses);

(b)
each of Saudi Aramco and Rowan shall issue statements to the Company in respect of Formation Joint Costs and Expenses incurred by each of them pursuant to paragraph 6.1(a) of this Schedule 2, together with reasonable supporting information;

Exhibit 10.38

(c)
the Board of Managers shall then determine whether to approve any such statements in relation to Formation Joint Costs and Expenses, having due regard to the approval mechanics by the Steering Committee under the MOU; and

(d)
upon approval of any Formation Joint Costs and Expenses, the relevant Shareholder shall issue an invoice to the other Shareholder in respect of that Shareholder’s Ownership Interest share of such Formation Joint Costs and Expenses (as applicable).

6.2
All costs relating to travel, lodging, fees and salaries of employees and separate advisers of the Shareholders (other than the Bank), including the Steering Committee under the MOU, shall be borne by each Shareholder individually without right of recovery from the other Shareholder, and shall not constitute the Formation Joint Costs and Expenses.

6.3
Each Shareholder shall be entitled to set off against any amount payable by it under paragraph 6.1(d) of this Schedule 2 the amount of any invoice payable to it under paragraph 6.1(d) of this Schedule 2. All amounts payable to a Shareholder in accordance with paragraph 6.1(d) of this Schedule 2 shall be paid in U.S. Dollars to the Shareholder to whom payment is to be made within thirty (30) days of receipt of a valid original invoice.

6.4
Further contributions of goods and services by any Shareholder to the Company may be, at the sole discretion of the General Assembly, either: (i) transferred and converted into Shareholder Instruments; provided that immediately after any such transfer and conversion the other Shareholder(s) shall make any additional Shareholder Injection required to ensure that the Shareholders' respective percentage Ownership Interests are the same as they were immediately prior to such transfer and conversion; or (ii) invoiced to the Company, in each case, solely to the extent approved by the General Assembly in accordance with clause 7.3 and in accordance with the approved Formation Joint Costs and Expenses.

7.	Drilling Contract
Without prejudice to the obligations of the Parties under clause 5 of this Agreement, the Parties recognize that the ability to obtain Third Party project financing for the purchase of the IK Manufactured Rigs is important to facilitating the economic success of the Company.  Therefore, following the Effective Date and prior to Completion, the Parties shall work together in good faith to improve the form of the Drilling Contract to assist the Company in obtaining Third Party project financing from a reputable international source to meet the Company’s payment obligations in respect of the purchase of IK Manufactured Rigs in accordance with the terms of this Agreement and the Rig Order Schedule.

8.	Saudi Aramco Shareholder
Saudi Aramco intends to transfer and assign all of its Shareholder Instruments, and its entire interest in each Transaction Agreement to which Saudi Aramco is a party to, to a newly incorporated Saudi Aramco Qualifying Affiliate as soon as practicable after the Effective Date (and in any event, with an intended transfer date to occur prior to the Project Operations Date). The Parties acknowledge and agree that:

(a)	the provisions of clauses 16.1(a), 16.1(b), 16.3 and 16.6 shall not apply to such transfer; and

(b)
on notice from Saudi Aramco, each Shareholder shall, and shall cause the Company and each of its applicable Affiliates to, use best efforts to promptly take all such actions as are necessary to be taken by them to:

Exhibit 10.38

(i)	effect such transfer, including all acts required to render such transfer legally valid and enforceable under Applicable Law;

(ii)	restate (or amend and restate, if applicable) this Agreement as if that transferee were named in this Agreement in place of Saudi Aramco effective on and from the Effective Date; and

(iii)
at Saudi Aramco’s election: (A) restate each other Transaction Agreement to which Saudi Aramco is a party as if that transferee were named in such agreements in place of Saudi Aramco effective on and from the Effective Date; or (B) novate each other Transaction Agreement to which Saudi Aramco is a party to such transferee, provided that in the case of paragraphs (ii) and (iii) above, each Shareholder agrees that any amendments or amendment and restatements of this Agreement or any other Transaction Agreement shall, unless otherwise agreed unanimously by the Shareholders, only be amended to refer to the Saudi Aramco Qualifying Affiliate which has become a party thereto in place of Saudi Aramco.

9.	Contracts with Third Parties
Once the Company is established, each Shareholder shall take appropriate action to (i) novate any contracts made between it or its Affiliates with Third Parties and solely related to the Business and (ii) obtain such assignments or consents, or take such other steps, as are needed to provide the Company with the benefit (and associated liabilities and obligations) of any such contracts which are related to both the Business and such Shareholders’ or its Affiliates’ operations or activities, in each case in accordance with the MOU to the Company or take other steps to transfer to the Company work requests or similar work performed by Third Parties related to the Business. For the avoidance of doubt, the costs of such contracts approved under the MOU incurred by each Shareholder in association with contracts entered into with Third Parties in relation to the Business shall be reimbursed by the Company.

Exhibit 10.38

SCHEDULE 3
CORPORATE STRATEGY
As part of the Business, the Shareholders shall cause the Company to, and the Company shall:

(a)	operate and manage owned and leased offshore drilling rigs in the Kingdom;

(b)
operate as a major offshore drilling contractor, including by owning and operating offshore drilling rigs to meet Saudi Aramco Customer's offshore drilling requirements, and to consider expanding the Business outside the Kingdom after the Company has met these requirements;

(c)
operate on a commercial basis with the Shareholders, realizing value for the Shareholders through the revenues and profits generated by the Business, rather than the extraction of value through provision of goods and services by the Shareholders to the Company, and always subject to clause 3.4;

(d)
once the Saudi Arabian Oil Company's offshore rig manufacturing joint venture (the IK Manufacturing JV) has been established, to purchase drilling rigs each year from the IK Manufacturing JV with a total purchase commitment of twenty (20) offshore drilling rigs as contemplated in Schedule 5;

(e)
achieve an offshore drilling rig fleet composition that will meet Saudi Aramco Customer's operational and market demand requirements, with each offshore drilling rig meeting or exceeding Saudi Aramco Customer and the Company's relevant requirements;

(f)	enter into a technical alliance agreement with the IK Manufacturing JV;

(g)
become a self-sustaining business within the Transition Period, except in relation to the funding required for the rig purchase commitments described in paragraph (d) of this Schedule 3. The agreed objective is for the Company to prepare for a transition away from the Services Agreement towards a Kingdom based service model during the Transition Period and with all services (within the scope of the Services Agreement) being provided by the Company or Third Party supplier(s) based in the Kingdom (or any combination thereof) in accordance with the Maximization of Local Content Policy; with the migration of such services commencing in 2020;

(h)	adhere to performance metrics set by Saudi Aramco Customer, as set out in the relevant Drilling Contracts;

(i)	not take part in the competitive bidding process that Saudi Aramco Customer runs for its offshore drilling services requirements, except to the extent permitted under clause 20.2;

(j)
create jobs in the Kingdom through localization of its supply chain and the proactive development of Saudi talent at all skill levels necessary to meet the Company's operational needs, to the extent commercially reasonable; and

(k)	offer compensation packages (as evidenced by total rewards surveys) for Saudi nationals that support the Company’s financial targets, to encourage employment of Saudi nationals by the Company.

Exhibit 10.38

SCHEDULE 4
RIG CATEGORIES AND ENGAGEMENT

1.	RIG CATEGORIES

1.1	The Company will, to the extent applicable, operate the following categories of drilling rigs:

(a)
drilling rigs contributed by a Shareholder to the Company (Contributed Rigs); provided that rigs under contract that are selected for contribution will only be contributed upon the earlier of expiration, termination or novation of such contracts and will be Managed Rigs (as defined below) until contributed;

(b)
in-Kingdom manufactured drilling rigs purchased by the Company from the IK Manufacturing JV (the first 20 of such rigs, excluding any rigs which the Company acquires pursuant to a mandate under an Asset Transfer and Contribution Agreement, being IK Manufactured Rigs);

(c)
drilling rigs owned a Shareholder but not contributed to the Company and not under contract to Saudi Aramco Customer, which may be leased and operated by the Company (Leased Rigs). To the extent that Saudi Aramco Customer requires drilling rigs in addition to these drilling rigs to be leased by the Company, then such rigs shall constitute Leased Rigs; and

(d)
drilling rigs owned by a Shareholder that are under contract to Saudi Aramco Customer prior to 1 December 2015 will be managed by the Company until expiration of their associated drilling contracts (Managed Rigs), and at contract expiration and subject to prior agreement, Managed Rigs will be re-categorized as either Contributed Rigs, Leased Rigs or will exit the Company's fleet; provided that each of the Scooter Yeargain and the Hank Boswell will continue as a Managed Rig until October 1, 2018, notwithstanding the termination date of its current drilling contract, and will thereafter be contributed to the Company and re-categorized as Contributed Rig.

1.2
Each of the above rig categories will be operated by the Company in accordance with the principles set forth in paragraph 3 of this Schedule 4, which for Leased Rigs and Managed Rigs will be further detailed in the Rig Lease Agreements and Rig Management Agreement, as applicable.

1.3
In the event Rowan acquires a drilling contractor that has rigs contracted to Saudi Aramco, the Shareholders will mutually determine the treatment of such contracted rigs, always subject to the provisions of clause 20.2.

2.	PRICING MECHANISM

2.1
Subject to paragraph 3.2(a) of this Schedule 4, the daily rig rates which will apply to all Company owned and operated rigs (other than Managed Rigs) shall be equal to the Benchmark (as defined below) less the Pricing Discount (as defined below) (the Pricing Mechanism). The Pricing Mechanism will be used to determine the renewal rates on the execution of each Drilling Contract for Company owned and operated rigs (other than Managed Rigs) (the Renewal Rates).

2.2	Saudi Aramco and Rowan will develop a pricing benchmark (Benchmark) to be used as a basis to determine daily rig rates less a discount, reflecting the following principles:

(a)	Rig Classes are set forth in Annex 1 to this Schedule 4;

Exhibit 10.38

(b)
a separate Benchmark for each Rig Class is calculated using data from IHS ODS Petrodata or awarded by Saudi Aramco Customer for two (2) markets. The first market (Saudi Aramco Fixtures) is specific to Saudi Arabia, consisting of Saudi Aramco-awarded new day rate fixtures for a specific Rig Class. For the avoidance of doubt, the day rates fixtures associated with Contributed Rigs or IK Manufactured Rigs subject to this Pricing Mechanism shall not be included in the Saudi Aramco Fixtures. The second market (Global Fixtures) will consist of all other new day rate fixtures in the international competitive market, excluding Norway and any other niche harsh environment market(s), for the specific Rig Class;

(c)
a Benchmark is calculated by taking the average of the set of fixtures from the preceding one hundred and eighty two (182) days from the time of contract renewal for both Saudi Aramco Fixtures and Global Fixtures for the specific Rig Class, weighted by fixture quantity from each market;

(d)
a Benchmark may be adjusted to take into account material variations of pricing based on rig age, specification, one-off factors such as mobilization, upgrades and other market variations as determined to be appropriate, etc.;

(e)
if the collection of fixture data for the Benchmark is disputed by a Shareholder prior to the setting of a Renewal Rate, such Shareholder shall state its objection and such disputed fixture data shall be validated and, if applicable, corrected, by an independent third party expert (to be appointed by the Parties or, failing such agreement within five (5) Business Days, to be appointed in accordance with the provisions of paragraph 5 of Schedule 8), with the remedies for errors within ten (10) Business Days of appointment; and

(f)
Renewal Rates shall not be set below the Price Floor Rate. For the purpose of this paragraph 2.2(f) of this Schedule 4, Price Floor Rate is the rate at which the Company realizes [**] net profit margin (excluding all non-cash charges, such as depreciation). OPEX, G&A, and other cash charges will be assumed to be the average of the previous Financial Year for similar rigs operated by the Company (as set out in the audited Financial Statements for such Financial Year). For the avoidance of doubt all capital expenditures incurred or expected to be incurred will not be included in determining the Price Floor Rate.

An example calculation is set forth in Annex 2 to this Schedule 4.

2.3	Except where otherwise agreed, the Pricing Discount will be [**] off the applicable Benchmark applied to all drilling contracts entered into between the Company and Saudi Aramco Customer.

3.	RIG ENGAGEMENT

3.1	Initial contracts for Contributed Rigs

(a)
Upon contribution, the Company and Saudi Aramco Customer will enter into an initial three (3) year Drilling Contract for each Contributed Rig at rates to be agreed between the Company and Saudi Aramco Customer, which are consistent with the Pricing Mechanism.

(b)
In respect of the twelve (12) year period commencing at the end of the initial three (3) year Drilling Contract for a Contributed Rig, provided that: (i) such Contributed Rig has not exited the Company’s fleet and continues to meet or exceed the technical and operational requirements of Saudi Aramco Customer; and (ii) Saudi Aramco and Rowan each hold an Ownership Interest

Exhibit 10.38

of at least twenty percent (20%), the Drilling Contract for such Contributed Rig will be renewed for subsequent three (3) year terms at rates which are consistent with the Pricing Mechanism.

(c)	The initial day rates for the Contributed Rigs will be as set out in the following table:

Rig	Initial day rate (USD)
SAR 201	79,500
SAR 202	195,000
GR38	69,000
Bob Keller	130,320
JP Bussell	130,320

3.2	Initial contracts for IK Manufactured Rigs

(a)
The Company and Saudi Aramco Customer will enter into an initial eight (8) year Drilling Contract for each IK Manufactured Rig (to commence once such rig has been delivered to the Company and has passed all quality and inspection tests and is capable of operating in accordance with Saudi Aramco Customer’s technical and operational requirements) with a pricing mechanism that targets a full return of the Rig Costs with a daily rig rate, to be determined by the EBITDA Payback Model (as provided below), set to achieve EBITDA payback in [**] years.

(b)
The EBITDA Payback Model for each IK Manufactured Rig shall contain the following inputs that will be used to determine the New Build Day Rate (as defined below) for that IK Manufactured Rig during its first drilling operations contract:

(i)	New Build Day Rate: The daily rate that will achieve payback on investment over a [**] year period based on the single rig EBITDA for an IK Manufactured Rig.

(ii)
Rig Cost: provided that crew ramp up costs during the construction period and construction project management costs (for the purposes of this Schedule 4) shall in aggregate be capped as follows: (x) at [**] of the relevant Purchase Price in respect of the first IK Manufactured Rig of a particular class purchased by the Company; (y) capped at [**] of the relevant Purchase Price (regardless of when purchased in the rig purchase program) in respect of the second and third IK Manufactured Rigs of the particular class purchased by the Company; and (z) capped at [**] of the relevant Purchase Price (regardless of when purchased in the rig purchase program) in respect of all subsequent IK Manufactured Rigs of the particular class purchased by the Company.

(iii)	Rig Operating Expenses (OPEX): OPEX (excluding operating expenses paid for by Saudi Aramco Customer) will include the following:

(A)	offshore labor;

(B)	fringes;

Exhibit 10.38

(C)	repairs & maintenance;

(D)	training;

(E)	catering;

(F)	freight and duties;

(G)	rentals;

(H)	rig moves; and

(I)
all other direct rig operating costs (including, but not limited to, medics, travel, satellite communications, rig insurance, and any other goods and services procured at the direction of Saudi Aramco Customer pursuant to the Drilling Contract).

For the first IK Manufactured Rig that is acquired, the OPEX will be assumed to be the average of the previous Financial Year’s OPEX for similar rigs operated by the Company (as set out in the books and records of the Company for such Financial Year). For any subsequent IK Manufactured Rig, OPEX will be based on the average of the previous Financial Year’s OPEX for a similar rig (as set out in the audited Financial Statements for such Financial Year).

(iv)
Allocated Off-Rig OPEX General & Administrative Expenses (G&A): Expenditures of centralized functions not included in OPEX (above) will be allocated based on a percentage of overall revenue for all rigs operated by the Company. For the first IK Manufactured Rig that is acquired, the G&A will be assumed to be the average of the previous Financial Year’s G&A for similar rigs operated by the Company (as set out in the books and records of the Company for such Financial Year). For any subsequent IK Manufactured Rig, G&A will be based on the average of the previous Financial Year’s G&A for a similar rig (as set out in the audited Financial Statements for such Financial Year).

(v)	New Build Day Rate Utilization: [**].

(vi)	Inflation: [**] applied on an annual basis to the OPEX.

(vii)	Days in year: 365 days.
An example of the day rate calculation under the EBITDA payback model is set forth in Annex 3 to this Schedule 4.

(c)
In respect of the eight (8) year period commencing at the end of the initial eight (8) year Drilling Contract for an IK Manufactured Rig, provided that: (i) such IK Manufactured Rig continues to meet or exceed the technical and operational requirements of Saudi Aramco Customer; and (ii) Saudi Aramco and Rowan each hold an Ownership Interest of at least twenty percent (20%), the Drilling Contract for such IK Manufactured Rig will be renewed for subsequent three (3) year terms at rates which are consistent with the Pricing Mechanism.

3.3	Further contract renewals for Company owned rigs

Exhibit 10.38

(a)	In respect of Company owned rigs, and save as set forth in paragraphs 3.1 and 3.2 of this Schedule 4:

(i)
for so long as Saudi Aramco and Rowan each hold an Ownership Interest of at least twenty percent (20%) and the Company is meeting or exceeding all Performance Measures, Saudi Aramco agrees that it shall use commercially reasonable efforts to procure that Saudi Aramco Customer shall, when awarding new offshore drilling contracts, give preference to Company owned rigs; provided that the Company owns a rig which can, with the application of reasonable efforts and reasonable expenses: (i) taking into account the specification of such rig and the nature and scope of work to be performed, be mobilized within the required timeframe and perform the relevant drilling contract in a timely and efficient manner; and (ii) continue to meet or exceed the technical and operational requirements of Saudi Aramco Customer; and

(ii)	any Drilling Contract awarded, renewed or extended in respect of a Company owned rig following the initial term of such rig shall be at a daily rig rate that is consistent with the Pricing Mechanism.

(b)
If, at any time, thirty percent (30%) or more of the Company owned rigs (excluding any Company owned rig: (i) whose relevant Drilling Contract has been terminated for cause; or (ii) which is not meeting or exceeding all technical and operational requirements of Saudi Aramco Customer) are not contracted by Saudi Aramco Customer pursuant to a Drilling Contract for a continuous period of six (6) months or more in circumstances where Saudi Aramco Customer continues to award offshore drilling contracts to Third Parties during such period in a manner which is inconsistent with the principle set forth in paragraph 3.3(a)(i) of this Schedule 4, then Rowan shall, provided it is not a Defaulting Shareholder, have an option to sell all (but not some only) of the Shareholder Instruments held by Rowan to Saudi Aramco in accordance with the provisions of clause 16.9. Notwithstanding any other provision of this Agreement, Rowan hereby acknowledges and agrees that its sole and exclusive remedy in respect of, in connection with, or resulting from, any Drilling Contracts not being awarded in respect of Company owned rigs in a manner which is consistent with the principles set forth in paragraphs 3.1, 3.2 and/or 3.3(a)(i) of this Schedule 4 (as applicable), shall be as set forth in this paragraph 3.3(b).

3.4	Leased Rigs

(a)
If Saudi Aramco drilling requirements exceed the Company's existing fleet capability, the Company may lease rigs from Rowan, it being understood that Rowan will have no obligation to any such rigs to the Company. The EBITDAR (as defined further below) associated with a Drilling Contract for a Leased Rig shall be apportioned with Rowan retaining [**] as the lease (bareboat charter) rate, and the Company retaining [**] as the operator. The Company and Saudi Aramco Customer will enter into Drilling Contracts at daily rig rates that, unless otherwise agreed, are consistent with the Pricing Mechanism.

(b)	The Leased Rig Model on a per rig basis will contain inputs, as defined below, to determine lease rates of rigs leased by the Company (lessee) from Rowan (lessor):

(i)
Lease Rate: A rate payable to the lessor from the related Drilling Contract revenue after taking into consideration the gains and losses associated with it (i.e. OPEX, G&A, capital expenditures, and pro-rated SPS cost, if any). The rate will be determined based on the following formula:

Exhibit 10.38

Lease Rate = (Revenue – OPEX – G&A) x [**]

(ii)	Revenue: Aggregate of the amounts received by the Company under the Drilling Contract over a Leased Rig contract period.

(iii)	Rig Operating Expenses (OPEX): As defined in paragraph 3.2(b)(iii) above, except that the Lease Rate will be excluded from “rentals” in part (G) of such definition.

(iv)
Allocated Off-Rig OPEX General & Administrative Expenses (G&A): Expenditures of centralized functions not directly associated with operations will be allocated based on a percentage of overall revenue for all rigs operated by the Company.

In the event that a Leased Rig requires (i) Maintenance Capex, such amounts shall be paid in full by the Company; or (ii) a special periodic survey and/or Enhancements and Upgrades, such amounts shall be paid in full by Rowan (other than to the extent any such Enhancements and Upgrades are paid for by Saudi Aramco Customer). For the purpose of this paragraph, Enhancements and Upgrades shall mean functional improvements to the rig that increase the operating ability of the rig as decided by the rig owner or demanded by the customer.
An example of the lease rate calculation under the Leased Rig Model is set forth in Annex 4 to this Schedule 4.

3.5	Managed Rigs

(a)
Following the Formation Date, the Company will manage and operate each Managed Rig on behalf of Rowan per the terms of Rowan's contract with Saudi Aramco Customer. Rowan will be liable for the offshore operating expenses of Managed Rigs, and will receive all earnings from the Managed Rigs in exchange for retaining liability under the drilling contract; however, the Company will retain [**] of total revenues of each Managed Rig as a management fee.

(b)
The Parties acknowledge that it is their intention that the management fee is to be set at a level so as to keep the Company whole in respect of any costs it may incur in managing a Managed Rig and, as at the Effective Date, the Parties’ good faith estimate of such amount is equal to [**] of total revenues of each Managed Rig.

Exhibit 10.38

Annex 1
RIG CLASSES
All Rig Classes reflect only independent leg cantilever jack-ups rated for a minimum 300’ water depth.

1.	Older Standard Specification (applies to SAR 201 and 116-C): Assets delivered in the year 1990 or earlier with a derrick rating of less than 2,000,000 pounds;

1.	Newer Standard Specification Rigs (applies to New-Build IK Manufactured ‘2,000 HP’ rigs): Assets delivered after the year 1990 with a derrick rating of less than 2,000,000 pounds; and

2.
Newer High Specification Rigs (applies to SAR 202, Tarzan, 240-C, EXL, Super Gorilla, and New-Build IK Manufactured ‘3,000 HP’ rigs): Assets delivered after the year 1990 with a derrick rating of at least 2,000,000 pounds.

From time to time, Rig Classes may be modified, or new Rig Classes may be added as market conditions change. This is permissible with the mutual agreement of the Shareholders. Consideration should be given to ensure that the number of data points for the new or modified Rig Class is sufficient to ensure a robust benchmark.
Every Contributed Rig or IK Manufactured Rig will be categorized in one of the above Rig Classes for the application of the Pricing Mechanism.

Exhibit 10.38

ANNEX 2
PRICING MECHANISM EXAMPLE

Exhibit 10.38

Benchmark Calculation
Total Saudi + Global Fixtures	#	19	( e ) - ( (b ) + ( d )
Benchmark	$ / day	110,794	( f ) = (a ) * ( b ) / ( e ) + ( c ) * ( d ) / ( e )
Adjustments	$ / day	6,000	( g )
Adjusted Benchmark	$ / day	116,794	( h ) = ( f ) + ( g )
[**] Discount	$ / day	[**]	( i ) = [**] * ( h )
Daily Rig Rate	$ / day	[**]	( j ) = ( h ) - ( i )

NOTES

•	This example assumes that the daily rig rate is calculated for a ‘Newer Standard Specification Rig’, as of March 11, 2016.

•	For certain fixtures, the day rate will be unavailable from IHS ODS Petrodata. These fixtures are indicated by a blank in the ‘day rate’ field. These fixtures are excluded from the calculations.

•
This example includes a $6,000 per day adjustment, which takes into account for the rig of interest material variations of pricing based on rig age, specification, one-off factors such as mobilization, upgrades and other market variations as determined to be appropriate, etc.

Exhibit 10.38

ANNEX 3
DAY RATE EXAMPLE

[**]

Exhibit 10.38

ANNEX 4
LEASED RIG MODEL

Example Financial Model

Revenue	$'000/Year	68,328	(h) = (a) x (d) x (e)
Opex	$'000/Year	20,075	(i) = (b) x (d)
G&A	$'000/Year	3,650	(j) = (c) x (d)
EBITDAR	$'000/Year	44,603	(k) = (h) - (i) - (j)
Bareboat charter fee to Rowan	$'000/Year	[**]	(m) = (k) x (f)
EBITDA	$'000/Year	[**]	(n) = (k) - (m)

Exhibit 10.38

SCHEDULE 5
IK MANUFACTURING JV

1.	The Shareholders agree and shall take all steps necessary to ensure that the Company enters into, and the Company shall enter into:

(a)
rig purchase agreements with the IK Manufacturing JV (together with related agreements (as appropriate) with Persons (other than the IK Manufacturing JV) in connection with the manufacture, supply, delivery and/or installation of plant and equipment (including spares, handling tools, tubulars, Schedule G compliance items) to purchase at least twenty (20) offshore IK Manufactured Rigs, such purchases to be spread as evenly as possible over a ten (10) year period commencing from the date the IK Manufacturing JV achieves commercial operations and is capable of accepting orders for new rigs and otherwise, but not earlier than, in accordance with the Rig Order Schedule; and

(b)	technical alliance agreements with the IK Manufacturing JV to support the IK Manufacturing JV’s operations.

2.
The Company shall ensure that any payments to the IK Manufacturing JV in respect of an IK Manufactured Rig before delivery do not exceed [**] of the portion of the Purchase Price payable to the IK Manufacturing JV.

3.
The Shareholders agree and shall take all steps necessary to ensure that the Company procures, and the Company shall procure, its drilling rig maintenance, repair and overhaul (MRO) services from the IK Manufacturing JV (once established), provided that such MRO services are competitive from a total cost perspective with other MRO providers operating in the Kingdom, and are delivered in a timely and efficient manner.

4.	In addition, Rowan or one (1) of its Affiliates will commit to purchase at least six (6) offshore drilling rigs from the IK Manufacturing JV to fulfill its out-of-Kingdom requirements, provided that:

(a)	Rowan intends to purchase rigs;

(b)	the rigs produced by the IK Manufacturing JV are fit for purpose for the markets in which Rowan competes; and

(c)	the rigs are competitive from a total cost of ownership perspective.

Exhibit 10.38

SCHEDULE 6
COMMITMENT AMOUNTS

Shareholder	Formation & Contribution Commitment Amount (A)	New Build Rig Capital Commitment Amount (B)	Commitment Amount (C)
Saudi Aramco	USD 665,250,000	USD 1,250,000,000	USD 1,915,250,000
Rowan	USD 665,250,000	USD 1,250,000,000	USD 1,915,250,000
Total	USD 1,330,500,000	USD 2,500,000,000	USD 3,830,500,000
The Formation & Contribution Commitment Amounts of the Shareholders as set forth in Column (A) of the table above will be funded and/or contributed in accordance with the provisions of paragraph 4 of Schedule 2 and the Asset Transfer and Contribution Agreements in accordance with the schedule set forth below:

Funding Date	Saudi Aramco		Rowan
Formation Date	USD 25,000,000	Cash	USD 25,000,000	Cash
Not earlier than January 1, 2017	USD [**]	SAR 201, SAR 202,cash	USD [**]	JP Bussell, Gilbert Rowe, Bob Keller
Not earlier than January 1, 2017	USD [**]	Inventory, cash	USD [**]	Inventory
Not earlier than October 1, 2018	USD [**]	Cash	USD [**]	Scooter Yeargain
Not earlier than October 1, 2018	USD [**]	Cash	USD [**]	Hank Boswell
Total	USD 665,250,000		USD 665,250,000

1.
The Formation & Contribution Commitment Amount set forth in Column (A) in the first table above and the contributions of the Shareholders in respect of inventory (and, in the case of Saudi Aramco, cash) set forth in row 3 of the second table above shall be adjusted, as necessary, to reflect the Asset Contribution Value of Non-Rig Inventory (each as defined in the Asset Transfer and Contribution Agreements) as determined in accordance with paragraph 2 of Schedule 1 of the Saudi Aramco Asset Transfer and Contribution Agreement and paragraph 2 of Part 2 of Schedule 1 of the Rowan Asset Transfer and Contribution Agreement.

2.
The New Build Rig Capital Commitment Amount set forth in Column (B) in the first table above, subject to paragraph 3 (below), represents the maximum aggregate amount of Shareholder Injections required (not taking into account any Third Party debt financing and/or Available Cash) to ensure the

Exhibit 10.38

Company has sufficient funds for the Rig Costs in respect of the purchase of the IK Manufactured Rigs as required by Schedule 5.

3.
The Shareholders agree that (i) no Shareholder will be required to make Shareholder Injections to fund the Company’s acquisition of IK Manufactured Rigs prior to the delivery of the first IK Manufactured Rig (other than in respect of deposits or payments of up to [**] of the Rig Cost of any IK Manufactured Rig ordered on or after January 1, 2018), and (ii) from and after the delivery of the first IK Manufactured Rig, no Shareholder will be required to make Shareholder Injections to fund the delivery of more than three (3) IK Manufactured Rigs during any twelve (12) month period.

4.
Save in respect of the delivery of the first IK Manufactured Rig which is purchased (in whole or in part) using Third Party debt financing, each time an IK Manufactured Rig is delivered, without regard to whether such rig is purchased with debt, equity, retained earnings or a combination of debt, equity and retained earnings, each Shareholder’s Commitment Amount will be reduced by an amount equal to the lesser of (a) the Rig Cost of the IK Manufactured Rig and (b) USD 250,000,000, less such amount of the applicable Rig Cost that was funded by Shareholder Injections into the Company, multiplied by the relevant Shareholder’s Ownership Interest.

5.
If, at any time, thirty percent (30%) or more of the Company owned rigs (excluding any Company owned rig: (i) whose relevant Drilling Contract has been terminated for cause; (ii) which is not meeting or exceeding all technical and operational requirements of Saudi Aramco Customer; or (iii) which cannot be mobilized within the timeframe required by Saudi Aramco Customer) are not contracted by Saudi Aramco Customer pursuant to a Drilling Contract for a continuous period of six (6) months, the Shareholders agree to defer purchases of IK Manufactured Rigs, without regard to whether such rig is purchased with cash originating from debt, equity, retained earnings or a combination of debt, equity and retained earnings, until such time as each such Company owned rig is subject to a Drilling Contract in respect of which the Company is generating revenue. For the avoidance of doubt, this provision will not apply to any IK Manufactured Rig for which construction is already in progress, (i.e., the initial deposit has been paid).

Exhibit 10.38

SCHEDULE 7
PERFORMANCE MEASURES
Part 1
The Management Team shall, as soon as practicable after the Formation Date, negotiate in good faith with Saudi Aramco Customer to establish appropriate performance indicators for the Company (such agreed indicators being the Performance Measures). The following Performance Measures are illustrative only.

1.	PERFORMANCE MEASURES

1.1	The Shareholders agree that the following are appropriate key Performance Measures for the Company:

(a)
HSE: The Company is expected to be a world class service provider with an outstanding HSE record and, in particular, should maintain a HSE record which is, for the first two years after the Project Operations Date, at or above the [**] percentile, and improving [**] per year thereafter until such time as it is at or above the [**] percentile, of offshore drilling operators operating in the Kingdom. For the purpose of measuring such performance, Saudi Aramco shall provide quarterly benchmarked HSE results for all offshore drilling operators operating in the Kingdom.

(b)
Operating Efficiency: The Company is expected to be a world class service provider with an outstanding operating efficiency and, in particular, should perform, for the first two years after the Project Operations Date, at or above the [**] percentile, and improving [**] per year thereafter until such time as it is at or above the [**] percentile, of offshore drilling operators operating in the Kingdom as measured by a drilling performance index (Drilling Performance Index) to be agreed amongst the Parties prior to the Project Operations Date. For the purpose of measuring such performance, Saudi Aramco shall provide quarterly benchmarked results for the agreed Drilling Performance Index.

The Drilling Performance Index to be agreed amongst the Parties may be based on the following inputs:

(i)	Rig Lost Time (%Rig LT/OT): amount of rig related lost time as percentage of the operating time of the rig.

(ii)
Inefficiency Lost Time (%ILT/OT): difference between actual operation duration and predefined Flat time KPI targets as a percentage of the operating time of the rig (Flat time, Tripping, Casing running, BOPEs, Wellhead work).

(iii)	Footage per Day (FT/D): amount of footage drilled per day,
and calculated as follows:
where:

(A)	DPI = Drilling Performance Index [%];

Exhibit 10.38

(B)	WF = Weighting Factors [%];

(C)	DoA = Degree Of Achievement [%];

(D)	ILT = Inefficiency Lost Time;

(E)	LT = Rig related Lost Time; and

(F)	FT/D = Drilled Footage per Day.

1.2	To ensure such HSE performance, the Management Team shall, at a minimum:

(a)
promote strong adherence to the HSE policy described in Part 2 to this Schedule 7 (HSE Policy), procedural discipline, stop work authority, job risk assessments and control of work. The Company’s goal is to achieve, at a minimum, [**] compliance with the HSE Policy; and

(b)	develop and update its training matrices to support a competent and well-trained work force. Senior rig crew positions will maintain [**] compliance with Tier 1 training requirements.

1.3	To ensure such operational efficiency the Management Team shall, at a minimum:

(a)	work closely with Saudi Aramco Customer (including the Drilling & Workover Department and Reservoir Engineers) to capitalize on emerging technology and enhance overall well deliveries;

(b)	maintain rigs in a safe and good working order, monitor repair cost, inventory and spare parts levels; and

(c)	promote a culture of awareness and incentives for employees to maximize the Drilling Performance Index.

1.4
In addition to the foregoing, Saudi Aramco Customer shall work diligently and in good faith with the Company to incorporate new technologies, procedures, functionalities, and systems on the Rigs as they become available and/or are developed by the Company.

2.	UNDERPERFORMING ACTIONS AND CONSEQUENCES

2.1
If the Company fails to meet a Performance Measure in two (2) consecutive quarters or four (4) quarters in any two (2) year period, a mitigation plan which sets forth the actions to be taken to increase performance to meet or exceed the relevant Performance Measure shall be developed by the Management Team and submitted to the Board of Managers for approval

2.2
If the Company continues to fail to meet the relevant Performance Measure six months following approval by the Board of Managers of the relevant mitigation plan, the Board of Managers shall consider and, if appropriate, implement such alternative steps as its deems necessary to improve performance, which may include changing members of the Management Team (subject to the Shareholders’ appointment rights in clause 8.6).

Exhibit 10.38

Part 2

1.	HSE POLICY

1.1
The Board of Managers shall, as soon as practicable after the Formation Date, establish a robust, coherent, integrated HSE policy, with the primary focus of continual improvement as well as the protection of workers from hazards and the elimination of work-related injuries, ill health, diseases, incidents and deaths. The HSE Policy will outline management’s responsibility for the protection of workers, the public, and the environment and will serve as the framework for success in HSE.

1.2	The HSE Policy shall include the following fundamental principles:

(a)	compliance with local legislation and international standards;

(b)	integration of pollution prevention into the decision making process at every hierarchical level of the Company;

(c)	outlining the organizational structure and delegations of authority in respect of HSE;

(d)	commitment towards HSE as well as working conditions;

(e)	the establishment of effective internal and external HSE communication protocols;

(f)	sufficient and effective workplace precautions to prevent harm to people at the point of risk;

(g)	effective risk management controls and appropriate methodology for identifying, analyzing and evaluating risks (including risk analysis for specific operations and job functions);

(h)	preventive measures and protective equipment;

(i)	emergency organization and emergency protocols;

(j)	position related requirements and training;

(k)	recording and monitoring of skills training;

(l)	procurement of goods and services – negotiation of contracts;

(m)	assessment and monitoring of sub-contractors and suppliers;

(n)	inspections of workplaces and facilities as well as checks on equipment reliability;

(o)	recording and reporting of accidents and incidents;

(p)	internal recording, analysis and investigation of accidents, incidents and near misses;

(q)	processing of observations made by the advisory and inspection bodies;

(r)	lessons learned;

(s)	HSE performance monitoring;

(t)	follow-up activities and corrective actions; and

Exhibit 10.38

(u)	HSE achievement and recognition.

1.3
The Board of Managers shall also establish lagging and leading key performance indicators (KPIs) related to its performance against the HSE Policy which is to be based on Saudi Aramco and international benchmarks.

1.4	The Company shall monitor and report on various HSE aspects including:

(a)	Environmental: Land, waste, spills, air, water and energy consumption.

(b)	Health and Safety:

(i)	Fatalities by incident category and activity.

(ii)	Lost time injury frequency (LTIF).

(iii)	Total recordable injury rate (TRIR).

Exhibit 10.38

SCHEDULE 8
FAIR PRICE

1.
The Fair Price will be the value which the Independent Valuator states in writing to be in its opinion the fair value of the Shareholder Instruments concerned on a sale as between a willing seller and a willing buyer. For the purposes of determining the Fair Price, the relevant Shareholders must instruct the Independent Valuator to conduct the valuation on the following basis:

(a)	in accordance with valuation standards, practices and principles of the International Valuations Standards Council (IVSC);

(b)	using the IVSC definition of "fair value" to determine the Fair Price;

(c)
having regard to the rights and restrictions attached to the Shareholder Instruments in respect of income, capital and voting but disregarding any other special rights or restrictions attached to those Shareholder Instruments;

(d)	assuming that a reasonable time is available in which to sell the Shareholder Instruments in an open market (and for that purpose ninety (90) Business Days is considered a reasonable time);

(e)	if the Company is then carrying on business as a going concern, assuming that it (and any of its Subsidiaries at that time) will continue to do so;

(f)	subject to the above, on any basis the Independent Valuator considers appropriate; and

(g)	the Fair Price must be expressed as a single amount and not as a range of values.

2.
The Company must promptly provide, and must procure that each Subsidiary promptly provides, to the Independent Valuator access to all facilities, books, records, documents, information and personnel necessary to make a fully informed determination in an expeditious manner.

3.
The Shareholders may, within twenty (20) Business Days of the Independent Valuator’s appointment, make written submissions and/or send documents to the Independent Valuator. The Independent Valuator must send copies of one Shareholder's submissions to the Company and to the other Shareholder for comment.

4.	The Independent Valuator must be engaged to act on the following basis:

(a)	the Independent Valuator must act as expert and not as arbitrator;

(b)	the terms of reference of the Independent Valuator must be as set out in paragraph 1 of this Schedule 8;

(c)
the Independent Valuator is entitled (to the extent it considers it appropriate) to base its determination on the information provided under paragraph 2 of this Schedule 8, any written submissions made under paragraph 3 of this Schedule 8 and on the accounting and other records of the Company;

(d)	the Independent Valuator must be instructed to deliver its determination of the Fair Price as soon as reasonably practicable and in any event within forty (40) Business Days of its

Exhibit 10.38

appointment or, if later, within thirty (30) Business Days after receipt of written submissions under paragraph 3 of this Schedule 8;

(e)	the determination of the Independent Valuator will (in the absence of fraud or manifest error) be final and binding on the Shareholders and may not be challenged or appealed; and

(f)	the costs of determination, including fees and expenses of the Independent Valuator (but excluding the Shareholders' own costs, which must be borne by the party incurring those costs), must be borne:

(i)	by the Defaulting Shareholder or Acquired Shareholder (as appropriate); or

(ii)	equally between the Shareholders in all other cases where the determination of the Fair Price is required under the Agreement.

5.
In the event the Shareholders are not able to reach an agreement regarding the appointment of the Independent Valuator within thirty (30) days of any dispute which has arisen regarding the Fair Price, the Independent Valuator shall be appointed by the ICC International Centre for ADR in accordance with the Rules for the Appointment of Experts and Neutrals of the International Chamber of Commerce. The Independent Valuator shall not be an accounting firm or investment bank that is affiliated with or associated with, or routinely retained by any Shareholder or any of its Affiliates, who by reason of such an association are ineligible to serve as the Independent Valuator.

6.
The Independent Valuator, once appointed, shall have no ex parte communications with any of the Shareholders. The Shareholders agree to cooperate fully with the Independent Valuator and provide the Independent Valuator with access to all facilities, books, records, documents, information and personnel necessary to make a fully informed decision in an expeditious manner.

7.
All proceedings before the Independent Valuator shall be conducted in the English language and all documents submitted in connection with such proceeding shall be in the English language or, if in another language, accompanied by a translation.

8.
Before issuing a final decision (Decision), the Independent Valuator shall issue a draft report to the Shareholders within sixty (60) Business Days from the appointment of the Independent Valuator or such other period as the Shareholders shall agree. The Shareholders shall have the right to comment on the draft report within ten (10) Business Days of its issuance.

9.
A Decision shall be final and binding on the Shareholders, save in the case of fraud or manifest error. Any Shareholder that wishes to challenge a Decision must commence arbitration in accordance with Schedule 9 within thirty (30) Business Days of its receipt of the Decision and set forth one (1) or more of the limited grounds set forth in this paragraph 9 as the basis for its challenge in its request for arbitration, failing which the Decision shall be final and binding.

10.
Except in the event of a challenge to the Decision in accordance with paragraph 9 of this Schedule 8, each Shareholder shall give effect to the Decision as of the fifth (5th) Business Day of its receipt of the Decision, including paying any amount payable as a result of the Decision. If the amount payable as a result of the Decision is not so paid, interest will accrue on that amount at the rate of LIBOR plus two percent (2%) per annum.

11.	The Independent Valuator shall have power to fix the reasonable amount of fees and expenses in connection therewith and they shall be borne in equal shares between the Shareholders.

Exhibit 10.38

SCHEDULE 9
DISPUTE RESOLUTION PROCEDURES

1.
Any dispute, controversy or claim arising under, out of or in connection with this Agreement, including any question regarding its existence, validity, breach or termination (a Dispute), shall be submitted to negotiation between the Shareholders involved in the Dispute, provided that the following shall not be included in the definition of Disputes and shall not be subject of these Dispute Resolution Procedures:

1.1	a dispute relating to the amount of dividends to be distributed (as contemplated in Schedule 10);

1.2	a dispute relating to the approval of a Business Plan (as contemplated in clause 9.3); and

1.3
a dispute relating to the determination of the Fair Price (as contemplated in clause 17.3), which such dispute shall be referred to an Independent Valuator, whose calculations shall be binding, prior to the instigation of any arbitration proceedings.

2.
If any Dispute has not been resolved by such negotiation within sixty (60) Business Days from the date on which one (1) or more Shareholders receive written notification from another Shareholder that a Dispute exists, then such Dispute shall be referred to and finally resolved by binding arbitration under the Arbitration Rules of the London Court of International Arbitration (the LCIA) as currently in force (the Rules), which Rules are deemed to be incorporated by reference into this Schedule 9.

3.
There shall be three (3) arbitrators. The claimant(s) shall nominate one (1) arbitrator with the Request for Arbitration. The respondent(s) shall nominate one (1) arbitrator with the Response, and the two (2) party-appointed arbitrators shall jointly nominate the third (who shall be the chairperson) within thirty (30) Business Days after the confirmation of the second arbitrator. If any of the arbitrators are not nominated within these deadlines, the LCIA shall, at the written request of any party to the arbitration, make the appointment in accordance with the Rules. Upon appointment in accordance with this paragraph 3 of this Schedule 9, the three (3) arbitrators shall constitute the Tribunal.

4.
The Shareholders expressly agree that, if there is more than one (1) claimant party and/or more than one (1) respondent party to the arbitration, paragraph 3 of this Schedule 9 will apply, provided that the claimant parties shall jointly nominate one (1) arbitrator and the respondent parties shall jointly nominate one (1) arbitrator. In the absence of such a joint nomination and where all parties to the arbitration are unable to agree on a method for the selection of the arbitrators, and notwithstanding that one (1) or more arbitrators may already have been nominated, the three (3) arbitrators shall be appointed by the LCIA Court, which shall designate which one (1) of such arbitrators shall act as chairperson of the Tribunal.

5.
The seat or legal place of the arbitration proceedings shall be in the Dubai International Financial Centre, located in Dubai, United Arab Emirates, and the language of the arbitration shall be English. All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by an English translation.

6.
Any award rendered in the arbitration shall be final and binding on the Shareholders and judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The award shall not be subject to appeal. For the avoidance of doubt, the Shareholders agree that no Shareholder shall have the right to apply or appeal to a court of another jurisdiction. The Tribunal shall have the right and authority to grant injunctive, declaratory and other equitable relief.

Exhibit 10.38

7.
The Shareholders irrevocably waive any claim to any damages in the nature of punitive or exemplary damages in excess of compensatory damages, and the Tribunal is specifically divested of any power to award such damages.

8.
The Shareholders agree that the documents which start any proceedings relating to a Dispute and any other document required to be served in relation to those proceedings may be served in accordance with clause 25.4. These documents may, however, be served in any other manner allowed by Applicable Law.

9.	The provisions of these Dispute Resolution Procedures are without prejudice to the Shareholders' rights to apply to any competent judicial authority for interim or conservatory measures.

Exhibit 10.38

SCHEDULE 10
DIVIDEND POLICY

1.
In accordance with the Companies Law, the Company shall annually set aside ten percent (10%) of its net profits as a statutory reserve, until the Shareholders resolve to cease such deductions after the statutory reserve reaches an amount equivalent to thirty percent (30%) of the Authorized Capital.

2.
After establishing any legal reserves as required by Applicable Law and taking into consideration all current and future operational and capital requirements of the Company as per the Business Plan and/or Long Range Plan and the requirements of any Third Party debt financing and Subordinated Shareholder Loans, to the extent permissible under Applicable Law, all the remaining available free cash shall be available for distribution as dividends to the Shareholders in proportion to their respective Ownership Interests. Dividend distributions shall be made in accordance with the recommendation of the Board of Managers and prior approval of the General Assembly as specified in this Agreement, after deduction of the Shareholders' respective Zakat and any income tax liabilities and withholding tax on such dividends.

3.
In the event that the Shareholders do not agree on the amount of the dividends to be distributed (or if any dividends should be distributed) during a resolution of the General Assembly, and if this disagreement is not resolved by negotiation between the Shareholders within fifteen (15) Business Days from the date when the decision could have been made but was not made because of such disagreement, the Company shall distribute dividends in accordance with the lowest amount of such dividends proposed by any Shareholder.

Exhibit 10.38

SCHEDULE 11
MAXIMIZATION OF LOCAL CONTENT POLICY

1.	Saudization

1.1
Saudization shall mean a national policy of the Kingdom, whereby the Company shall endeavor to maximize the utilization of Qualified Saudi contractors and material suppliers, during the construction phase of the Business, as well as all throughout the on-going operations of the Business that provide performance standards, price, quality, technical expertise and time of delivery as determined by the Board of Managers of the Company. In addition, the Company shall give priority to Qualified Saudi citizens over citizens of other countries in matters of recruitment and employment.

2.	Saudization Implementation, Strategy and Time Frame

2.1
Subject to, at all times, higher Saudization levels mandated by Applicable Law, the Company's target will be to have eighty percent (80%) of its entire workforce consisting of Saudi citizens, within five (5) Years of the Project Operations Date.

2.2	At a minimum, all requirements of Applicable Law as applicable to the Company regarding Saudi content shall be adhered to by the Company.

3.	Meaning of "Qualified" and Priority

3.1	Qualified shall be defined by reference to the following characteristics:

(a)	demonstrated and relevant qualifications, technical skills and capacity to provide services;

(b)	relevant and satisfactory employment experience or history; and

(c)	demonstrated attitude, behavior and motivation to work under the guidance of the Management Team of the Company.

3.2	Any candidate, Saudi or otherwise, who possesses these characteristics, at the time of selection, will be considered as Qualified.

3.3	Saudi citizens possessing all these characteristics will be given preference in selection and development.

3.4	Non-Saudis possessing all these characteristics will be employed or retained only if Qualified Saudi citizens cannot be identified.
The above criteria shall apply as a guideline to all positions in the Company, whether managerial, skilled or otherwise, as well as with respect to the award of contracts for services.

4.	Training Following Selection

4.1
With respect to employees, the training and development will be geared to the level of skill required of incoming employees; however, basic skills shall be assumed as part of the selection criteria. As such, all employees will receive core curriculum training suited to their respective disciplines which will cover the following areas, at a minimum:

(a)	Safety Training;

Exhibit 10.38

(b)	Technical/Functional Training;

(c)	High Performance Skills Training; and

(d)	Policies and Procedures of the Company.

4.2
Employees will not be trained to have the requisite aptitude, values, motivation and attitude. This will be considered a condition of employment. However, further development of skills that enable employees to work effectively and better understand the Company's approach, policies and procedures as developed by the Management Team will be provided to all as an enhancement program and shall be based on monitoring and identifying those areas that require further development.

Exhibit 10.38

SCHEDULE 12
FORM OF AGREEMENT OF SHA ADHERENCE

Date:	[Address] [Names of current Shareholders] [Name of Company] (together, the Continuing Parties) [Name of new Shareholder] (the New Shareholder)
The New Shareholder intends to become a Shareholder of Saudi Aramco Rowan Drilling Company, a limited liability company organized under the laws and regulations of the Kingdom of Saudi Arabia (the Company), and hereby agree with the Continuing Parties to comply with, and be bound by, all of the provisions of the Shareholders’ Agreement, dated as of [●] 2016 (the Shareholders’ Agreement), by and between [list parties at date of adherence] (a copy of which has been delivered to the New Shareholder and which the New Shareholder has initialled and attached to this Agreement of SHA Adherence for identification) in all respects as if the New Shareholder were a party to that Shareholders’ Agreement and were originally named in it as a Shareholder in place of [name of transferring Shareholder].
In addition, the New Shareholder hereby warrants to each of the Continuing Parties on the date hereof as follows:

(a)	the New Shareholder is duly organized, validly existing and in good standing under the respective laws of the jurisdiction in which it is organized;

(b)	the New Shareholder has all requisite power and authority to enter into the Shareholders’ Agreement and to perform the obligations contemplated thereby;

(c)
the execution and delivery of this Agreement of SHA Adherence and the Shareholders’ Agreement and the performance hereof and thereof have been duly authorized by all necessary action on the part of the New Shareholder;

(d)
each of this Agreement of SHA Adherence and the Shareholders’ Agreement constitutes the legal, valid and binding obligations of the New Shareholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

(e)
the New Shareholder has the capacity under the laws of its country of incorporation to agree to the choice of law and dispute resolution provisions set forth in the Shareholders’ Agreement, and such choice of law and dispute resolution provisions are enforceable against it under the laws of its country of incorporation;

(f)
neither the execution and delivery of this Agreement of SHA Adherence or the Shareholders’ Agreement nor the performance hereof or thereof will violate, conflict with, or result in a breach of any law or provision applicable to the New Shareholder’s organizational documents or any agreement, document or instrument to which it is subject or by which it or its assets are bound or require the consent or approval (if not already obtained) of any shareholder, partner, equity holder, holder of indebtedness of it or any other applicable person, or contravene or result in a breach of or default under or the creation

Exhibit 10.38

of any Encumbrance upon any property under any constitutive document, indenture, mortgage, loan agreement, lease or other agreement, document or instrument to which it is a party; and

(g)	the New Shareholder agrees to be bound by [insert details re the most recent Business Plan and Long Range Plan with respect to the funding obligations of each Shareholder].
The New Shareholder agrees to give written notice to the other Shareholders if any of the warranties made by it in this Agreement of SHA Adherence should prove to have been incorrect, incomplete or misleading.
The Continuing Parties undertake to the New Shareholder to observe and perform all the provisions and obligations of the Shareholders’ Agreement applicable to or binding on such party under the Shareholders’ Agreement as they fall to be observed or performed on or after the date of this Agreement of SHA Adherence and acknowledge that the New Shareholder shall, save where expressly provided otherwise, be entitled to the rights and benefits of the Shareholders’ Agreement as if the New Shareholder were named in the Shareholders’ Agreement in place of [name of transferring Shareholder].
IN WITNESS WHEREOF each of the parties has executed this Agreement of SHA Adherence on the date stated above.

[New Shareholder]
By:

Exhibit 10.38

SCHEDULE 13
FORM OF FUNDING NOTICE

[DATE]

Saudi Aramco Development Company
Saudi Aramco Al Midra Building, RM E-907A
Dhahran, 31311
Kingdom of Saudi Arabia
Attn: VP New Business Development
Rowan Rex Limited
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
Attn: Rowan Legal

Re:	Funding of Capital to Saudi Aramco Rowan Drilling Company
Ladies and Gentlemen:

Reference is hereby made to the Shareholders’ Agreement, dated as of [ ● ], 2016, between Saudi Aramco Development Company and Rowan Rex Limited (the Shareholders’ Agreement). Capitalized terms not otherwise defined shall have the meaning ascribed to them in the Shareholders’ Agreement.
Pursuant to Section [5.1(c)][5.2] of the Shareholders’ Agreement, you are advised, as a Shareholder of the Company, that Shareholder Injections are required in order to meet the Company’s capital requirements in the aggregate amount of $[ ● ] (the Requested Amount).
You are hereby requested to contribute, in the form of cash or cash equivalents, the amount of $[ ● ] (which represents the portion of the Requested Amount that corresponds to your Ownership Interest as of the date of this notice) on or before [DATE]. In exchange for your contribution, you will be issued Subordinated Shareholder Loans and/or Shares in the Company as set forth in Exhibit A hereto.

SAUDI ARAMCO ROWAN DRILLING COMPANY

By:
Name:
Title:

1Note: If the Funding Notice relates to funding of the acquisition of an IK Manufactured Rig, each Shareholder will contribute 50% of the Requested Amount pursuant to clause 5.4(b)(i) of the Shareholders’ Agreement.
2Note: To be the date which is 40 Business Days after the date of the Funding Notice pursuant to clause 5.4(b) of the Shareholders’ Agreement.

Exhibit 10.38

Exhibit A

Shareholder	Ownership Interest	Amount Due	Subordinated Shareholder Loans	Shares
Saudi Aramco Development Company	[ ● ]%	$[ ● ]	$[ ● ]	[ ● ]
Rowan Rex Limited	[ ● ]%	$[ ● ]	$[ ● ]	[ ● ]
Total:	100.00%	$[ ● ]	$[ ● ]	[ ● ]

Exhibit 10.38

SCHEDULE 14
FORM OF ROWAN GUARANTEE

THIS GUARANTEE (this Guarantee) is made as a deed poll on [●], 2016;
BY:

(1)	ROWAN COMPANIES PLC, a public limited company organized under the laws of England and Wales (together with its legal successors and permitted assigns, hereinafter referred to as the Guarantor);
in favour of:

(2)
SAUDI ARAMCO DEVELOPMENT COMPANY, a limited liability company incorporated and registered in the Kingdom with commercial registration number 2052002216 and with its registered office at P.O. Box 500, Dhahran, 3131, the Kingdom (together with its legal successors and permitted assigns, hereinafter referred to as Saudi Aramco);

(3)	SAUDI ARAMCO ROWAN DRILLING COMPANY, a limited liability company to be organized under the laws and regulations of the Kingdom of Saudi Arabia having its head office in The Kingdom (the Company),
(the Company and Saudi Aramco, each a Guaranteed Party and together the Guaranteed Parties, and together with the Guarantor, the Parties and each, a Party).
RECITALS:

(A)
Saudi Aramco Development Company and Rowan Rex Limited executed a shareholders’ agreement dated the date hereof (as amended and restated, supplemented or otherwise modified from time to time, the Shareholders’ Agreement);

(B)	The Guarantor owns, directly or indirectly, one hundred percent (100%) of the equity interests of each Subsidiary Shareholder;

(C)
As contemplated in the Shareholders’ Agreement, and as a condition to the Guarantor holding its Shares in the Company indirectly through its wholly-owned Subsidiary Shareholder, the Guarantor has agreed to guarantee the payment and performance of the Subsidiary Shareholder’s obligations under (and/or arising in connection with) the Shareholders’ Agreement and the other Transaction Agreements to which the Subsidiary Shareholder is a party on the terms set out in this Guarantee; and

(D)	The Guarantor hereby agrees that the giving of this Guarantee is for the commercial benefit of the Guarantor.
NOW THEREFORE it is hereby agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Except as otherwise expressly provided in this Guarantee, capitalised terms used in this Guarantee shall have the meanings given to them in the Shareholders’ Agreement. In this Guarantee, unless the context otherwise requires, the following terms shall have the following meanings:

Exhibit 10.38

Default shall bear the meaning set out in paragraph 2.3;
Demand shall bear the meaning set out in paragraph 2.3;
Guaranteed Party shall bear the meaning set out in the Preamble and shall be deemed to include: (i) the Company on and from the date it becomes a party to the Shareholders’ Agreement; and (ii) any Saudi Aramco Qualifying Affiliate on and from the date it becomes a party to the Shareholders’ Agreement;
Guarantor shall bear the meaning set out in the Preamble;
Notice shall bear the meaning set out in paragraph 5.3;
Obligations shall bear the meaning set out in paragraph 2.1;
Shareholders’ Agreement shall bear the meaning set out in the Preamble; and
Subsidiary Shareholder means: (i) Rowan Rex Limited, a limited company duly organised and existing under the laws of the British Overseas Territory of the Cayman Islands: (ii) and/or any Rowan Qualifying Affiliate which becomes a party to the Shareholders’ Agreement; and (iii) any Affiliate of the Guarantor which is a party to a Transaction Agreement.

1.2	Interpretation

Except as otherwise expressly provided in this Guarantee, the rules of interpretation set out in clause 1.2 of the Shareholders’ Agreement shall apply to this Guarantee save that references therein to “this Guarantee” shall, for purposes of this Guarantee be construed as references to this “Guarantee.”

2.	GUARANTEE AND INDEMNITY

2.1
Subject to paragraph 2.2 below, the Guarantor hereby unconditionally and irrevocably guarantees to each Guaranteed Party the due and punctual performance and observance by each Subsidiary Shareholder of all its respective obligations, commitments, undertakings, warranties, indemnities and covenants under or in connection with the Shareholders’ Agreement and the other Transaction Agreements to which a Subsidiary Shareholder is a party (the Obligations) and agrees to indemnify each Guaranteed Party on demand against all losses, damages, costs and expenses (including reasonable documented legal costs and expenses in respect of any enforcement of the Obligations and/or this Guarantee) which a Guaranteed Party may suffer through or arising from any breach by a Subsidiary Shareholder of the Obligations. The liability of the Guarantor as aforesaid shall not be released or diminished by any alterations of terms (whether of the Transaction Agreements, or otherwise) or any forbearance, neglect or delay in seeking performance of the Obligations or any granting of time for such performance or any other indulgence, provided, however, that the Guarantor’s obligations under this Guarantee shall continue subject to any such alteration, extension of time or other indulgence, or any waiver that may be granted.

2.2
On and from the date on which the relevant Subsidiary Shareholder’s Commitment Amount has been reduced to zero in accordance with the Shareholders’ Agreement, the express payment and indemnity obligations of the Subsidiary Shareholders under the Transaction Agreements shall no longer form part of the Obligations; provided that this paragraph 2.2 shall not exclude or limit the liability of the Guarantor in respect of any express payment obligation under any Transaction Agreement which has accrued and not been satisfied or any indemnity obligations in respect of which a Guaranteed Party has notified to the Guarantor, in all cases prior to such date.

Exhibit 10.38

2.3
If and whenever a Subsidiary Shareholder defaults in the performance of the Obligations and such default is not cured or remedied within the time limits set forth in the applicable Transaction Agreement (if any), after notice thereof by the Guaranteed Party to the Subsidiary Shareholder (the Default), the Guarantor shall upon demand, which shall reasonably specify the nature and amount, if any, of the Default (the Demand), unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of), in accordance with the terms and conditions of the applicable Transaction Agreement, the Obligations in regard to which such Default has been made, and so that the same benefits shall be conferred on the Guaranteed Party as it would have received if such Obligations had been duly performed and satisfied by the Subsidiary Shareholder. Subject to the first sentence of this paragraph 2.3, the Guarantor hereby waives any rights which it may have to require a Guaranteed Party to proceed first against or claim payment from the Subsidiary Shareholder, to the extent that as between a Guaranteed Party and the Guarantor, the latter shall be liable as principal obligor upon any aforesaid Default, as if it had entered into all of the Obligations jointly and severally with the Subsidiary Shareholder.

2.4
This Guarantee is in addition to and without prejudice to and not in substitution for any rights or security which a Guaranteed Party may now or hereafter have or hold for the performance and observance of the Obligations of each Subsidiary Shareholder.

2.5
The Guarantor shall not, after any Demand has been made hereunder, claim from a Subsidiary Shareholder any sums which may be owing to it from the Subsidiary Shareholder or have the benefit of any set-off or counter-claim or proof against, or dividend, composition or payment by, the Subsidiary Shareholder until all sums owing to each Guaranteed Party hereunder or under or in connection with the Obligations have been paid in full. The Guarantor reserves the right to assert defenses which the Subsidiary Shareholder may have to performance or payment of any Obligation under any Transaction Agreement, other than defenses arising from the bankruptcy, insolvency, dissolution, or liquidation of the Company, defenses arising from lack of due authorization, execution and delivery and defenses expressly waived in this Guarantee.

2.6	As a separate and independent stipulation, the Guarantor agrees that any Obligations which may not be enforceable against or recoverable from a Subsidiary Shareholder by reason of:

(a)	any Obligation being void or voidable;

(b)	any legal limitation, disability or incapacity of the Subsidiary Shareholder or the Guarantor;

(c)	any insolvency or liquidation of the Subsidiary Shareholder;

(d)	any merger, amalgamation or other change of status of the Guarantor; or

(e)	any other fact or circumstance,

shall nevertheless be enforceable against or recoverable from the Guarantor as though the same had been incurred by the Guarantor as principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand in accordance with and subject to the provisions of the Transaction Agreements and this Guarantee as if there were no such unenforceability or inability to recover.

2.7
Subject to the other provisions of this Guarantee, the obligations and liability of the Guarantor under or arising out of this Guarantee shall not be interpreted as imposing greater obligations and liabilities on the Guarantor than are imposed on the Subsidiary Shareholder under the Transaction Agreements.

Exhibit 10.38

2.8	The Guarantor warrants and confirms to each Guaranteed Party:

(a)	that it is duly incorporated and validly existing under the laws of England and Wales;

(b)	that it has full power under its articles of incorporation, articles of association and by-laws, as applicable, to enter into this Guarantee;

(c)	that it has full power to perform its obligations under this Guarantee;

(d)	that it has been duly authorised to enter into this Guarantee;

(e)	that it has taken all necessary corporate action to authorise the execution, delivery and performance of this Guarantee;

(f)	that this Guarantee when executed by the Parties hereto will constitute a binding obligation on it in accordance with its terms; and

(g)
that it has not received any written notice, nor to the best of its knowledge is there pending or threatened any notice, of any violation of any applicable law by it which is likely to have a material adverse effect on its ability to perform its obligations under this Guarantee.

2.9
The Guarantor warrants and confirms to each Guaranteed Party that it has not entered into this Guarantee in reliance upon, nor has it been induced to enter into this Guarantee by any representation, warranty or undertaking made by or on behalf of a Guaranteed Party (whether express or implied and whether pursuant to statute or otherwise) which is not set out in this Guarantee.

2.10
This Guarantee is a continuing guarantee and shall remain in operation until all the Obligations have been irrevocably and unconditionally satisfied or performed in full (regardless of any intermediate performance or payment).

2.11
Until all Obligations which may be or become due for performance or payment (as the case may be) under the Transaction Agreements or this Guarantee have been irrevocably performed or paid in full (as the case may be), the Guarantor shall:

(a)
not as a result of this Guarantee or any performance or payment under this Guarantee be subrogated to any right or security of any Subsidiary Shareholder or claim or prove in competition with a Guaranteed Party or any other Person or claim any right of contribution, set-off or indemnity; and

(b)
not take or hold any security from any Subsidiary Shareholder in respect of this Guarantee and any such security which is held in breach of this provision will be held by the Guarantor on trust for the Guaranteed Parties.

3.	GOVERNING LAW AND DISPUTE RESOLUTION

3.1	Governing Law

This Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of England and Wales.

3.2	Dispute Resolution

Exhibit 10.38

Any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Guarantee shall be settled in accordance with the dispute resolution procedures set forth in Schedule 9 of the Shareholders’ Agreement, which is incorporated herein mutatis mutandis, save that the seat or legal place of any proceedings shall be London, England.

3.3	Continuing Obligations

If a Dispute is referred to settlement pursuant to paragraph 3.2 above, unless the adjudicating body rules otherwise, the obligations of the Parties shall not be suspended and the provisions of this Guarantee shall continue to be carried out by the Parties.

4.	REPLACEMENT GUARANTEE
On or immediately after the Formation Date, the Guarantor shall enter into and deliver to the Company and Saudi Aramco a deed of guarantee in the form set out in the Appendix (the Replacement Guarantee) and, upon due execution and delivery by the Company and Saudi Aramco of the Replacement Guarantee, this Guarantee shall be of no further force and effect and will be returned to the Guarantor.

5.	GENERAL PROVISIONS

5.1
Except as otherwise provided in this Guarantee, every covenant, term and provision of this Guarantee shall, in accordance with its terms, be binding upon the Guarantor and its respective heirs, legatees, legal representatives, successors, transferees and permitted assigns.

5.2
The Guarantor shall not make or permit any Person connected with it to make any announcement concerning this Guarantee before, on or after the date hereof, except as required by applicable law or any competent regulatory body or with the prior written approval of the Guaranteed Parties hereto, such approval not to be unreasonably withheld or delayed.

5.3
Any Demand notice or other communication to be given under this Guarantee by one Party to another Party shall be given in writing in English and may be delivered in person (to the person designated to act and/or receive notice on behalf of the relevant Party) or sent by prepaid trackable courier service, or email at the following addresses, or such other address as the relevant Party may notify the other Parties in writing from time to time (a Notice).

Exhibit 10.38

If to the Guarantor:
Rowan Companies plc
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
Attn: General Counsel
Email: meltre@rowancompanies.com

with a copy to:

2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
Attn: Rowan Legal
Email: legal@rowancompanies.com

If to the Company:	Saudi Aramco Rowan Drilling Company [●] with a copy to: [●]
If to Saudi Aramco :
Saudi Aramco Al Midra Building, RM E-907A
Dhahran, 31311
Kingdom of Saudi Arabia
Attn: VP New Business Development
Email: yasser.mufti@aramco.com

with a copy to:

Saudi Aramco Main Administration Building, RM 335
PO Box 5000
Dhahran, 31311
Kingdom of Saudi Arabia
Attn: General Counsel
Email: nabeel.mansour@aramco.com

Any such Notice sent as aforesaid shall, if sent by email, be deemed delivered on the date of sending, if transmitted before 5.00 pm (local time at the country of destination) on any Business Day, and in any other case on the Business Day following the date of sending. In proving service of a Notice by email, it is sufficient to prove that the email was properly addressed and transmitted by the sender's server into the network and there was no apparent error in the operation of the sender's email system.

5.4
The Guarantor shall procure that, during the term of this Guarantee, the Guarantor owns or holds, directly or indirectly, one hundred percent (100%) of the legal and beneficial equity interest in each Subsidiary Shareholder.

5.5
All monies payable by the Guarantor to a Guaranteed Party hereunder shall be paid without deduction or withholding of any bank or transfer charges, Taxes, duties, fees, assessments or otherwise. If the Guarantor is required by applicable law to make any deduction or withholding from any sum paid or payable to a Guaranteed Party, the Guarantor shall make such deduction or withholding and pay the relevant amount to the Guaranteed Party, and shall gross up the sum payable to the Guaranteed Party so that the Guaranteed Party receives a net sum equal to what it would have received had such deduction, withholding or payment not been required or made.

5.6	This Guarantee shall terminate on the date that the Shareholders’ Agreement is terminated or any Subsidiary Shareholder ceases to be a Party to the Shareholders’ Agreement, in each case in accordance

Exhibit 10.38

with the terms thereof, except for any outstanding Obligations guaranteed under this Guarantee that have not been paid or performed by a Subsidiary Shareholder.

5.7
If any part (including any clause or part thereof) of this Guarantee shall be void or unenforceable by reason of any applicable law, it shall be deleted and the remaining parts of this Guarantee shall continue in full force and effect.

5.8	The rights and remedies provided by this Guarantee are cumulative and not exclusive of any rights or remedies provided by law.

5.9	This Guarantee shall inure to the benefit of, and shall be enforceable by, the Guaranteed Parties and its respective successors and permitted assigns.

5.10	This Guarantee shall take effect as a deed poll for the benefit of each Guaranteed Party.

5.11
This Guarantee and all related documents, instruments and other materials relating hereto (including Notices, demands, requests, statements, certificates or other documents or communications) shall be in the English language.

[Signature page follows]

Exhibit 10.38

IN WITNESS WHEREOF, this Guarantee is executed as a deed poll by the Guarantor on the date first above appearing.

Executed as a deed poll by    )
ROWAN COMPANIES PLC    )     ……………………………………
)    Director
)
)
)    ……………………………………
)     Director

Exhibit 10.38

APPENDIX

FORM OF REPLACEMENT GUARANTEE

THIS DEED OF GUARANTEE (this Agreement) is made and entered into on [ ● ];
BETWEEN:

(1)	ROWAN COMPANIES PLC, a public limited company organized under the laws of England and Wales (together with its legal successors and permitted assigns, hereinafter referred to as the Guarantor);

(2)
SAUDI ARAMCO DEVELOPMENT COMPANY, a limited liability company incorporated and registered in the Kingdom with commercial registration number 2052002216 and with its registered office at P.O. Box 500, Dhahran, 3131, the Kingdom (together with its legal successors and permitted assigns, hereinafter referred to as Saudi Aramco); and

(3)	SAUDI ARAMCO ROWAN DRILLING COMPANY, a limited liability company to be organized under the laws and regulations of the Kingdom of Saudi Arabia having its head office in The Kingdom (the Company),
(the Company and Saudi Aramco, each a Guaranteed Party and together the Guaranteed Parties, and together with the Guarantor, the Parties and each, a Party).
RECITALS:

(A)
Saudi Aramco and Rowan Rex Limited executed a shareholders’ agreement dated the date hereof (as amended and restated, supplemented or otherwise modified from time to time, the Shareholders’ Agreement);

(B)	The Guarantor owns, directly or indirectly, one hundred percent (100%) of the equity interests of each Subsidiary Shareholder;

(C)
As contemplated in the Shareholders’ Agreement, and as a condition to the Guarantor holding its Shares in the Company indirectly through its wholly-owned Subsidiary Shareholder, the Guarantor has agreed to guarantee the payment and performance of the Subsidiary Shareholder’s obligations under (and/or arising in connection with) the Shareholders’ Agreement and the other Transaction Agreements to which the Subsidiary Shareholder is a party on the terms set out in this Agreement; and

(D)	The Guarantor hereby agrees that the giving of this Agreement is for the commercial benefit of the Guarantor.
NOW THEREFORE the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Except as otherwise expressly provided in this Agreement, capitalised terms used in this Agreement shall have the meanings given to them in the Shareholders’ Agreement. In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

Exhibit 10.38

Default shall bear the meaning set out in paragraph 2.3;
Demand shall bear the meaning set out in paragraph 2.3;
Guaranteed Party shall bear the meaning set out in the Preamble and shall be deemed to include any Saudi Aramco Qualifying Affiliate on and from the date it becomes a party to the Shareholders’ Agreement;
Guarantor shall bear the meaning set out in the Preamble;
Notice shall bear the meaning set out in paragraph 5.3;
Obligations shall bear the meaning set out in paragraph 2.1;
Shareholders’ Agreement shall bear the meaning set out in the Preamble; and
Subsidiary Shareholder means: (i) Rowan Rex Limited, a limited company duly organised and existing under the laws of the British Overseas Territory of the Cayman Islands: (ii) and/or any Rowan Qualifying Affiliate which becomes a party to the Shareholders’ Agreement; and (iii) any Affiliate of the Guarantor which is a party to a Transaction Agreement.

1.2	Interpretation

Except as otherwise expressly provided in this Agreement, the rules of interpretation set out in clause 1.2 of the Shareholders’ Agreement shall apply to this Agreement save that references therein to “this Agreement” shall, for purposes of this Agreement be construed as references to this “Agreement.”

2.	GUARANTEE AND INDEMNITY

2.1
Subject to paragraph 2.2 below, the Guarantor hereby unconditionally and irrevocably guarantees to each Guaranteed Party the due and punctual performance and observance by each Subsidiary Shareholder of all its respective obligations, commitments, undertakings, warranties, indemnities and covenants under or in connection with the Shareholders’ Agreement and the other Transaction Agreements to which a Subsidiary Shareholder is a party (the Obligations) and agrees to indemnify each Guaranteed Party on demand against all losses, damages, costs and expenses (including reasonable documented legal costs and expenses in respect of any enforcement of the Obligations and/or this Agreement) which a Guaranteed Party may suffer through or arising from any breach by a Subsidiary Shareholder of the Obligations. The liability of the Guarantor as aforesaid shall not be released or diminished by any alterations of terms (whether of the Transaction Agreements, or otherwise) or any forbearance, neglect or delay in seeking performance of the Obligations or any granting of time for such performance or any other indulgence, provided, however, that the Guarantor’s obligations under this Agreement shall continue subject to any such alteration, extension of time or other indulgence, or any waiver that may be granted.

2.2
On and from the date on which the relevant Subsidiary Shareholder’s Commitment Amount has been reduced to zero in accordance with the Shareholders’ Agreement, the express payment and indemnity obligations of the Subsidiary Shareholders under the Transaction Agreements shall no longer form part of the Obligations; provided that this paragraph 2.2 shall not exclude or limit the liability of the Guarantor in respect of any express payment obligation under any Transaction Agreement which has accrued and not been satisfied or any indemnity obligations in respect of which a Guaranteed Party has notified to the Guarantor, in all cases prior to such date.

Exhibit 10.38

2.3
If and whenever a Subsidiary Shareholder defaults in the performance of the Obligations and such default is not cured or remedied within the time limits set forth in the applicable Transaction Agreement (if any), after notice thereof by the Guaranteed Party to the Subsidiary Shareholder (the Default), the Guarantor shall upon demand, which shall reasonably specify the nature and amount, if any, of the Default (the Demand), unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of), in accordance with the terms and conditions of the applicable Transaction Agreement, the Obligations in regard to which such Default has been made, and so that the same benefits shall be conferred on the Guaranteed Party as it would have received if such Obligations had been duly performed and satisfied by the Subsidiary Shareholder. Subject to the first sentence of this paragraph 2.3, the Guarantor hereby waives any rights which it may have to require a Guaranteed Party to proceed first against or claim payment from the Subsidiary Shareholder, to the extent that as between a Guaranteed Party and the Guarantor, the latter shall be liable as principal obligor upon any aforesaid Default, as if it had entered into all of the Obligations jointly and severally with the Subsidiary Shareholder.

2.4
This Agreement is in addition to and without prejudice to and not in substitution for any rights or security which a Guaranteed Party may now or hereafter have or hold for the performance and observance of the Obligations of each Subsidiary Shareholder.

2.5
The Guarantor shall not, after any Demand has been made hereunder, claim from a Subsidiary Shareholder any sums which may be owing to it from the Subsidiary Shareholder or have the benefit of any set-off or counter-claim or proof against, or dividend, composition or payment by, the Subsidiary Shareholder until all sums owing to each Guaranteed Party hereunder or under or in connection with the Obligations have been paid in full. The Guarantor reserves the right to assert defenses which the Subsidiary Shareholder may have to performance or payment of any Obligation under any Transaction Agreement, other than defenses arising from the bankruptcy, insolvency, dissolution, or liquidation of the Company, defenses arising from lack of due authorization, execution and delivery and defenses expressly waived in this Agreement.

2.6	As a separate and independent stipulation, the Guarantor agrees that any Obligations which may not be enforceable against or recoverable from a Subsidiary Shareholder by reason of:

(a)	any Obligation being void or voidable;

(b)	any legal limitation, disability or incapacity of the Subsidiary Shareholder or the Guarantor;

(c)	any insolvency or liquidation of the Subsidiary Shareholder;

(d)	any merger, amalgamation or other change of status of the Guarantor; or

(e)	any other fact or circumstance,

shall nevertheless be enforceable against or recoverable from the Guarantor as though the same had been incurred by the Guarantor as principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand in accordance with and subject to the provisions of the Transaction Agreements and this Agreement as if there were no such unenforceability or inability to recover.

2.7
Subject to the other provisions of this Agreement, the obligations and liability of the Guarantor under or arising out of this Agreement shall not be interpreted as imposing greater obligations and liabilities on the Guarantor than are imposed on the Subsidiary Shareholder under the Transaction Agreements.

Exhibit 10.38

2.8	The Guarantor warrants and confirms to each Guaranteed Party:

(a)	that it is duly incorporated and validly existing under the laws of England and Wales;

(b)	that it has full power under its articles of incorporation, articles of association and by-laws, as applicable, to enter into this Agreement;

(c)	that it has full power to perform its obligations under this Agreement;

(d)	that it has been duly authorised to enter into this Agreement;

(e)	that it has taken all necessary corporate action to authorise the execution, delivery and performance of this Agreement;

(f)	that this Agreement when executed by the Parties hereto will constitute a binding obligation on it in accordance with its terms; and

(g)
that it has not received any written notice, nor to the best of its knowledge is there pending or threatened any notice, of any violation of any applicable law by it which is likely to have a material adverse effect on its ability to perform its obligations under this Agreement.

2.9
The Guarantor warrants and confirms to each Guaranteed Party that it has not entered into this Agreement in reliance upon, nor has it been induced to enter into this Agreement by any representation, warranty or undertaking made by or on behalf of a Guaranteed Party (whether express or implied and whether pursuant to statute or otherwise) which is not set out in this Agreement.

2.10
This Agreement is a continuing guarantee and shall remain in operation until all the Obligations have been irrevocably and unconditionally satisfied or performed in full (regardless of any intermediate performance or payment).

2.11
Until all Obligations which may be or become due for performance or payment (as the case may be) under the Transaction Agreements or this Agreement have been irrevocably performed or paid in full (as the case may be), the Guarantor shall:

(a)
not as a result of this Agreement or any performance or payment under this Agreement be subrogated to any right or security of any Subsidiary Shareholder or claim or prove in competition with a Guaranteed Party or any other Person or claim any right of contribution, set-off or indemnity; and

(b)
not take or hold any security from any Subsidiary Shareholder in respect of this Agreement and any such security which is held in breach of this provision will be held by the Guarantor on trust for the Guaranteed Parties.

3.	GOVERNING LAW AND DISPUTE RESOLUTION

3.1	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of England and Wales.

3.2	Dispute Resolution

Exhibit 10.38

Any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement shall be settled in accordance with the dispute resolution procedures set forth in Schedule 9 of the Shareholders’ Agreement, which is incorporated herein mutatis mutandis, save that the seat or legal place of any proceedings shall be London, England.

3.3	Continuing Obligations

If a Dispute is referred to settlement pursuant to paragraph 3.2 above, unless the adjudicating body rules otherwise, the obligations of the Parties shall not be suspended and the provisions of this Agreement shall continue to be carried out by the Parties.

4.	GENERAL PROVISIONS

4.1
Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall, in accordance with its terms, be binding upon and inure to the benefit of the Parties and their respective heirs, legatees, legal representatives, successors, transferees and permitted assigns.

4.2
No Party shall make or permit any Person connected with it to make any announcement concerning this Agreement before, on or after the date hereof, except as required by applicable law or any competent regulatory body or with the prior written approval of the other Parties hereto, such approval not to be unreasonably withheld or delayed.

4.3
Each of the Parties confirms that this Agreement represents the entire understanding, and constitutes the whole agreement, in relation to their subject matter and supersede any previous agreements, arrangements or understandings between the Parties with respect thereto. Except as required by applicable law, no terms shall be implied (whether by custom, usage or otherwise) into this Agreement.

4.4
Any Demand notice or other communication to be given under this Agreement by one Party to another Party shall be given in writing in English and may be delivered in person (to the person designated to act and/or receive notice on behalf of the relevant Party) or sent by prepaid trackable courier service, or email at the following addresses, or such other address as the relevant Party may notify the other Parties in writing from time to time (a Notice).

Exhibit 10.38

If to the Guarantor:
Rowan Companies plc
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
Attn: General Counsel
Email: meltre@rowancompanies.com

with a copy to:

2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056
Attn: Rowan Legal
Email: legal@rowancompanies.com

If to the Company:	Saudi Aramco Rowan Drilling Company [●] with a copy to: [●]
If to Saudi Aramco:
Saudi Aramco Al Midra Building, RM E-907A
Dhahran, 31311
Kingdom of Saudi Arabia
Attn: VP New Business Development
Email: yasser.mufti@aramco.com

with a copy to:

Saudi Aramco Main Administration Building, RM 335
PO Box 5000
Dhahran, 31311
Kingdom of Saudi Arabia
Attn: General Counsel
Email: nabeel.mansour@aramco.com

Any such Notice sent as aforesaid shall, if sent by email, be deemed delivered on the date of sending, if transmitted before 5.00 pm (local time at the country of destination) on any Business Day, and in any other case on the Business Day following the date of sending. In proving service of a Notice by email, it is sufficient to prove that the email was properly addressed and transmitted by the sender's server into the network and there was no apparent error in the operation of the sender's email system..

4.5
This Agreement may be amended, and any term of this Agreement may be waived by, the unanimous written agreement of the Parties. The rights and remedies of the Parties under or in connection with this Agreement shall not be affected by the giving of any indulgence by the other Parties or by anything whatsoever, except a specific waiver or release in writing, and any such waiver or release shall not prejudice or affect any other rights or remedies of such Parties.

4.6
The Guarantor shall procure that, during the term of this Agreement, the Guarantor owns or holds, directly or indirectly, one hundred percent (100%) of the legal and beneficial equity interest in each Subsidiary Shareholder.

4.7
All monies payable by the Guarantor to a Guaranteed Party hereunder shall be paid without deduction or withholding of any bank or transfer charges, Taxes, duties, fees, assessments or otherwise. If the Guarantor is required by applicable law to make any deduction or withholding from any sum paid or payable to a Guaranteed Party, the Guarantor shall make such deduction or withholding and pay the relevant amount to the Guaranteed Party, and shall gross up the sum payable to the Guaranteed Party

Exhibit 10.38

so that the Guaranteed Party receives a net sum equal to what it would have received had such deduction, withholding or payment not been required or made.

4.8
This Agreement shall terminate on the date that the Shareholders’ Agreement is terminated or any Subsidiary Shareholder ceases to be a party to the Shareholders’ Agreement, in each case in accordance with the terms thereof, except for any outstanding Obligations guaranteed under this Agreement that have not been paid or performed by a Subsidiary Shareholder.

4.9
If any part (including any clause or part thereof) of this Agreement shall be void or unenforceable by reason of any applicable law, it shall be deleted and the remaining parts of this Agreement shall continue in full force and effect and, if necessary, the Parties shall use their best efforts to agree upon any amendments to this Agreement necessary to give effect to the spirit of this Agreement with due consideration to the economic interests pursued by each Guaranteed Party and each Subsidiary Shareholder and guided by the principles of reason and fairness.

4.10
The rights and remedies provided to the Parties under this Agreement are cumulative and are in addition to, and not in limitation of, other rights and remedies that may be available to any Party under this Agreement or applicable law, provided that the Parties agree to exclude, to the extent permissible, any right of termination of this Agreement arising under applicable law.

4.11	This Agreement shall inure to the benefit of, and shall be enforceable by, the relevant Party and its respective successors and permitted assigns.

4.12
The Company and any Saudi Aramco Qualifying Affiliate which becomes a Party to the Shareholders’ Agreement may enforce the terms of this Agreement against the Guarantor under the Contracts (Rights of Third Parties) Act 1999.

4.13
This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts together constitute one instrument.

4.14
This Agreement and all related documents, instruments and other materials relating hereto (including Notices, demands, requests, statements, certificates or other documents or communications) shall be in the English language, unless agreed otherwise by the Parties.

[Signature page follows]

Exhibit 10.38

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed as a deed by its duly authorised representatives as of the date first written above.

Executed as a deed by         )    ……………………………………
ROWAN COMPANIES PLC        )    Director
)
)
)     ……………………………………
)    Director

Executed as a deed by         )
SAUDI ARAMCO DEVELOPMENT    )
COMPANY        )    ……………………………………
)    Director
)
)

In the presence of:

Witness signature:    ……………………………………

Name:    ……………………………………

Address:    ……………………………………
……………………………………
……………………………………

Executed as a deed by         )
SAUDI ARAMCO ROWAN        )
DRILLING COMPANY        )    ……………………………………
)    Director
)
)

In the presence of:

Witness signature:    ……………………………………

Name:    ……………………………………

Address:    ……………………………………
……………………………………
……………………………………

Exhibit 10.38

SCHEDULE 15
FORM OF SUBORDINATED SHAREHOLDER LOAN